Exhibit 1.3

POSITION STATEMENT

OF

UNILEVER N.V.

DATED 11 OCTOBER 2017

REGARDING THE RECOMMENDED, UNCONDITIONAL AND IRREVOCABLE CASH OFFER BY UNILEVER CORPORATE HOLDINGS NEDERLAND B.V.

FOR 100% OF THE ISSUED PREFERENCE SHARES IN THE SHARE CAPITAL OF UNILEVER N.V.

This position statement is published in accordance with section 20(1) and annex G of the Dutch Decree on public offers Wft (Besluit openbare biedingen Wft)

IMPORTANT INFORMATION

This position statement (the “Position Statement”) does not constitute or form part of an offer to sell, or a solicitation of an offer to purchase or subscribe for, any securities to any person in any jurisdiction.

This Position Statement has been published by Unilever N.V. for the sole purpose of providing information to its preference shareholders (the “Preference Shareholders”) on the recommended, unconditional and irrevocable partial cash offer (the “Offer”) by Unilever Corporate Holdings Nederland B.V. (the “Offeror”), a wholly-owned subsidiary of Unilever PLC for all (depositary receipts for) 6% and 7% cumulative preference (sub)shares in the share capital of Unilever N.V. (the “Preference Shares”) against payment of the relevant offer prices set out in the table below, subject to and on the terms and conditions set forth in the offer memorandum dated 11 October 2017 (the “Offer Memorandum”), as required pursuant to section 20(1) and annex G of the Dutch Decree on public offers Wft (Besluit openbare biedingen Wft) (the “Decree”):

Type of Preference Share			ISIN code	Nominal value		Offer Price
6% Preference Subshares			NL0000388742	EUR	42.86	EUR	307.80
7% Preference Shares	7% Preference (whole) Shares		NL0000388726	EUR	428.57	EUR	3,262
	7% Preference Subshares	Depositary Receipts	NL0000388684	EUR	42.86	EUR	326.20
		Subshares of 7% Preference (whole) Shares for which no depositary receipts are issued	N/A

Capitalised terms in this Position Statement shall, unless otherwise defined in this Position Statement, have the meaning attributed to them in the Offer Memorandum.

Copies of this Position Statement are available for downloading on the website of Unilever N.V. (www.unilever.com/investor-relations/unilever-shares/about-shares/). Copies of this Position Statement are also available free of charge at the offices of Unilever N.V., the Exchange Agent and the Administrative Tender Agent at their addresses set out in Section 3.7 (Contact details) of the Offer Memorandum.

The Offer will be made in reliance on the exemption from certain requirements of Rule 13e-4 under the U.S. Securities Exchange Act of 1934, provided by Rule 13e-4(h)(8) thereunder, and otherwise in accordance with the requirements of U.S. and Dutch law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including, with respect to, (i) the offer timetable, (ii) extensions of the Acceptance Period and (iii) timing of payments that are different from those applicable under U.S. tender offer procedures and laws. The Offer Memorandum will be furnished to the U.S. Securities and Exchange Commission (the “SEC”) on Form CB.

The Offer is being made for the securities of a Dutch company and is subject to Dutch disclosure requirements, which are different from certain U.S. disclosure requirements. Any financial information included or referred to herein has been prepared in accordance with the International Financial Reporting Standards as adopted by the European Union (IFRS as adopted by the EU) and with part 9 of book 2 of the Dutch Civil Code and, accordingly, may not be comparable to financial information of companies in the U.S. or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S.

It may be difficult for U.S. Preference Shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws in connection with the Offer, since Unilever N.V. and the Offeror are located in countries other than the U.S., and some or all of their officers and directors may be residents of countries other than the U.S.

U.S. Preference Shareholders may not be able to sue the Offeror, Unilever N.V. or their respective officers or directors in a non-U.S. court for violation of U.S. securities laws. Further, it may be difficult to compel the Offeror, Unilever N.V. or their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the Offer, or passed any comment upon the adequacy or completeness of the Offer Memorandum. Any representation to the contrary is a criminal offence in the U.S.

The Offer will be made in Canada in reliance on the de minimis exemption under national instruments 62-104 of the Canadian Securities Administrators.

The Offeror and its Affiliates may purchase or arrange to purchase Unilever N.V. securities otherwise than pursuant to the Offer, such as in open market or privately negotiated purchases. To the extent that information about such purchases is required to be publicly disclosed in the Netherlands in accordance with applicable regulatory requirements, such information will be available on the website of the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, the “AFM”) (www.afm.nl) and on the website of Unilever N.V. (www.unilever.com/investor-relations/investor-news/press-releases/). As applicable, this information will also be publicly disclosed in the U.S.

The information included in this Position Statement reflects the situation as of the date of this Position Statement, unless otherwise indicated. Under no circumstances may the issue or distribution of this Position Statement be interpreted as implying that the information contained herein is true and accurate on a later date than the date hereof, unless otherwise indicated. Unilever N.V. does not undertake any obligation to publicly release any revision to this information to reflect events or circumstances after the date of this Position Statement, except as may be required by applicable securities laws or by any appropriate regulatory authority. Unilever N.V. is exclusively responsible for the accuracy and completeness of the information contained in this Position Statement.

This Position Statement includes forward-looking statements including statements about the expected timing and completion of the Offer. Forward-looking statements involve known or unknown risks and uncertainties because they relate to events and depend on circumstances that all occur in the future. Generally, words such as may, should, aim, will, expect, intend, estimate, anticipate, believe, plan, seek, continue or similar expressions identify forward-looking statements. Although Unilever N.V. believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such statements will be fulfilled or prove to be correct, and no representations are made as to the future accuracy and completeness of such statements. The forward-looking statements involve unknown risks, uncertainties and other factors, many of which are outside the control of Unilever N.V., and are difficult to predict. These forward-looking statements are not guarantees of future performance. Any such forward-looking statements must be considered together with the fact that actual events or results may vary materially from such forward-looking statements due to, among other things, political, economic or legal changes in the markets and environments in which Unilever operates, to competitive developments or risks inherent to the business plans of Unilever and to uncertainties, risk and volatility in financial markets and other factors affecting Unilever.

This Position Statement is governed by and shall be construed in accordance with the laws of the Netherlands, without prejudice to any applicable provisions of prevailing mandatorily applicable law.

The Amsterdam District Court (rechtbank Amsterdam), the Netherlands, and its appellate courts shall have exclusive jurisdiction to settle any dispute which might arise out of or in connection with this Position Statement, without prejudice to a Supreme Court appeal (cassatie) or to the jurisdiction of any other competent court pursuant to prevailing mandatorily applicable law.

Contents

Clause			Page

1	INTRODUCTION		6

2	BACKGROUND AND STRATEGIC RATIONALE		7

3	THE BOARD’S ASSESSMENT OF THE FINANCIAL ASPECTS OF THE OFFER		7

	3.1	Bid premia	7

	3.2	Substantiation of the Offer Price	9

	3.3	Assessment	10

4	IMPLICATIONS FOR UNILEVER EMPLOYEES AND PLACE OF BUSINESS		10

5	FINANCIAL INFORMATION		10

6	SHARE TRANSACTIONS		10

7	IRREVOCABLE UNDERTAKINGS, BUY-OUT AND DELISTING		11

8	RECOMMENDATION		11

Schedules

Schedule 1	Selected comparative financial information for the financial years 2016, 2015 and 2014

Schedule 2	Independent auditor’s report in respect of the selected comparative financial information for the financial years 2016, 2015 and 2014

Schedule 3	Financial statements for the financial year 2016, including the independent auditors’ report thereon

Schedule 4	Unaudited condensed consolidated interim financial information for the first half of the financial year 2017

Schedule 5	Independent auditor’s review report in respect of the unaudited condensed consolidated interim financial information for the first half of the financial year 2017

1                                        INTRODUCTION

Dear Preference Shareholder,

On 9 August 2017, Unilever announced that it had agreed terms with NN Investment Partners B.V. (“NN”) and ASR Nederland N.V. (“ASR”) for the acquisition of all their 6% Preference Subshares and 7% Preference Shares and its intention to acquire such Preference Shares by means of a public offer to be made by Unilever PLC (or any of its wholly-owned subsidiaries) against payment of the relevant offer prices set out in the table below:

Type of Preference Share			ISIN code	Nominal value		Offer Price
6% Preference Subshares			NL0000388742	EUR	42.86	EUR	307.80
7% Preference Shares	7% Preference (whole) Shares		NL0000388726	EUR	428.57	EUR	3,262
	7% Preference Subshares	Depositary Receipts	NL0000388684	EUR	42.86	EUR	326.20
		Subshares of 7% Preference (whole) Shares for which no depositary receipts are issued	N/A

Unilever has a dual-headed structure meaning that it has two holding companies: Unilever N.V. and Unilever PLC. Together with their group companies, Unilever N.V. and Unilever PLC operate as nearly as practicable as a single economic entity, and their boards comprise of the same directors.

Nevertheless, Unilever N.V. and Unilever PLC remain two distinct legal entities and consequently certain corporate, legal, tax, accounting and other matters relating exclusively to one of the two legal entities will be considered by the board of directors solely in its capacity as board of directors of that entity, and such entity may perform legal acts solely in its name rather than on behalf of the Unilever Group. Accordingly, the Offer is made by a wholly-owned subsidiary of Unilever PLC, while Unilever N.V. is acting as target company for purposes of the Offer. As such, the board of Unilever N.V. (the “Board”) has in the decision-making process in respect of the Offer taken into account the interests of Unilever N.V., the Unilever Group as a whole, its business, shareholders and other stakeholders, including its Preference Shareholders.

In this Position Statement, the Board would like to provide you with insight into its unanimous support for the Offer, the financial and strategic merits and the reasoned opinion of the Board in recommending the Preference Shareholders to accept the Offer and to tender their Preference Shares pursuant to the Offer.

In accordance with the rules applicable to partial public offers, Unilever N.V. will not hold an extraordinary general meeting to further elaborate on the Offer and therefore invites you to read this Position Statement and the Offer Memorandum carefully.

2                                        BACKGROUND AND STRATEGIC RATIONALE

The Preference Shares were issued by Unilever N.V. between 1927 and 1964 and have a high nominal value compared to ordinary shares in the share capital of Unilever N.V. Under Dutch law, ordinary and preference shares are entitled to voting rights in proportion to their nominal value at any general meeting. Due to their high nominal value, the Preference Shares represent a relatively high number of votes in the general meeting of Unilever N.V.

In 2011, Unilever N.V. launched a public offer for the Preference Shares. As a result of that public offer, Unilever N.V. acquired 376,793 6% Preference Subshares, 248 7% Preference (whole) Shares and 73,146 Depositary Receipts which it currently holds in treasury.

Now, the Offeror wishes to acquire the Preference Shares through the Offer. The Offer represents an important step towards simplification of Unilever’s capital structure and improving corporate governance by strengthening the link between economic interest and voting rights for shareholders.

On 6 April 2017, Unilever announced that it would review its legal structure with the objective of achieving greater simplification and strategic flexibility. Unilever also announced that it would investigate and take actions, if appropriate, that assist in implementing that corporate structure change. The acquisition of the Preference Shares through the Offer made by the Offeror constitutes such an action. Meanwhile, the review by Unilever of its legal structure is still pending and is expected to be completed by the end of 2017. Announcements on the outcome of the review will be made when appropriate.

The Preference Shares to be acquired under the Offer will be held by the Offeror (or Unilever PLC or an Affiliate thereof) for its own account at least until the review by Unilever of its legal structure has been finalised and implemented. No further decisions have been made by Unilever PLC in respect of future plans for the Preference Shares, other than to acquire any remaining Preference Shares not yet owned by any member of the Unilever Group following the Offer.

Unilever N.V. intends to cancel all Preference Shares it holds in treasury except for ten 6% Preference Subshares and one 7% Preference Share which Unilever N.V. will continue to hold for purposes of preventing a potential delay of the Buy Out as a result of the cancellation of all Preference Shares it holds in treasury. The Board adopted a resolution to this effect on 22 September 2017.

3                                        THE BOARD’S ASSESSMENT OF THE FINANCIAL ASPECTS OF THE OFFER

The Board has considered the key financial aspects associated with the Offer as described below.

3.1                              Bid premia

Below is an overview of (i) the bid premia represented by the Offer Price for the 6% Preference Subshares and the 7% Preference Subshares and (ii) the ratios between the Offer Price and the average listing of the 6% Preference Subshares and the 7% Preference Subshares on Euronext Amsterdam N.V. (“Euronext”) over the past twelve (12) months. The bid premium and ratio in respect of the 7% Preference (whole) Shares are not included as these are highly illiquid with the last trade shown in 2012.

Bid Premia

The Offer Price represents per 6% Preference Subshare:

(a)                                a premium of 263.8% to the closing price on 8 August 2017 (the “Reference Date”);

(b)                                a premium of 248.3% to the average closing price for the three (3) month period prior to and including the Reference Date; and

(c)                                 a premium of 253.5% to the average closing price for the twelve (12) month period prior to (and including) the Reference Date.

The Offer Price represents per 7% Preference Subshare:

(a)                                a premium of 288.3% to the closing price per 7% Preference Subshare on the Reference Date;

(b)                                a premium of 288.3% to the average closing price for the three (3) month period prior to (and including) the Reference Date; and

(c)                                 a premium of 267.8% to the average closing price for the twelve (12) month period prior to (and including) the Reference Date.

Ratio Offer Price listing for the past twelve (12) months

The ratio between the Offer Price and the average listing on Euronext of the 6% Preference Subshares and 7% Preference Subshares over the past twelve (12) months, calculated on the Reference Date, are 3.53 and 3.68 respectively.

Share price development

The graphs below show the share price development of the 6% Preference Subshares and 7% Preference Subshares on Euronext in the period from 29 September 2016 through 29 September 2017 compared to the Offer Price for the 6% Preference Subshares and 7% Preference Subshares.

6% Preference Subshares

Source: Bloomberg

7% Preference Subshares

Source: Bloomberg

3.2                              Substantiation of the Offer Price

The Board has observed that trade in the Preference Shares is very low; reference is made to the graphs above. The Preference Shares have historically traded around the present value of the dividend stream, which the Board currently estimates is in the range of EUR 110-160 million, depending on the applicable discount rate and other variables assumed.

The Offer Price offered under the Offer is the result of arms’ length negotiations with ASR and NN, in which negotiations the Offeror and Unilever PLC considered:

a)             the bond value of the Preference Shares: determined by the right of Preference Shareholders to a (perpetual) fixed dividend amount (see above);

b)             the premium of the Preference Shares: determined by the fact that the Preference Shares carry approximately 20% of the voting rights in the general meeting of Unilever N.V. and are non-cancellable, non-callable and non-convertible; and

c)              relevant tax, accounting, legal and investor relations considerations.

As a result of the applicable interest-rate, the 6% Preference Subshares represent a lower present value than the 7% Preference Shares. This difference in value is reflected in the different Offer Prices for the respective Preference Shares.

Additionally, each of the 7% (whole) Preference Shares is divided into ten (10) 7% Preference Subshares. Each of the 7% Preference Subshares represents one tenth (1/10) of the value of a 7% (whole) Preference Share.

3.3                              Assessment

Based on the above considerations, the Board considers that the Offer Price per respective Preference Share is attractive to the Preference Shareholders from a financial point of view.

4                                        IMPLICATIONS FOR EMPLOYEES AND PLACE OF BUSINESS

There will be no adverse consequences for the employees of Unilever N.V. as a direct or indirect result of the Offer, nor will the Offer have implications for the business operations and the place of business of Unilever N.V.

5                                        FINANCIAL INFORMATION

The schedules to this Position Statement contain certain financial information in relation to the Unilever Group, as required by the applicable offer rules and as specified in the table of contents of this Position Statement.

6                                        SHARE TRANSACTIONS

Certain members of the Board carried out the following transactions with respect to shares in Unilever N.V. in the year prior to the date of the Offer Memorandum:

Name	Buy / Sell	Number of depositary receipts of ordinary shares	Date of trade	Price per share (EUR)
L M Cha	Buy	350	1 August 2017	49.11
J Hartmann	Buy	1,500	31 January 2017	37.60
M Ma	Buy	860	1 August 2017	49.21

Members of the Board, their spouses or registered partners, their underage children and legal entities over which they or those persons have control, have not carried out any transaction or concluded any agreement in respect of other securities in Unilever N.V. other than those mentioned above during the year prior to the date of the Offer Memorandum.

7                                        IRREVOCABLE UNDERTAKINGS, BUY-OUT AND DELISTING

Pursuant to the irrevocable undertakings entered into between each of ASR, NN and Unilever PLC, the interests held by the Offeror upon Settlement of the Offer will represent in any event at least approximately 97% of the outstanding Preference Shares. This will allow the Offeror to initiate buy-out (uitstoot) proceedings in accordance with section 2:359c of the Dutch Civil Code (the “Buy-Out”) directly after Settlement in order to obtain 100% of the Preference Shares.

When the Offer is declared unconditional (gestand gedaan) and Settlement has been completed, the Offeror will, as soon as possible after Settlement, initiate such Buy-Out in order to obtain the remaining Preference Shares, and pursue delisting of the Preference Shares. For a detailed description of the potential consequences of the Offer for non-tendering Preference Shareholders, reference is made to the Offer Memorandum.

8                                        RECOMMENDATION

The Board has given due and careful consideration to the strategic rationale and the financial aspects and consequences of the proposed transaction. In that context, it has received financial, tax and legal advice and has taken into account the best interests of its stakeholders.

Referring to the considerations that are included in this Position Statement, the Board in its sole capacity as board of Unilever N.V. is of the view that the Offer (i) is in the best interests of Unilever N.V. and the Unilever Group as a whole, its business, shareholders and other stakeholders and (ii) provides an attractive price to the Preference Shareholders. Accordingly, the Board in its sole capacity as board of Unilever N.V. fully supports the Offer and unanimously recommends the Preference Shareholders to accept the Offer and to tender their Preference Shares pursuant to the Offer.

The board of Unilever N.V.

Mr P G J M Polman

Mr G Pitkethly

Mr M Dekkers

Mr N S Andersen

Ms L M Cha

Mr V Colao

Ms A M Fudge

Ms J Hartmann

Ms M Ma

Mr S Masiyiwa

Ms Y Moon

Mr J Rishton

Mr F Sijbesma

Schedule 1                                                     Selected comparative financial information for the financial years 2016, 2015 and 2014

1                                        Basis for preparation

Selected consolidated financial information of Unilever has been included in this Schedule 1, comprising summaries of the consolidated income statement, the consolidated statement of comprehensive income, the consolidated balance sheet, and the consolidated cash flow statement for the financial years 2016, 2015 and 2014. This selected consolidated financial information has been derived from Unilever’s:

a)             consolidated financial statements for the financial year 2016 as audited by KPMG, which issued an independent auditor’s report thereon, without qualification, on 24 February 2017; and

b)             consolidated financial statements for the financial year 2015 as audited by KPMG, which issued an independent auditor’s report thereon, without qualification, on 17 February 2016; and

c)              consolidated financial statements for the financial year 2014 as audited by KPMG, which issued an independent auditor’s report thereon, without qualification, on 3 March 2015.

The consolidated financial statements from which the selected consolidated financial information has been derived were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union (IFRS as adopted by the EU) and with part 9 of book 2 of the Dutch Civil Code.

The selected consolidated financial information set out below contains summaries only of the consolidated income statements, the consolidated statements of comprehensive income, the consolidated balance sheets, and the consolidated cash flow statements, excluding related note disclosures and a description of significant accounting policies. For a better understanding of Unilever’s financial position, income and cash flows, the selected consolidated financial information should be read in conjunction with the unabbreviated audited consolidated financial statements for the financial years 2016, 2015 and 2014 including the related note disclosures and a description of significant accounting policies applied for each of these years.

2                                        Comparative consolidated income statement for the financial years 2016, 2015 and 2014

CONSOLIDATED INCOME STATEMENT for the year ended 31 December	EUR million 2016	EUR million 2015	EUR million 2014
Turnover	52,713	53,272	48,436
Operating profit	7,801	7,515	7,980
After (charging)/crediting non-core items	(245)	(350)	960
Net finance costs	(563)	(493)	(477)
Finance income	115	144	117
Finance costs	(584)	(516)	(500)
Pensions and similar obligations	(94)	(121)	(94)
Share of net profit/(loss) of joint ventures and associates	127	107	98
Other income/(loss) from non-current investments and associates	104	91	45
Profit before taxation	7,469	7,220	7,646
Taxation	(1,922)	(1,961)	(2,131)
Net profit	5,547	5,259	5,515
Attributable to:
Non-controlling interests	363	350	344
Shareholders’ equity	5,184	4,909	5,171
Combined earnings per share
Basic earnings per share (€)	1.83	1.73	1.82
Diluted earnings per share (€)	1.82	1.72	1.79

3                                        Comparative consolidated statement of comprehensive income for the financial years 2016, 2015 and 2014

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME for the year ended 31 December	EUR million 2016	EUR million 2015	EUR million 2014
Net profit	5,547	5,259	5,515

Other comprehensive income
Items that will not be reclassified to profit or loss:
Remeasurement of defined benefit pension plans net of tax	(980)	884	(1,250)

Items that may be reclassified subsequently to profit or loss:
Currency retranslation gains/(losses) net of tax	217	(481)	(25)
Fair value gains/(losses) on financial instruments net of tax	(15)	100	(85)
Total comprehensive income	4,769	5,762	4,155

Attributable to:
Non-controlling interests	374	357	404
Shareholders’ equity	4,395	5,405	3,751

4                                        Comparative consolidated balance sheet for the financial years 2016, 2015 and 2014

CONSOLIDATED BALANCE SHEET as at 31 December	EUR million 2016	EUR million 2015	EUR million 2014
Assets
Non-current assets
Goodwill	17,624	16,213	14,642
Intangible assets	9,809	8,846	7,532
Property, plant and equipment	11,673	11,058	10,472
Pension asset for funded schemes in surplus	694	934	376
Deferred tax assets	1,354	1,185	1,286
Financial assets	673	605	715
Other non-current assets	718	771	657
	42,545	39,612	35,680
Current assets
Inventories	4,278	4,335	4,168
Trade and other current receivables	5,102	4,804	5,029
Current tax assets	317	230	281
Cash and cash equivalents	3,382	2,302	2,151
Other financial assets	599	836	671
Non-current assets held for sale	206	179	47
	13,884	12,686	12,347
Total assets	56,429	52,298	48,027
Liabilities
Current liabilities
Financial liabilities	5,450	4,789	5,536
Trade payables and other current liabilities	13,871	13,788	12,606
Current tax liabilities	844	1,127	1,081
Provisions	390	309	418
Liabilities associated with assets held for sale	1	6	1
	20,556	20,019	19,642
Non-current liabilities
Financial liabilities	11,145	9,854	7,186
Non-current tax liabilities	120	121	161
Pensions and post-retirement healthcare liabilities:
Funded schemes in deficit	2,163	1,569	2,222
Unfunded schemes	1,704	1,685	1,725
Provisions	1,033	831	916
Deferred tax liabilities	2,061	1,744	1,534
Other non-current liabilities	667	393	378
	18,893	16,197	14,122
Total liabilities	39,449	36,216	33,764
Equity
Shareholders’ equity
Called up share capital	484	484	484
Share premium account	134	152	145
Other reserves	(7,443)	(7,816)	(7,538)
Retained profit	23,179	22,619	20,560
	16,354	15,439	13,651
Non-controlling interests	626	643	612
Total equity	16,980	16,082	14,263
Total liabilities and equity	56,429	52,298	48,027

5                                        Comparative consolidated cash flow statement for the financial years 2016, 2015 and 2014

CONSOLIDATED CASH FLOW STATEMENT for the year ended 31 December	EUR million 2016	EUR million 2015	EUR million 2014
Net profit	5,547	5,259	5,515
Taxation	1,922	1,961	2,131
Share of net profit of joint ventures/associates and other income/(loss) from non-current investments and associates	(231)	(198)	(143)
Net finance costs	563	493	477
Operating profit	7,801	7,515	7,980
Depreciation, amortisation and impairment	1,464	1,370	1,432
Changes in working capital:	51	720	8
Inventories	190	(129)	(47)
Trade and other receivables	142	2	82
Trade payables and other liabilities	(281)	847	(27)
Pensions and similar obligations less payments	(327)	(385)	(364)
Provisions less payments	65	(94)	32
Elimination of (profits)/losses on disposals	127	26	(1,460)
Non-cash charge for share-based compensation	198	150	188
Other adjustments	(81)	49	38
Cash flow from operating activities	9,298	9,351	7,854
Income tax paid	(2,251)	(2,021)	(2,311)
Net cash flow from operating activities	7,047	7,330	5,543
Interest received	105	119	123
Purchase of intangible assets	(232)	(334)	(359)
Purchase of property, plant and equipment	(1,804)	(1,867)	(1,893)
Disposal of property, plant and equipment	158	127	207
Acquisition of group companies, joint ventures and associates	(1,731)	(1,897)	(313)
Disposal of group companies, joint ventures and associates	30	199	1,741
Acquisition of other non-current investments	(208)	(78)	(82)
Disposal of other non-current investments	173	127	69
Dividends from joint ventures, associates and other non-current investments	186	176	162
(Purchase)/sale of financial assets	135	(111)	4
Net cash flow (used in)/from investing activities	(3,188)	(3,539)	(341)
Dividends paid on ordinary share capital	(3,609)	(3,331)	(3,189)
Interest and preference dividends paid	(472)	(579)	(521)
Purchase of Estate shares	—	—	(880)
Net change in short-term borrowings	258	245	338
Additional financial liabilities	6,761	7,566	5,174
Repayment of financial liabilities	(5,213)	(6,270)	(5,305)
Capital element of finance lease rental payments	(35)	(14)	(16)
Other movements on treasury stock	(257)	(276)	(467)
Other financing activities	(506)	(373)	(324)
Net cash flow (used in)/from financing activities	(3,073)	(3,032)	(5,190)
Net increase/(decrease) in cash and cash equivalents	786	759	12
Cash and cash equivalents at the beginning of the year	2,128	1,910	2,044
Effect of foreign exchange rate changes	284	(541)	(146)
Cash and cash equivalents at the end of the year	3,198	2,128	1,910

Schedule 2                                                     Independent auditor’s report in respect of the selected comparative financial information for the financial years 2016, 2015 and 2014

Report of the independent auditor

To: the Board of Directors of Unilever N.V.

Our opinion

The selected consolidated financial information of Unilever as included in Schedule 1 (Selected comparative financial information for the financial years 2016, 2015 and 2014) of Unilever N.V.’s position statement (the ‘Selected Financial Information’) is derived from the audited consolidated financial statements of Unilever PLC, Unilever N.V, and the entities they controlled during the periods under review (the ‘Unilever Group’) for the years 2016, 2015 and 2014.

In our opinion the Selected Financial Information is consistent, in all material respects, with those consolidated financial statements, in accordance with the criteria as set out in section 1 (Basis for preparation) in Schedule 1 (Selected comparative financial information for the financial years 2016, 2015 and 2014) of the position statement.

The Selected Financial Information comprises:

1.              The comparative consolidated balance sheet for the financial years 2016, 2015 and 2014;

2.              The comparative consolidated income statement, the comparative consolidated statement of comprehensive income and the comparative consolidated cash flow statement for the financial years 2016, 2015 and 2014; and

3.              The basis for preparation included in section 1 of Schedule 1.

The Selected Financial Information does not contain all the disclosures required by International Financial Reporting Standards as adopted by the European Union and by Part 9 of Book 2 of the Netherlands Civil Code. Reading the Selected Financial Information, therefore, is not a substitute for reading the audited consolidated financial statements of Unilever Group and our reports thereon.

The Selected Financial Information and the audited consolidated financial statements do not reflect the effects of events that occurred subsequent to the date of our reports on those audited consolidated financial statements of Unilever Group.

The audited financial statements and our report thereon

We expressed unmodified audit opinions on the audited consolidated financial statements of Unilever Group for the years 2014, 2015 and 2016 in our reports dated 3 March 2015, 17 February 2016 and 24 February 2017 respectively.

Responsibilities of the Board of Directors for the Selected Financial Information

The Board of Directors are responsible for the preparation of the Selected Financial Information in accordance with section 1 (Basis for preparation) in Schedule 1 (Selected comparative financial information for the financial years 2016, 2015 and 2014) of the position statement.

Our responsibilities for the audit of the Selected Financial Information

Our responsibility is to express an opinion on whether the Selected Financial Information is consistent, in all material respect, with the audited financial statements based on our procedures, which we conducted in accordance with Dutch law, including the Dutch Standard 810 ‘Opdrachten om te rapporteren betreffende samengevatte financiële overzichten’ (Engagements to report on summary financial statements).

Restriction on use and distribution

The Selected Financial Information and our report thereon are intended solely for enclosure in the position statement in connection with the public offer for (depository receipts of) all 6% and 7% cumulative preference (sub-) shares in the capital of Unilever N.V. and cannot be used for other purposes.

Amstelveen, 11 October 2017

KPMG Accountants N.V.

E.J.L. van Leeuwen RA

Schedule 3                                                     Financial statements for the financial year 2016, including the independent auditors’ report thereon

The following pages are the financial statements of the Unilever Group, which is Unilever N.V., Unilever PLC and the entities they controlled, the financial statements of Unilever N.V. and the financial statements of Unilever PLC, for the financial year 2016 which are derived from pages 78-154 of the Unilever annual report and accounts 2016, including the independent auditors’ reports thereon.

The full Unilever annual report and accounts 2016 are available on Unilever’s website at www.unilever.com/Images/unilever-annual-report-and-accounts-2016_tcm244-498880_en.pdfhttp://www.unilever.com/Images/ir-q2-2017-full-announcement_tcm244-508751_en.pdf.

FINANCIAL STATEMENTS STATEMENT OF DIRECTORS’ RESPONSIBILITIES ANNUAL ACCOUNTS The Directors are required by Part 9 of Book 2 of the Civil Code in the Netherlands and by the UK Companies Act 2006 to prepare accounts for each financial year which give a true and fair view of the state of affairs of the Unilever Group, and the NV and PLC entities, as at the end of the financial year and of the profit or loss and cash flows for that year. The Directors consider that, in preparing the accounts, the Group and the NV and PLC entities have used the most appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all International Financial Reporting Standards as adopted by the EU and as issued by the International Accounting Standards Board (in the case of the consolidated financial statements), Financial Reporting Standard 101 ‘Reduced Disclosure Framework’ (FRS 101) and Dutch law (in the case of the NV parent company accounts) which they consider to be applicable have been followed. The Directors have responsibility for ensuring that NV and PLC keep accounting records which disclose with reasonable accuracy their financial position and which enable the Directors to ensure that the accounts comply with the relevant legislation. They also have a general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group, and to prevent and detect fraud and other irregularities. This statement, which should be read in conjunction with the Independent Auditors’ reports, is made with a view to distinguishing for shareholders the respective responsibilities of the Directors and of the auditors in relation to the accounts. A copy of the financial statements of the Unilever Group is placed on our website at www.unilever.com/investorrelations. The maintenance and integrity of the website are the responsibility of the Directors, and the work carried out by the auditors does not involve consideration of these matters. Accordingly, the auditors accept no responsibility for any changes that may have occurred to the financial statements since they were initially placed on the website. Legislation in the UK and the Netherlands governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions. UK law sets out additional responsibilities for the Directors of PLC regarding disclosure of information to auditors. Disclosure in respect of these responsibilities is made on page 35. DIRECTORS’ RESPONSIBILITY STATEMENT Each of the Directors confirms that, to the best of his or her knowledge:  The Unilever Annual Report and Accounts 2016, taken as a whole, is fair, balanced and understandable, and provides the information necessary for shareholders to assess the Group’s position and performance, business model and strategy; The financial statements which have been prepared in accordance with International Financial Reporting Standards as adopted by the EU and as issued by the International Accounting Standards Board (in the case of the consolidated financial statements) and Financial Reporting Standard 101 ‘Reduced Disclosure Framework’ (FRS 101) and UK accounting standards and Part 9 of Book 2 of the Dutch Civil Code (in the case of the NV parent company accounts), give a true and fair view of the assets, liabilities, financial position and profit or loss of the Group and the undertakings included in the consolidation taken as a whole; and The Strategic Report includes a fair review of the development and performance of the business and the position of the Group and the undertakings included in the consolidation taken as a whole, together with a description of the principal risks and uncertainties that they face.   The Directors and their roles are listed on pages 3 and 29. GOING CONCERN The activities of the Group, together with the factors likely to affect its future development, performance, the financial position of the Group, its cash flows, liquidity position and borrowing facilities are described on pages 1 to 28. In addition, we describe in notes 15 to 18 on pages 110 to 124 the Group’s objectives, policies and processes for managing its capital; its financial risk management objectives; details of its financial instruments and hedging activities and its exposures to credit and liquidity risk. Although not assessed over the same period as going concern, the viability of the Group has been assessed on page 37. The Group has considerable financial resources together with established business relationships with many customers and suppliers in countries throughout the world. As a consequence, the Directors believe that the Group is well placed to manage its business risks successfully despite the current uncertain outlook. After making enquiries, the Directors consider it appropriate to adopt the going concern basis of accounting in preparing this Annual Report and Accounts. INTERNAL AND DISCLOSURE CONTROLS AND PROCEDURES Please refer to page 37 for a discussion of Unilever’s principal risk factors and to pages 38 to 41 for commentary on the Group’s approach to risk management and control. 78 Financial Statements Unilever Annual Report and Accounts 2016

INDEPENDENT AUDITORS’ REPORTS NETHERLANDS – KPMG ACCOUNTANTS N.V. TO: THE GENERAL MEETING OF UNILEVER N.V. UNITED KINGDOM – KPMG LLP TO: THE MEMBERS OF UNILEVER PLC ONLY For the purpose of these reports, the terms ‘we’ and ‘our’ denote KPMG Accountants N.V. in relation to the Netherlands responsibilities and reporting obligations to the General Meeting of Unilever N.V. and KPMG LLP in relation to UK responsibilities and reporting obligations to the members of Unilever PLC. The Unilever Group (‘the Group’) consists of Unilever PLC, Unilever N.V. and the entities they controlled during the financial year. The reports of KPMG Accountants N.V. and KPMG LLP are presented in the left and right hand columns of this report respectively. Where separate columns are not presented, the content of the reports of KPMG Accountants N.V. and KPMG LLP are identical. The financial statements (‘the Financial Statements’) comprise:    the consolidated financial statements of the Group (‘the Consolidated Financial Statements’); the parent company financial statements of Unilever N.V. (‘the NV Company Accounts’); and the parent company financial statements of Unilever PLC (‘the PLC Company Accounts’), each of which are defined below. IASB. In our opinion, the Consolidated Financial Statements comply with Unilever Annual Report and Accounts 2016 Financial Statements 79 OUR OPINIONS AND CONCLUSIONS ARISING FROM OUR AUDIT 1. OUR OPINIONS ON THE FINANCIAL STATEMENTS ARE UNMODIFIED What we have audited We have audited the Consolidated Financial Statements for the year ended 31 December 2016 which comprise the consolidated balance sheet as at 31 December 2016, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended and notes to the Consolidated Financial Statements, including a summary of the accounting policies and other explanatory information. In addition, KPMG Accountants N.V. has audited the NV Company Accounts (which comprise the company balance sheet as at 31 December 2016, the company income statement, statement of comprehensive income and statement of changes in equity for 2016 and the notes comprising a summary of the accounting policies and other explanatory information) and KPMG LLP has audited the PLC Company Accounts (which comprise the company balance sheet as at 31 December 2016, the company statement of changes in equity and the notes to the PLC Company Accounts, including the summary of the accounting policies and other explanatory information). Our opinions In our opinion:  the accompanying Consolidated Financial Statements give a true and fair view of the financial position of the Group as at 31 December 2016 and of its result and its cash flows for the year then ended in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS as adopted by the EU) and with Part 9 of Book 2 of the Netherlands Civil Code; and  the accompanying NV Company Accounts give a true and fair view of the financial position of Unilever N.V. as at 31 December 2016 and of its result for 2016 in accordance with United Kingdom Accounting Standards, including FRS 101 Reduced Disclosure Framework and Part 9 of Book 2 of the Netherlands Civil Code. Basis for our opinion We conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing. Our responsibilities under those standards are further described in the ‘Our responsibilities for the audit of financial statements’ section of our report. We are independent of the Unilever Group in accordance with the Regulation regarding the Independence of Auditors in the case of Assurance Engagements (“Verordening inzake de onafhankelijk-heid van accountants bij assurance-opdrachten” (ViO)) and other relevant independence regulations in the Netherlands. Furthermore we have complied with the Regulation Code of Conduct and Professional Practice Auditors (“Verordening gedrags-en beroepsregels accountants” (VGBA)). We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. In our opinion:  the Consolidated Financial Statements and the PLC Company Accounts give a true and fair view of the state of the Group’s and of Unilever PLC’s affairs as at 31 December 2016 and of the Group’s profit for the year then ended;  the Consolidated Financial Statements have been properly prepared in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS as adopted by the EU);  the PLC Company Accounts have been properly prepared in accordance with United Kingdom Accounting Standards, including FRS 101 Reduced Disclosure Framework; and  both the Consolidated Financial Statements and the PLC Company Accounts have been prepared in accordance with the requirements of the Companies Act 2006 and, as regards the Consolidated Financial Statements, Article 4 of the IAS Regulation. Separate opinion in relation to IFRS as issued by the International Accounting Standards Board (IASB) As explained in the accounting policies set out in the Consolidated Financial Statements, the Group, in addition to complying with its legal obligation to apply IFRS as adopted by the EU, has also applied IFRS as issued by the IFRS as issued by the IASB. Summary  Unqualified audit opinions  Materiality was set at €350 million (2015: €350 million)  Matters with the greatest effect on our audit (‘Key audit matters’) relate to revenue recognition, indirect tax provisions and contingencies and direct tax provisions and contingencies  Audits at a component level result in a coverage of 69% of revenue (2015: 70%)

INDEPENDENT AUDITORS’ REPORTS CONTINUED 80 Financial Statements Unilever Annual Report and Accounts 2016 2. OUR ASSESSMENT OF RISKS OF MATERIAL MISSTATEMENT / KEY AUDIT MATTERS In arriving at our audit opinion above on the Financial Statements, the Key audit matters in decreasing order of audit significance were as set out below. These are the matters that, in our professional judgement, had the greatest effect on: the overall audit strategy; the allocation of resources in our audit; and directing the efforts of the engagement team. We have communicated these matters to the Audit Committee. Our audit procedures relating to these matters were designed in the context and solely for the purpose of our audit of the Financial Statements as a whole, and in forming our opinion thereon, and we do not express discrete opinions on these matters. Refer to page 42 (Audit Committee Report) and pages 90-92 of the notes to the Financial Statements. The risk – Revenue is measured net of discounts, incentives and rebates earned by customers on the Group’s sales. Within a number of the Group’s markets, the estimation of discounts, incentives and rebates recognised based on sales made during the year is material and considered to be complex and judgemental. Therefore, there is a risk that these arrangements are not appropriately reflected and as a result revenue is misstated in the Financial Statements. There is also a risk that revenue may be overstated due to fraud through manipulation of the discounts, incentives and rebates recognised resulting from the pressure local management may feel to achieve performance targets. Revenue is recognised when the risks and rewards of the underlying products have been transferred to the customer. There is a risk that revenue may be overstated due to fraud resulting from the pressure local management may feel to achieve performance targets at the reporting period end. The Group focuses on revenue as a key performance measure which could create an incentive for revenue to be recognised before the risks and rewards have been transferred. Our response – Our audit procedures included considering the appropriateness of the Group’s revenue recognition accounting policies, including those relating to discounts, incentives and rebates and assessing compliance with the policies in terms of applicable accounting standards. In response to the risk of fraud, we tested the effectiveness of the Group’s controls over the calculation of discounts, incentives and rebates and correct timing of revenue recognition. We assessed sales transactions taking place at either side of the year end as well as credit notes issued after the year end date to assess whether that revenue was recognised in the correct period. We also developed an expectation of the current year revenue balance based on trend analysis information, taking into account historical weekly sales and returns information and our understanding of each market. We then compared this expectation to actual revenue and, where relevant, completed further inquiries and testing. Within a number of the Group’s markets, we compared current year rebate accruals to the prior year and, where relevant, we completed further inquiries and testing. We reconciled a sample of claims and rebate accruals to supporting documentation and challenged management’s assumptions used in estimating rebate accruals. We performed testing over manual journals posted to revenue to identify unusual or irregular items. We also considered the adequacy of the Group’s disclosures (in note 2) in respect of revenue. Refer to page 42 (Audit Committee Report) and pages 124-126 of the notes to the Financial Statements. The risk – Provisions for indirect tax require the Directors to make judgements and estimates in relation to the issues and exposures. In Brazil, one of the Group’s largest markets, the complex nature of the local tax regulations and jurisprudence make this a particular area of significant judgement. Our response – Our audit procedures included testing the effectiveness of the Group’s controls around the recording and re-assessment of tax provisions. Furthermore, our procedures included using our own indirect tax specialists to consider the level of provisions required in light of the nature of the Group’s exposures, applicable regulations and the Group’s related correspondence with the authorities. We assessed relevant historical and recent judgments passed by the court authorities in considering any legal precedent or case law, as well as assessing legal opinions from third party lawyers. We also gained an understanding of the Group’s provisioning methodology and challenged assumptions using the knowledge and experience of our own specialists. In addition, we obtained formal confirmations from the Group’s external counsel, where appropriate. We also considered the adequacy of the Group’s disclosures (in note 19 and 20) made in relation to indirect tax provisions and contingencies. Refer to page 42 (Audit Committee Report) and pages 101-103 and 125-126 of the notes to the Financial Statements. The risk – The Group has extensive international operations and in the normal course of business the Directors make judgements and estimates in relation to tax issues and exposures. This is a key judgement due to the Group operating in a number of tax jurisdictions, the complexities of transfer pricing and other tax legislation. Our response – Our audit procedures included testing the effectiveness of the Group’s controls around the recording and re-assessment of tax provisions. Our own tax specialists performed an assessment of the Group’s related correspondence with relevant tax authorities, to consider the completeness of tax provisions. We also challenged the assumptions used, taking into consideration our own tax specialists’ knowledge and experience. In addition, we assessed relevant judgments passed by authorities in considering any need for a provision, as well as assessing relevant opinions from third parties. We also considered the adequacy of the Group’s disclosures (in note 6 and 20) in respect of tax and uncertain tax positions. Direct tax provisions and contingencies Indirect tax provisions and contingencies Revenue recognition

Unilever Annual Report and Accounts 2016 Financial Statements 81 3. OUR APPLICATION OF MATERIALITY AND AN OVERVIEW OF THE SCOPE OF OUR AUDIT Materiality Based on our professional judgement, the materiality for the Consolidated Financial Statements as a whole was set at €350 million (2015: €350 million), determined with reference to a benchmark of Group profit before taxation (of which it represents 4.8% (2015: 4.8%)). We also take misstatements into account that are in our opinion material for qualitative reasons. We agreed with the Audit Committee to report to it any corrected and uncorrected identified misstatements exceeding €25 million (2015: €25 million) in addition to other identified misstatements that warranted reporting on qualitative grounds. Scope of our audit The Group operates through a significant number of legal entities, these form reporting components that are primarily country based. To provide sufficient coverage over the Group’s Key audit matters, we performed audits of 13 components, which are included within ‘Audit for group reporting purposes’ below (2015: 13 components), as well as audits of revenue and the related accounts receivable balances at a further 10 components, which are included within ‘Audit of account balances’ below (2015: 10 components). These 10 components were not individually financially significant and did not require an audit for group reporting purposes but were included in the scope of our group reporting work in order to provide additional coverage over the Group’s revenue. The Group has 7 centralised operating centres that perform accounting and reporting activities alongside related controls. Together these operating centres process a substantial portion of the Group’s transactions. The outputs from the centralised operating centres are included in the financial information of the component entities they service and therefore they are not separate reporting components. Each of the operating centres is subject to specified audit procedures. Further audit procedures are performed at each reporting component to cover matters not covered at the centralised operating centres and together this results in audits for group reporting purposes on those reporting components. The percentages of the Group’s Revenue, Profit before Taxation and Total Assets represented by the components within the scope of our work and procedures performed at corporate level are as follows: REVENUE2016 2015 PROFIT BEFORE TAXATION2016 2015 TOTAL ASSETS2016 2015 The remaining 31% of Group Revenue (2015: 30%), 23% of Group Profit before Taxation (2015: 25%) and 20% of Group Total Assets (2015: 5%) is represented by a significant number of components (‘Other components’) none of which individually represents more than 2% of Group Revenue, 3% of Group Profit before Taxation and 1% of Group Total Assets. A substantial portion of these Other components utilise the 7 operating centres and are therefore subject to audit procedures performed at these operating centres. In addition, for a selection of these Other components, the group audit team performed procedures, focusing specifically on revenue and operating margins. The group audit team instructed component auditors as to the significant areas to be covered, including the Key audit matters detailed above and the information to be reported back. The group audit team approved component materiality levels, which ranged from €4 million to €275 million (2015: €5 million to €275 million), having regard to the mix of size and risk profile of the Group across the components. The work on components was performed by component auditors. The group audit team visited locations in Argentina, Brazil, China, France, Germany, India, Indonesia, Korea, Singapore, Switzerland, Thailand and Vietnam (2015: Australia, Brazil, China, India, Indonesia, Kenya, Mexico, Philippines, Poland, Russia, Singapore, South Africa, Switzerland, Thailand, USA and Zimbabwe). Telephone and/or online meetings were also held with the auditors of these components and the majority of all other components. The findings reported to the group audit team were discussed in more detail with component auditors and any further work required by the group audit team was then performed by the component auditors. Audit for group reporting purposes Audit of account balances Other components 75% 5% 20% 86% 9% 5% Audit for group reporting purposes Audit of account balances Other components 44% 33% 23% 39% 36% 25% Audit for group reporting purposes Audit of account balances Other components 52% 17% 31% 51% 19% 30%

INDEPENDENT AUDITORS’ REPORTS CONTINUED  the part of the Directors’ Remuneration Report to be audited has been audit of the Financial Statements and from reading the Strategic Report  we have not identified material misstatements in those reports; and risks, their management, and, based on that, the Directors’ the three years to 2019; or use of the going concern basis of accounting. required to report by exception. inconsistency with either that knowledge or the Consolidated Financial of fact, or that is otherwise misleading. acquired during our audit and the Directors’ statement that they consider 82 Financial Statements Unilever Annual Report and Accounts 2016 4. OTHER REPORTING Report on the other information included in the annual report In addition to the Consolidated Financial Statements, the NV Company Accounts and our auditor’s report thereon, the annual report contains other information that consists of:  the report of the Directors consisting of the Strategic Report and the Governance Report;  other information as required by Part 9 of Book 2 of the Netherlands Civil Code;  PLC Company Accounts;  Shareholder information;  Index; and  Additional information for US Listing Purposes. Based on the below procedures performed, we conclude that the other information:  is consistent with the Financial Statements and does not contain material misstatements; and  contains the information as required by Part 9 of Book 2 of the Netherlands Civil Code. We have read the other information. Based on our understanding obtained through our audit of the Consolidated Financial Statements and the NV Company Accounts or otherwise, we have considered whether the other information contains material misstatements. By performing these procedures, we comply with the requirements of Part 9 of Book 2 of the Netherlands Civil Code and the Dutch Standard 720. The scope of the procedures performed is substantially less than the scope of those performed in our audit of the Consolidated Financial Statements and the NV Company Accounts. Management is responsible for the preparation of other information, including the report of the Directors in accordance with Part 9 of Book 2 of the Netherlands Civil Code and the other Information as required by Part 9 of Book 2 of the Netherlands Civil Code. Report on other legal and regulatory requirements Engagement We were engaged as auditor of Unilever N.V. for the 2016 year by the General Meeting on 21 April 2016 and have operated as statutory auditor since the year 2014. Our opinion on other matters prescribed by the Companies Act 2006 is unmodified. In our opinion: properly prepared in accordance with the Companies Act 2006; and  the information given in the Strategic Report and the Directors’ Report for the financial year is consistent with the Consolidated Financial Statements and the PLC Company Accounts. Based solely on the work required to be undertaken in the course of the and the Directors’ Report;  in our opinion, those reports have been prepared in accordance with the Companies Act 2006. We have nothing to report on the disclosure of principal risks. Based on the knowledge we acquired during our audit, we have nothing material to add or draw attention to in relation to:  the Directors’ Viability Statement on page 37, concerning the principal assessment and expectations of the Group’s continuing operation over  the disclosures in note 1 of the Financial Statements concerning the We have nothing to report in respect of the matters on which we are Under ISAs (UK and Ireland) we are required to report to you if, based on the knowledge we acquired during our audit, we have identified other information in the Unilever Annual Report and Accounts 2016 and the Additional Information for US Listing Purposes that contains a material Statements and/or the PLC Company Accounts, a material misstatement In particular, we are required to report to you if:  we have identified material inconsistencies between the knowledge we that the Unilever Annual Report and Accounts 2016 taken as a whole is fair, balanced and understandable and provides the information necessary for shareholders to assess the Group’s position and performance, business model and strategy; or  the Report of the Audit Committee does not appropriately address matters communicated by us to the Audit Committee. Under the Companies Act 2006 we are required to report to you if, in our opinion:  adequate accounting records have not been kept by Unilever PLC, or returns adequate for our audit have not been received from branches not visited by us; or  the PLC Company Accounts and the part of the Directors’ Remuneration Report to be audited are not in agreement with the accounting records and returns; or  certain disclosures of directors’ remuneration specified by law are not made; or  we have not received all the information and explanations we require for our audit. Under the Listing Rules we are required to review:  the Directors’ statements, set out on page 78 and page 37, in relation to going concern and longer-term viability; and  the part of the Corporate Governance Statement on pages 29–35 relating to the Unilever PLC’s compliance with the 11 provisions of the 2014 UK Corporate Governance Code specified for our review. We have nothing to report in respect of the above responsibilities.

provided on the Financial Reporting Council’s website at undertaken and the basis of our opinions. Unilever Annual Report and Accounts 2016 Financial Statements 83 SCOPE AND RESPONSIBILITIES Directors’ and Audit Committee’s responsibilities The Directors are responsible for:  the preparation and fair presentation of the Consolidated Financial Statements in accordance with IFRSs as adopted by the EU and Part 9 of Book 2 of the Netherlands Civil Code, and for the preparation of the Report of the Directors in accordance with Part 9 of Book 2 of the Netherlands Civil Code;  the preparation and fair presentation of the NV Company Accounts in accordance with United Kingdom accounting standards, including FRS 101 Reduced Disclosure Framework and Part 9 of Book 2 of the Netherlands Civil Code; and  such internal control as management determines is necessary to enable the preparation of the Consolidated Financial Statements and NV Company Accounts that are free from material misstatement, whether due to fraud or error. In preparing the Financial Statements, the Directors are responsible for assessing the Group’s and Unilever N.V.’s ability to continue as a going concern. Based on the financial reporting frameworks mentioned, the Directors should prepare the Consolidated Financial Statements and NV Company Accounts using the going concern basis of accounting unless the Directors either intend to liquidate the Group and/or Unilever N.V. or to cease operations, or have no realistic alternative but to do so. The Directors should disclose in the Consolidated Financial Statements and NV Company Accounts events and circumstances that may cast significant doubt on the Group’s and/or Unilever N.V.’s ability to continue as a going concern. The Audit Committee is responsible for overseeing the Group’s financial reporting process. Our responsibilities for the audit of financial statements Our objective is to plan and perform the audit to obtain sufficient and appropriate audit evidence for our opinion. Our audit has been performed with a high, but not absolute, level of assurance, which means we may not have detected all material errors and fraud. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements. The materiality affects the nature, timing and extent of our audit procedures and the evaluation of the effect of identified misstatements on our opinion. For a further description of our responsibilities in respect of an audit of financial statements we refer to the website of the professional body for accountants in the Netherlands (NBA) www.nba.nl/Documents/Tools%20Vaktechniek/Standaardpassages/St andaardpassage_nieuwe_controletekst_oob_variant_%20Engels.docx Directors’ responsibilities As explained more fully in the Directors’ Responsibilities Statement (set out on page 78), the Directors are responsible for the preparation of the Consolidated Financial Statements and the PLC Company Accounts and for being satisfied that they give a true and fair view. Scope of an audit of financial statements A description of the scope of an audit of financial statements is www.frc.org.uk/auditscopeukprivate. This report is made solely to Unilever PLC’s members as a body and is subject to important explanations and disclaimers regarding our responsibilities which can be accessed on our website via www.kpmg.com/uk/auditscopeukco2014b, and are incorporated into this report as if set out in full and should be read to provide an understanding of the purpose of this report, the work we have SIGNING Eric van Leeuwen (External auditor) KPMG Accountants N.V. Amsterdam 24 February 2017 Paul Korolkiewicz (Senior Statutory Auditor) for and on behalf of KPMG LLP Chartered Accountants and Statutory Auditor London 24 February 2017

CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONSOLIDATED INCOME STATEMENT for the year ended 31 December € million 2016 € million 2015 € million 2014 Notes CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME for the year ended 31 December € million 2016 € million 2015 € million 2014 Notes (a) Includes fair value gains/(losses) on net investment hedges and exchange differences in net investments in foreign operations of €(365) million (2015: €617 million; 2014: €412 million). References in the consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, consolidated balance sheet and consolidated cash flow statement relate to notes on pages 88 to 143, which form an integral part of the consolidated financial statements. 84 Financial Statements Unilever Annual Report and Accounts 2016 Net profit Other comprehensive income6C Items that will not be reclassified to profit or loss: Remeasurement of defined benefit pension plans net of tax 15B Items that may be reclassified subsequently to profit or loss: Currency retranslation gains/(losses) net of tax(a) 15B Fair value gains/(losses) on financial instruments net of tax 15B Total comprehensive income Attributable to: Non-controlling interests Shareholders’ equity 5,547 (980) 217 (15) 5,259 5,515 884 (1,250) (481)(25) 100 (85) 4,769 374 4,395 5,762 4,155 357 404 5,405 3,751 Turnover 2 Operating profit 2 After (charging)/crediting non-core items 3 Net finance costs 5 Finance income Finance costs Pensions and similar obligations Share of net profit/(loss) of joint ventures and associates 11 Other income/(loss) from non-current investments and associates Profit before taxation Taxation 6A Net profit Attributable to: Non-controlling interests Shareholders’ equity 52,713 7,801 (245) (563) 53,272 48,436 7,515 7,980 (350) 960 (493)(477) 115 (584) (94) 144 117 (516) (500) (121) (94) 127 104 107 98 91 45 7,469 (1,922) 7,220 7,646 (1,961)(2,131) 5,547 5,259 5,515 363 5,184 350 344 4,909 5,171 Combined earnings per share 7 Basic earnings per share (€) Diluted earnings per share (€) 1.83 1.82 1.73 1.82 1.72 1.79

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY € million Called up share capital € million Share premium account € million € million € million € million Non-controlling interests € million Other reserves Retained profit Total equity Consolidated statement of changes in equity Total 31 December 2013 Profit or loss for the period Other comprehensive income net of tax: Fair value gains/(losses) on financial instruments Remeasurement of defined benefit pension plans net of tax Currency retranslation gains/(losses) Total comprehensive income Dividends on ordinary capital Movements in treasury stock(a) Share-based payment credit(b) Dividends paid to non-controlling interests Currency retranslation gains/(losses) net of tax 484 - 138 - (6,746) - 20,468 5,171 14,344 5,171 471 344 14,815 5,515 - - (85) - (85) - (85) - - - (1,253) (1,253) 3 (1,250) - - (290) 208 (82) 57 (25) - - - - - - - - - - - 7 (375) - (235) - - - 4,126 (3,196) (217) 188 - - 3,751 (3,196) (452) 188 - 7 404 - - - (342) (2) 4,155 (3,196) (452) 188 (342) 5 Other movements in equity(c) - - (182) (809) (991) 81 (910) 31 December 2014 Profit or loss for the period Other comprehensive income net of tax: Fair value gains/(losses) on financial instruments Remeasurement of defined benefit pension plans net of tax Currency retranslation gains/(losses) Total comprehensive income Dividends on ordinary capital Movements in treasury stock(a) Share-based payment credit(b) Dividends paid to non-controlling interests Currency retranslation gains/(losses) net of tax Other movements in equity 484 - 145 - (7,538) - 20,560 4,909 13,651 4,909 612 350 14,263 5,259 - - 100 - 100 - 100 - - - 882 882 2 884 - - (377) (109) (486) 5 (481) - - - - - - - - - - - - 7 - (277) - 6 - - - (7) 5,682 (3,404) (282) 150 - - (87) 5,405 (3,404) (276) 150 - 7 (94) 357 - - - (326) - - 5,762 (3,404) (276) 150 (326) 7 (94) (a) Includes purchases and sales of treasury stock, and transfer from treasury stock to retained profit of share-settled schemes arising from prior years and differences between exercise and grant price of share options. (b) The share-based payment credit relates to the non-cash charge recorded against operating profit in respect of the fair value of share options and awards granted to employees. (c) 2014 includes the impact of the purchase of Estate shares (see note 24). Unilever Annual Report and Accounts 2016 Financial Statements 85 31 December 2015 Profit or loss for the period Other comprehensive income net of tax: Fair value gains/(losses) on financial instruments Remeasurement of defined benefit pension plans net of tax Currency retranslation gains/(losses) Total comprehensive income Dividends on ordinary capital Movements in treasury stock(a) Share-based payment credit(b) Dividends paid to non-controlling interests Currency retranslation gains/(losses) net of tax Other movements in equity 31 December 2016 484 152 (7,816) 22,619 15,439 643 16,082 ---5,184 5,184 363 5,547 --(15) -(15) - (15) ---(980) (980) - (980) --189 17 206 11 217 --174 4,221 4,395 374 4,769 ---(3,600) (3,600) - (3,600) --(45) (213) (258) - (258) ---198 198 - 198 -----(364) (364) -(18) --(18) - (18) --244 (46) 198 (27) 171 484 134 (7,443) 23,179 16,354 626 16,980

CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED CONSOLIDATED BALANCE SHEET as at 31 December € million 2016 € million 2015 Notes These financial statements have been approved by the Directors. The Board of Directors 24 February 2017 86 Financial Statements Unilever Annual Report and Accounts 2016 Assets Non-current assets Goodwill 9 Intangible assets 9 Property, plant and equipment 10 Pension asset for funded schemes in surplus 4B Deferred tax assets 6B Financial assets 17A Other non-current assets 11 Current assets Inventories 12 Trade and other current receivables 13 Current tax assets Cash and cash equivalents 17A Other financial assets 17A Non-current assets held for sale 22 Total assets 17,624 9,809 11,673 694 1,354 673 718 16,213 8,846 11,058 934 1,185 605 771 42,545 39,612 4,278 5,102 317 3,382 599 206 4,335 4,804 230 2,302 836 179 13,884 12,686 56,429 52,298 Liabilities Current liabilities Financial liabilities 15C Trade payables and other current liabilities 14 Current tax liabilities Provisions 19 Liabilities associated with assets held for sale 22 Non-current liabilities Financial liabilities 15C Non-current tax liabilities Pensions and post-retirement healthcare liabilities: Funded schemes in deficit 4B Unfunded schemes4B Provisions 19 Deferred tax liabilities 6B Other non-current liabilities 14 Total liabilities Equity Shareholders’ equity Called up share capital 15A Share premium account Other reserves 15B Retained profit Non-controlling interests Total equity Total liabilities and equity 5,450 13,871 844 390 1 4,789 13,788 1,127 309 6 20,556 20,019 11,145 120 2,163 1,704 1,033 2,061 667 9,854 121 1,569 1,685 831 1,744 393 18,893 16,197 39,449 36,216 484 134 (7,443) 23,179 484 152 (7,816) 22,619 16,354 626 15,439 643 16,980 16,082 56,429 52,298

CONSOLIDATED CASH FLOW STATEMENT for the year ended 31 December € million 2016 € million 2015 € million 2014 Notes The cash flows of pension funds (other than contributions and other direct payments made by the Group in respect of pensions and similar obligations) are not included in the Group cash flow statement. Unilever Annual Report and Accounts 2016 Financial Statements 87 Net profit Taxation Share of net profit of joint ventures/associates and other income/(loss) from non-current investments and associates Net finance costs 5 Operating profit Depreciation, amortisation and impairment Changes in working capital: Inventories Trade and other receivables Trade payables and other liabilities Pensions and similar obligations less payments Provisions less payments Elimination of (profits)/losses on disposals Non-cash charge for share-based compensation Other adjustments Cash flow from operating activities Income tax paid Net cash flow from operating activities Interest received Purchase of intangible assets Purchase of property, plant and equipment Disposal of property, plant and equipment Acquisition of group companies, joint ventures and associates Disposal of group companies, joint ventures and associates Acquisition of other non-current investments Disposal of other non-current investments Dividends from joint ventures, associates and other non-current investments (Purchase)/sale of financial assets Net cash flow (used in)/from investing activities Dividends paid on ordinary share capital Interest and preference dividends paid Purchase of Estate shares 24 Net change in short-term borrowings Additional financial liabilities Repayment of financial liabilities Capital element of finance lease rental payments Other movements on treasury stock Other financing activities Net cash flow (used in)/from financing activities Net increase/(decrease) in cash and cash equivalents Cash and cash equivalents at the beginning of the year Effect of foreign exchange rate changes Cash and cash equivalents at the end of the year17A 5,547 1,922 (231) 563 5,259 5,515 1,961 2,131 (198)(143) 493 477 7,801 1,464 51 7,515 7,980 1,370 1,432 720 8 190 142 (281) (129)(47) 2 82 847 (27) (327) 65 127 198 (81) (385)(364) (94) 32 26 (1,460) 150 188 49 38 9,298 (2,251) 9,351 7,854 (2,021)(2,311) 7,047 7,330 5,543 105 (232) (1,804) 158 (1,731) 30 (208) 173 186 135 119 123 (334)(359) (1,867)(1,893) 127 207 (1,897)(313) 199 1,741 (78) (82) 127 69 176 162 (111)4 (3,188) (3,539)(341) (3,609) (472) - 258 6,761 (5,213) (35) (257) (506) (3,331)(3,189) (579)(521) -(880) 245 338 7,566 5,174 (6,270)(5,305) (14)(16) (276)(467) (373)(324) (3,073) (3,032)(5,190) 786 2,128 284 759 12 1,910 2,044 (541) (146) 3,198 2,128 1,910

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP Foreign currency transactions in individual group companies are translated into functional currency using exchange rates at the date of the transaction. Foreign exchange gains and losses from settlement of these transactions, and from translation of monetary assets and liabilities at year-end exchange rates, are recognised in the income statement except when deferred in equity as qualifying hedges. In preparing the consolidated financial statements, the balances in individual group companies are translated from their functional currency into euros. The income statement, the cash flow statement and all other movements in assets and liabilities are translated at average rates of exchange as a proxy for the transaction rate, or at the transaction rate itself if more appropriate. Assets and liabilities are translated at year-end exchange rates. The ordinary share capital of NV and PLC is translated in accordance with the Equalisation Agreement. The difference between the value for PLC and the value by applying the year-end rate of exchange is taken to other reserves (see note 15B on pages 112 to 113). The effect of exchange rate changes during the year on net assets of foreign operations is recorded in equity. For this purpose net assets include loans between group companies and any related foreign exchange contracts where settlement is neither planned nor likely to occur in the foreseeable future. The Group applies hedge accounting to certain exchange differences arising between the functional currencies of a foreign operation and NV or PLC as appropriate, regardless of whether the net investment is held directly or through an intermediate parent. Differences arising on retranslation of a financial liability designated as a foreign currency net investment hedge are recorded in equity to the extent that the hedge is effective. These differences are reported within profit or loss to the extent that the hedge is ineffective. Cumulative exchange differences arising since the date of transition to IFRS of 1 January 2004 are reported as a separate component of other reserves. In the event of disposal or part disposal of an interest in a group company either through sale or as a result of a repayment of capital, the cumulative exchange difference is recognised in the income statement as part of the profit or loss on disposal of group companies. 1. ACCOUNTING INFORMATION AND POLICIES The accounting policies adopted are the same as those which were applied for the previous financial year, except as set out below under the heading ‘Recent accounting developments’. UNILEVER The two parent companies, NV and PLC, together with their group companies, operate as a single economic entity (the Unilever Group, also referred to as Unilever or the Group). NV and PLC have the same Directors and are linked by a series of agreements, including an Equalisation Agreement, which are designed so that the positions of the shareholders of both companies are as closely as possible the same as if they held shares in a single company. The Equalisation Agreement provides that both companies adopt the same accounting principles. It also requires that dividends and other rights and benefits attaching to each ordinary share of NV, be equal in value to those rights and benefits attaching to each ordinary share of PLC, as if each such unit of capital formed part of the ordinary share capital of one and the same company. BASIS OF CONSOLIDATION Due to the operational and contractual arrangements referred to above, NV and PLC form a single reporting entity for the purposes of presenting consolidated financial statements. Accordingly, the financial statements of Unilever are presented by both NV and PLC as their respective consolidated financial statements. Group companies included in the consolidation are those companies controlled by NV or PLC. Control exists when the Group has the power to direct the activities of an entity so as to affect the return on investment. The net assets and results of acquired businesses are included in the consolidated financial statements from their respective dates of acquisition, being the date on which the Group obtains control. The results of disposed businesses are included in the consolidated financial statements up to their date of disposal, being the date control ceases. Intra-group transactions and balances are eliminated. COMPANIES LEGISLATION AND ACCOUNTING STANDARDS The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (EU), IFRIC Interpretations and in accordance with Part 9 of Book 2 of the Civil Code of the Netherlands and the UK Companies Act 2006 applicable to companies reporting under IFRS. They are also in compliance with IFRSs as issued by the International Accounting Standards Board (IASB). These financial statements are prepared under the historical cost convention unless otherwise indicated. These financial statements have been prepared on a going concern basis. Refer to the going concern statement on page 78. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS The preparation of financial statements requires management to make judgements, estimates and assumptions in the application of accounting policies that affect the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and judgements are regularly evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future period affected. Information about critical judgements in applying accounting policies, as well as estimates and assumptions that have the most significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are included in the following notes: ACCOUNTING POLICIES Accounting policies are included in the relevant notes to the consolidated financial statements. These are presented as text highlighted in grey on pages 90 to 143. The accounting policies below are applied throughout the financial statements. FOREIGN CURRENCIES The consolidated financial statements are presented in euros. The functional currencies of NV and PLC are euros and UK Pound Sterling respectively. Items included in the financial statements of individual group companies are recorded in their respective functional currency which is the currency of the primary economic environment in which each entity operates.    separate presentation of items in the income statement – note 3; measurement of defined benefit obligations – note 4B; utilisation of tax losses and recognition of other deferred tax assets – note 6B; key assumptions used in discounted cash flow projections for impairment testing of goodwill and intangible assets – note 9; likelihood of occurrence of provisions and contingencies, including tax investigations and audits – notes 6A, 19 and 20; and measurement of consideration and assets and liabilities acquired as part of business combinations – note 21.    88 Financial Statements Unilever Annual Report and Accounts 2016

1. ACCOUNTING INFORMATION AND POLICIES CONTINUED RECENT ACCOUNTING DEVELOPMENTS ADOPTED BY THE GROUP The Group applied for the first time amendments to two standards from 1 January 2016. These did not have a material impact on the Group. All other standards or amendments to standards that have been issued by the IASB and were effective by 1 January 2016 were not applicable to Unilever. NEW STANDARDS, AMENDMENTS AND INTERPRETATIONS OF EXISTING STANDARDS THAT ARE NOT YET EFFECTIVE AND HAVE NOT BEEN EARLY ADOPTED BY THE GROUP The following three new standards have been released, but are not yet adopted by the Group. The expected impact and progress is shown below. We expect a slight increase in assets classified as fair available-for-sale classification, which currently have more guidance on the measurement of revenue accounting policies are in line with the new standard. As Group’s contracts and transactions with customers to volume of lease contracts and exemptions available. with exemptions available for low value and In addition to the above, the Group does not currently believe adoption of the following amendments will have a material impact on the consolidated results or financial position of the Group. Unilever Annual Report and Accounts 2016 Financial Statements 89 APPLICABLE STANDARD KEY REQUIREMENTS OR CHANGES IN ACCOUNTING POLICY IMPLEMENTATION PROGRESS AND EXPECTED IMPACT IFRS 9 ‘Financial Instruments’ Effective from the year ended 31 December 2018 The standard has been endorsed by the EU This standard introduces new requirements in three areas: Classification and measurement: Financial assets will now be classified based on 1) the objective of the Group in holding the asset and 2) the contractual cash flows. Impairment: A new expected credit loss model will be used for calculating impairment on financial assets. A loss event does not have to occur before credit losses are recognised. Hedge accounting: New general hedge accounting requirements will allow hedge accounting based on the Group’s risk management policies rather than only prescribed scenarios. During 2016, the Group continued assessing the impact of the new requirements in IFRS 9, the work on classification and measurement is most advanced. Classification and measurement: value through profit or loss driven by the removal of fair value movements recognised within equity. Impairment: Based on preliminary work we estimate the impact will be immaterial. Hedge accounting: Based on preliminary work we estimate the impact will be immaterial. IFRS 15 ‘Revenue from Contracts with Customers’ Effective from the year ended 31 December 2018 The standard has been endorsed by the EU The standard clarifies the accounting for bundled services and identifying each ‘performance obligation’ in contractual arrangements. It also provides contracts which have discounts, rebates, payments to suppliers and consignment stock. During 2016, the Group completed a detailed review of the requirements of IFRS 15 against our current accounting policies. This focused on accounting for trade expenditure, consignment stock, bad debts and incentives. As a result of our review we concluded that our current our business model evolves, we will continue to review the ensure compliance with IFRS 15 on adoption. IFRS 16 ‘Leases’ Effective from the year ended 31 December 2019 The standard is not yet endorsed by the EU This standard changes the recognition, measurement, presentation and disclosure of leases. In particular it requires lessees to record all leases on the balance sheet short-term leases. Based on preliminary work we estimate that more leases will be recorded on the Group balance sheet. Significant work is required to determine the impact due to a high APPLICABLE STANDARD KEY REQUIREMENTS IMPACT ON GROUP Amendments to IAS 1 ‘Presentation of Financial Statements’ This change provides additional principles to assist preparers with the presentation and disclosure of financial statements. There is no impact as current reporting is consistent with these principles. Amendments to IAS 41 ‘Agriculture: Bearer Plants’ This changes the reporting for bearer plants to be consistent with IAS 16 ‘Property, Plant and Equipment’. This is because these assets are similar to manufacturing assets. There is no material impact as Unilever does not have material bearer plants.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 1. ACCOUNTING INFORMATION AND POLICIES CONTINUED All other standards or amendments to standards that have been issued by the IASB and are effective from 1 January 2017 onwards are not applicable to Unilever. 2. SEGMENT INFORMATION 90 Financial Statements Unilever Annual Report and Accounts 2016 SEGMENTAL REPORTING Personal Care – primarily sales of skin care and hair care products, deodorants and oral care products. Foods – primarily sales of soups, bouillons, sauces, snacks, mayonnaise, salad dressings, margarines and spreads. Home Care – primarily sales of home care products, such as powders, liquids and capsules, soap bars and a wide range of cleaning products. Refreshment– primarily sales of ice cream and tea-based beverages. REVENUE Turnover comprises sales of goods after the deduction of discounts, sales taxes and estimated returns. It does not include sales between group companies. Discounts given by Unilever include rebates, price reductions and incentives given to customers, promotional couponing and trade communication costs. Turnover is recognised when the risks and rewards of the underlying products have been substantially transferred to the customer. Depending on individual customer terms, this can be at the time of dispatch, delivery or upon formal customer acceptance. CORE OPERATING PROFIT Core operating profit represents our measure of segment profit or loss as it is the primary measure used for the purpose of making decisions about allocating resources and assessing performance of segments. Core operating margin is calculated as core operating profit divided by turnover. APPLICABLE STANDARD KEY REQUIREMENTS OR CHANGES IN ACCOUNTING POLICY IMPACT ON GROUP Amendments to IAS 7 ‘Statement of Cash Flows’ Effective from the year ended 31 December 2017 The standard is not yet endorsed by the EU This change adds a new requirement to explain changes in liabilities relating to financing activities. This will require additional disclosure to be presented by the Group.

2. SEGMENT INFORMATION CONTINUED € million Personal Care € million € million € million Refresh-ment € million Notes Foods Home Care Total 2015 Turnover Operating profit Non-core items Core operating profit Share of net profit/(loss) of joint ventures and associates Significant non-cash charges: Depreciation and amortisation(a) Impairment and other non-cash charges(b) 20,074 3,637 12,919 2,298 10,159 740 10,120 840 53,272 7,515 151 56 35 108 350 3 3,788 (4) 2,354 4 775 - 948 107 7,865 107 377 267 308 113 235 134 450 153 1,370 667 2014 Turnover Operating profit Non-core items Core operating profit Share of net profit/(loss) of joint ventures and associates Significant non-cash charges: Depreciation and amortisation(a) Impairment and other non-cash charges(b) 17,739 3,259 12,361 3,607 9,164 576 9,172 538 48,436 7,980 3 66 (1,302) 3 273 (960) 3,325 (1) 2,305 3 579 - 811 96 7,020 98 307 198 257 122 192 100 371 393 1,127 813 (a) All amounts included within core operating profit. (b) These comprise share-based compensation, movements in provisions and foreign exchange losses resulting from remeasurement of the Argentinian business (in 2016 and 2015) and Venezuelan business (in 2015). Certain amounts are included within non-core items. Transactions between the Unilever Group’s reportable segments are immaterial and are carried out on an arm’s length basis. The Unilever Group is not reliant on revenues from transactions with any single customer and does not receive 10% or more of its revenues from transactions with any single customer. Segment assets and liabilities are not provided because they are not reported to or reviewed by our chief operating decision-maker, which is Unilever Leadership Executive (ULE) as explained in the Corporate Governance Section. The home countries of the Unilever Group are the Netherlands and the United Kingdom. Turnover and non-current assets for these two countries combined, for the United States (being the largest country outside the home countries) and for all other countries are: € million Netherlands/ United Kingdom € million € million € million United States 2016 Others Total 2015 Turnover Non-current assets(c) 4,157 4,878 7,956 9,674 41,159 22,336 53,272 36,888 2014 Turnover Non-current assets(c) 3,851 3,921 6,684 7,668 37,901 21,714 48,436 33,303 (c) Non-current assets excluding financial assets, deferred tax assets and pension assets for funded schemes in surplus. No other country had turnover or non-current assets (as shown above) greater than 10% of the Group total. Unilever Annual Report and Accounts 2016 Financial Statements 91 Turnover Non-current assets(c) 3,819 8,263 40,631 52,713 4,770 11,696 23,358 39,824 2016 Turnover Operating profit Non-core items 3 Core operating profit Share of net profit/(loss) of joint ventures and associates Significant non-cash charges: Depreciation and amortisation(a) Impairment and other non-cash charges(b) 20,172 12,524 10,009 10,008 52,713 3,704 2,180 140 60 949 968 7,801 18 27 245 3,844 2,240 967 995 8,046 (5) 4 1 127 127 437 322 236 469 1,464 208 151 131 108 598

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 2. SEGMENT INFORMATION CONTINUED ADDITIONAL INFORMATION BY GEOGRAPHIES Although the Group’s operations are managed by product area, we provide additional information based on geographies. The analysis of turnover by geographical area is stated on the basis of origin. € million Asia/ AMET/RUB(d) € million The Americas € million € million Europe Total 2015 Turnover Operating profit Non-core items Core operating profit Share of net profit/(loss) of joint ventures and associates 22,425 3,019 17,294 2,273 13,553 2,223 53,272 7,515 16 244 90 350 3,035 (1) 2,517 96 2,313 12 7,865 107 2014 Turnover Operating profit Non-core items Core operating profit Share of net profit/(loss) of joint ventures and associates 19,703 2,626 15,514 3,233 13,219 2,121 48,436 7,980 (15) (959) 14 (960) 2,611 - 2,274 68 2,135 30 7,020 98 (d) Refers to Asia, Africa, Middle East, Turkey, Russia, Ukraine and Belarus. Transactions between the Unilever Group’s geographical regions are immaterial and are carried out on an arm’s length basis. 3. GROSS PROFIT AND OPERATING COSTS € million 2016 € million 2015 € million 2014 92 Financial Statements Unilever Annual Report and Accounts 2016 Turnover Cost of sales of which: Distribution costs Gross profit Selling and administrative expenses of which: Brand and Marketing Investment Research and Development Operating profit 52,713 (30,229) 53,272 48,436 (30,808)(28,387) (3,246) (3,358)(3,079) 22,484 (14,683) 22,464 20,049 (14,949)(12,069) (7,731) (978) (8,003)(7,166) (1,005) (955) 7,801 7,515 7,980 RESEARCH AND MARKET SUPPORT COSTS Expenditure on research and market support, such as advertising, is charged to the income statement as incurred. NON-CORE ITEMS Disclosed on the face of the income statement are costs and revenues relating to business disposals, acquisition and disposal-related costs, impairments and other one-off items, which we collectively term non-core items due to their nature and/or frequency of occurrence. These items are material in terms of nature and/or amount and are relevant to an understanding of our financial performance. Business disposals generate both gains and losses which are not reflective of underlying performance. Acquisition and disposal-related costs are charges directly attributable to the acquisition or disposal of group companies. 2016 Turnover Operating profit Non-core items Core operating profit Share of net profit/(loss) of joint ventures and associates 22,445 17,105 13,163 52,713 3,275 19 2,504 2,022 7,801 222 4 245 3,294 2,726 2,026 8,046 (2) 108 21 127

3. GROSS PROFIT AND OPERATING COSTS CONTINUED NON-CORE ITEMS Non-core items are disclosed on the face of the income statement to provide additional information to users to help them better understand underlying business performance. € million 2016 € million 2015 € million 2014 (a) 2014 includes a gain of €1,316 million from the sale of the Ragú & Bertolli brands and related assets. The total cash consideration for this transaction was approximately US$2.15 billion. (b) 2016 includes €18 million in foreign exchange losses resulting from remeasurement of the Argentinian business (2015: €52 million). 2015 includes an €86 million charge for legal cases pertaining to a number of investigations by local competition regulators (2014: €30 million), a €14 million charge relating to other one-off legal cases (2014: nil), and €84 million in foreign exchange losses resulting from remeasurement of the Venezuelan business. 2014 includes an impairment charge of €305 million on assets related to the Slim.Fast business. OTHER Other significant cost items by nature within operating costs include: € million 2016 € million 2015 € million 2014 Notes Unilever Annual Report and Accounts 2016 Financial Statements 93 Staff costs4A Raw and packaging materials and goods purchased for resale Amortisation of finite-life intangible assets and software 9 Depreciation of property, plant and equipment 10 Exchange gains/(losses): On underlying transactions On covering forward contracts Lease rentals: Minimum operating lease payments Less: Sub-lease income relating to operating lease agreements (6,523) (21,122) (310) (1,154) (209) (6,555)(6,054) (21,543)(19,816) (273)(180) (1,097) (947) (87) 12 (28) (181) (118)15 31 (3) (531) (534)(535) (536) 5 (546)(544) 12 9 Acquisition and disposal-related costs Gain/(loss) on disposal of group companies(a) Impairments and other one-off items(b) Non-core items before tax Tax impact of non-core items Non-core items after tax Attributable to: Non-controlling interests Shareholders’ equity (132) (95) (18) (105)(97) (9)1,392 (236)(335) (245) 60 (350)960 49 (423) (185) (301)537 1 (186) - – (301)537

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 4. EMPLOYEES 4A. STAFF AND MANAGEMENT COSTS € million 2016 € million 2015 € million 2014 Staff costs ’000 2016 ’000 2015 ’000 2014 Average number of employees during the year € million 2016 € million 2015 € million 2014 Key management compensation(a) (a) Includes full year compensation for Unilever Leadership Executive members joining part way through the year. (b) Share-based benefits are shown on a vesting basis. (c) Other includes all members of the Unilever Leadership Executive, other than Executive Directors. Key management are defined as the members of Unilever Leadership Executive and the Non-Executive Directors. Details of the remuneration of Directors are given in the parts noted as audited in the Directors’ Remuneration Report on pages 48 to 77. 4B. PENSIONS AND SIMILAR OBLIGATIONS 94 Financial Statements Unilever Annual Report and Accounts 2016 For defined benefit plans, operating and finance costs are recognised separately in the income statement. The amount charged to operating cost in the income statement is the cost of accruing pension benefits promised to employees over the year, plus the costs of individual events such as past service benefit changes, settlements and curtailments (such events are recognised immediately in the income statement). The amount charged or credited to finance costs is a net interest expense calculated by applying the liability discount rate to the net defined benefit liability or asset. Any differences between the expected interest on assets and the return actually achieved, and any changes in the liabilities over the year due to changes in assumptions or experience within the plans, are recognised immediately in the statement of comprehensive income. The defined benefit plan surplus or deficit on the balance sheet comprises the total for each plan of the fair value of plan assets less the present value of the defined benefit liabilities (using a discount rate based on high-quality corporate bonds, or a suitable alternative where there is no active corporate bond market). All defined benefit plans are subject to regular actuarial review using the projected unit method, either by external consultants or by actuaries employed by Unilever. The Group policy is that the most important plans, representing approximately 84% of the defined benefit liabilities, are formally valued every year. Other major plans, accounting for a further 13% of the liabilities, have their liabilities updated each year. Group policy for the remaining plans requires a full actuarial valuation at least every three years. Asset values for all plans are updated every year. For defined contribution plans, the charges to the income statement are the company contributions payable, as the company’s obligation is limited to the contributions paid into the plans. The assets and liabilities of such plans are not included in the balance sheet of the Group. Salaries and short-term employee benefits Non-Executive Directors’ fees Post-employment benefits Share-based benefits(b) Of which: Executive Directors Non-Executive Directors Other(c) (31) (2) (1) (17) (34)(28) (2)(2) (1)(1) (30)(19) (51) (67)(50) (13) (2) (36) (18)(15) (2)(2) (47)(33) (51) (67)(50) Asia/AMET/RUB The Americas Europe 95 42 32 97 99 42 42 32 32 169 171 173 Wages and salaries Social security costs Other pension costs Share-based compensation costs (5,347) (606) (372) (198) (5,474)(4,992) (606) (586) (325) (288) (150) (188) (6,523) (6,555)(6,054)

4B. PENSIONS AND SIMILAR OBLIGATIONS CONTINUED DESCRIPTION OF PLANS The Group increasingly operates a number of defined contribution plans, the assets of which are held in external funds. In certain countries the Group operates defined benefit pension plans based on employee pensionable remuneration and length of service. The majority of defined benefit plans are either career average, final salary or hybrid plans and operate on a funded basis. Benefits are determined by the plan rules and are linked to inflation in some countries. The Group also provides other post-employment benefits, mainly post-employment healthcare plans in the United States. These plans are predominantly unfunded. GOVERNANCE The majority of the Group’s externally funded plans are established as trusts, foundations or similar entities. The operation of these entities is governed by local regulations and practice in each country, as is the nature of the relationship between the Group and the Trustees (or equivalent) and their composition. Where Trustees (or equivalent) are in place to operate plans, they are generally required to act on behalf of the plan’s stakeholders. They are tasked with periodic reviews of the solvency of the fund in accordance with local legislation and play a role in the long-term investment and funding strategy. The Group also has an internal body, the Pensions and Equity Committee, that is responsible for setting the company’s policies and decision-making on plan matters, including but not limited to design, funding, investments, risk management and governance. INVESTMENT STRATEGY The Group’s investment strategy in respect of its funded plans is implemented within the framework of the various statutory requirements of the territories where the plans are based. The Group has developed policy guidelines for the allocation of assets to different classes with the objective of controlling risk and maintaining the right balance between risk and long-term returns in order to limit the cost to the Group of the benefits provided. To achieve this, investments are well diversified, such that the failure of any single investment would not have a material impact on the overall level of assets. The plans continue to invest a good proportion of the assets in equities, which the Group believes offer the best returns over the long-term, commensurate with an acceptable level of risk. The plans expose the Group to a number of actuarial risks such as investment risk, interest rate risk, longevity risk and, in certain markets, inflation risk. There are no unusual entity or plan-specific risks to the Group. For risk control, the pension funds also have significant investments in liability matching assets (bonds) as well as in property and other alternative assets; additionally, the Group uses derivatives to further mitigate the impact of the risks outlined above. The majority of assets are managed by a number of external fund managers with a small proportion managed in-house. Unilever has a pooled investment vehicle (Univest) which it believes offers its pension plans around the world a simplified externally managed investment vehicle to implement their strategic asset allocation models, currently for bonds, equities and alternative assets. The aim is to provide high-quality, well diversified, cost-effective, risk-controlled vehicles. The pension plans’ investments are overseen by Unilever’s internal investment company, the Univest Company. ASSUMPTIONS With the objective of presenting the assets and liabilities of the pensions and other post-employment benefit plans at their fair value on the balance sheet, assumptions under IAS 19 are set by reference to market conditions at the valuation date. The actuarial assumptions used to calculate the benefit liabilities vary according to the country in which the plan is situated. The following table shows the assumptions, weighted by liabilities, used to value the principal defined benefit plans (which cover approximately 96% of total pension liabilities) and the plans providing other post-employment benefits. 31 December 2016 31 December 2015 Principal defined benefit pension plans Other post-employment benefit plans Principal defined benefit pension plans Other post-employment benefit plans The valuations of other post-employment benefit plans generally assume a higher initial level of medical cost inflation, which falls from 6% to the long-term rate within the next five years. Assumed healthcare cost trend rates have a significant effect on the amounts reported for healthcare plans. Unilever Annual Report and Accounts 2016 Financial Statements 95 Discount rate Inflation Rate of increase in salaries Rate of increase for pensions in payment (where provided) Rate of increase for pensions in deferment (where provided) Long-term medical cost inflation 2.6% 4.8% 2.5% n/a 2.9% 3.0% 2.4% n/a 2.7% n/a n/a 5.3% 3.4% 5.0% 2.4% n/a 2.7% 3.1% 2.3% n/a 2.5% n/a n/a 5.2%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 4B. PENSIONS AND SIMILAR OBLIGATIONS CONTINUED For the most important pension plans, representing approximately 84% of all defined benefit plans liabilities, the assumptions used at 31 December 2016 and 2015 were: United Kingdom Netherlands United States Germany 2016 2015 2016 2015 2016 2015 2016 2015 Demographic assumptions, such as mortality rates, are set with having regard to the latest trends in life expectancy (including expectations of future improvements), plan experience and other relevant data. These assumptions are reviewed and updated as necessary as part of the periodic actuarial valuation of the pension plans. The years of life expectancy for 2016 above have been translated from the following tables:  UK: the year of use S1 series all pensioners (‘S1PA’) tables have been adopted, which are based on the experience of UK pension schemes over the period 2000-2006. Scaling factors are applied reflecting the experience of our pension funds appropriate to the member’s gender and status. Future improvements in longevity have been allowed for in line with the 2012 CMI core projections and a 1% pa long-term improvement rate. The Netherlands: the Dutch Actuarial Society’s AG Prognosetafel 2016 table is used with correction factors to allow for the typically longer life expectancy for fund members relative to the general population. This table has an in-built allowance for future improvements in longevity. United States: the table RP-2016 with MP-2016 generational mortality improvement. This table has an in-built allowance for future improvements in longevity. Germany: fund specific tables are used which broadly equate to the Heubeck 2005 base table projected to 2045.    Assumptions for the remaining defined benefit plans vary considerably, depending on the economic conditions of the countries where they are situated. INCOME STATEMENT The charge to the income statement comprises: € million 2016 € million 2015 € million 2014 Notes 96 Financial Statements Unilever Annual Report and Accounts 2016 Charged to operating profit: Defined benefit pension and other benefit plans: Current service cost Employee contributions Special termination benefits Past service cost including (losses)/gains on curtailments Settlements Defined contribution plans Total operating cost 4A Finance income/(cost) 5 Net impact on the income statement (before tax) (226) 17 (6) 32 (2) (187) (271)(259) 17 16 (9)(27) 129 87 6 10 (197)(115) (372) (325)(288) (94) (121)(94) (466) (446)(382) Discount rate Inflation Rate of increase in salaries Rate of increase for pensions in payment (where provided) Rate of increase for pensions in deferment (where provided) 2.7% 3.2% 3.1% 3.1% 3.1% 3.7% 3.0% 2.9% 2.8% 2.9% 1.8% 1.7% 2.2% 1.7% 1.7% 2.5% 1.7% 2.2% 1.7% 1.7% 4.3% 2.1% 3.0% - - 4.5% 2.3% 3.0% - - 1.8% 1.7% 3.0% 1.7% - 2.5% 1.7% 2.8% 1.7% - Number of years a current pensioner is expected to live beyond age 65: Men Women Number of years a future pensioner currently aged 45 is expected to live beyond age 65: Men Women 22.5 24.6 23.8 26.5 22.4 24.6 23.7 26.4 21.8 24.0 24.1 26.3 21.7 23.8 23.9 25.9 20.8 22.8 23.1 26.2 21.2 23.2 22.9 24.9 21.7 24.0 21.7 24.0 19.4 23.0 19.4 23.0

4B. PENSIONS AND SIMILAR OBLIGATIONS CONTINUED STATEMENT OF COMPREHENSIVE INCOME Amounts recognised in the statement of comprehensive income on the remeasurement of the net defined benefit liability. € million 2016 € million 2015 € million 2014 BALANCE SHEET The assets, liabilities and surplus/(deficit) position of the pension and other post-employment benefit plans at the balance sheet date were: € million 2016 € million 2015 Other post-employment benefit plans Other post-employment benefit plans Pension plans Pension plans RECONCILIATION OF CHANGE IN ASSETS AND LIABILITIES Movements in assets and liabilities during the year: € million Assets 2016 € million Assets 2015 € million Liabilities 2016 € million Liabilities 2015 € million Total 2016 € million Total 2015 (a) Certain liabilities have been reclassified as employee benefit liabilities. Unilever Annual Report and Accounts 2016 Financial Statements 97 1 January Current service cost Employee contributions Special termination benefits Past service costs including losses/(gains) on curtailments Settlements Actual return on plan assets (excluding amounts in net finance income/charge) Interest cost Interest income Actuarial gain/(loss) arising from changes in demographic assumptions Actuarial gain/(loss) arising from changes in financial assumptions Actuarial gain/(loss) arising from experience adjustments Employer contributions Benefit payments Reclassification of benefits(a) Currency retranslation 31 December 20,742 - 17 - - - 1,877 - 664 - - - 512 (1,326) (2) (1,301) 20,484 - 17 - - (16) (254) - 652 - - - 513 (1,345) - 691 (23,062) (226) - (6) 32 (2) - (758) - (217) (2,963) 82 - 1,326 2 1,436 (24,055) (271) - (9) 129 22 - (773) - (22) 1,167 233 - 1,345 (8) (820) (2,320) (226) 17 (6) 32 (2) 1,877 (758) 664 (217) (2,963) 82 512 - - 135 (3,571) (271) 17 (9) 129 6 (254) (773) 652 (22) 1,167 233 513 - (8) (129) 21,183 20,742 (24,356) (23,062) (3,173) (2,320) Fair value of assets Present value of liabilities Net liabilities Pension liability net of assets 21,162 21 (23,751) (605) 20,723 19 (22,466)(596) (2,589) (584) (1,743)(577) (2,589) (584) (1,743)(577) Of which in respect of: Funded plans in surplus: Liabilities Assets Aggregate surplus Pension asset net of liabilities Funded plans in deficit: Liabilities Assets Pension liability net of assets Unfunded plans: Pension liability (5,833) - 6,524 3 (5,936)-6,867 3 691 3 931 3 691 3 (16,783) (36) 14,638 18 931 3 (15,411)(30) 13,856 16 (2,145) (18) (1,135) (569) (1,555)(14) (1,119)(566) Return on plan assets excluding amounts included in net finance income/(cost) Actuarial gains/(losses) arising from changes in demographic assumptions Actuarial gains/(losses) arising from changes in financial assumptions Experience gains/(losses) arising on pension plan and other benefit plan liabilities Total of defined benefit costs recognised in other comprehensive income 1,877 (217) (2,963) 82 (254)1,316 (22)(28) 1,167 (3,076) 233 78 (1,221) 1,124 (1,710)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 4B. PENSIONS AND SIMILAR OBLIGATIONS CONTINUED The actual return on plan assets during 2016 was €2,541 million, being the sum of €1,877 million and €664 million from the table above (2015: €398 million). The duration of the principal defined benefit liabilities at 31 December 2016 is between 8 and 20 years (2015: 9 and 18 years). The liabilities are split between different categories of plan participants as follows:    active members 19.9% (2015: 18.7%); deferred members 26.0% (2015: 23.4%); and retired members 54.1% (2015: 57.9%). ASSETS The fair value of plan assets at the end of the reporting period for our major and principal plans for each category are as follows: € million € million 31 December 2016 31 December 2015 Other post-employment benefit plans Other post-employment benefit plans Pension plans Pension plans The fair values of the above equity and fixed income instruments are determined based on quoted market prices in active markets. The fair value of private equity, properties, derivatives and hedge funds are not based on quoted market prices in active markets. The Group uses swaps to hedge some of its exposure to inflation and interest rate risk. Foreign currency exposures in part are also hedged by the use of forward foreign exchange contracts. Assets included in the Other category are commodities, cash and insurance contracts which are also unquoted assets. Equity securities include Unilever securities amounting to €12 million (0.1% of total plan assets) and €14 million (0.1% of total plan assets) at 31 December 2016 and 2015 respectively. Property includes property occupied by Unilever amounting to €34 million at 31 December 2016 (2015: €17 million). The pension assets above exclude the assets in a Special Benefits Trust amounting to €79 million (2015: €86 million) to fund pension and similar liabilities in the United States (see also note 17A on pages 121 to 122) and €68 million (2015: nil) in an escrow account that would otherwise have been payable to the main UK pension fund (see also note 11 on pages 107 to 108). SENSITIVITIES The sensitivity of the overall pension liabilities to changes in the weighted key assumptions are: Change in assumption Change in liabilities An equivalent decrease in each assumption would have an equal and opposite impact on liabilities. (b) Long-term medical cost inflation only relates to post retirement medical plans. The sensitivity analyses above have been determined based on reasonably possible changes of the respective assumptions occurring at the end of the reporting period and may not be representative of the actual change. It is based on a change in the key assumption while holding all other assumptions constant. When calculating the sensitivity to the assumption, the same method used to calculate the liability recognised in the balance sheet has been applied. The methods and types of assumptions used in preparing the sensitivity analysis did not change compared with the previous period. 98 Financial Statements Unilever Annual Report and Accounts 2016 Discount rate Inflation rate Life expectancy Long-term medical cost inflation(b) Increase by 0.5% -8% Increase by 0.5% +6% Increase by 1 year +4% Increase by 1.0% +1% Total assets Equities total – Europe – North America – Other Fixed income total – Government bonds – Investment grade corporate bonds – Other fixed income Derivatives Private equity Property and real estate Hedge funds Other Other plans 21,162 21 8,133 - 2,197 - 3,829 - 2,107 - 10,282 20 5,326 8 2,927 12 2,029 - (1,446) - 634 - 1,461 - 1,171 - 591 1 336 - 20,723 19 7,993 - 2,526 - 3,313 - 2,154 - 9,741 18 4,870 18 2,970 - 1,901 - (1,647)-721 - 1,689 - 1,123 - 810 1 293 -

4B. PENSIONS AND SIMILAR OBLIGATIONS CONTINUED CASH FLOW Group cash flow in respect of pensions and similar post-employment benefits comprises company contributions paid to funded plans and benefits paid by the company in respect of unfunded plans. The table below sets out these amounts: € million 2016 € million 2015 € million 2014 The triennial valuation of the UK pension fund is currently underway. The outcome will determine our funding requirements for 2017 and beyond. Excluding the UK pension fund deficit contributions, the current estimated Group employer contributions to be paid in 2017 are €480 million for our defined benefit plans and €210 million for our defined contribution plans. The Group’s funding policy is to periodically review the contributions made to the plans while taking account of local legislations. 4C. SHARE-BASED COMPENSATION PLANS As at 31 December 2016, the Group had share-based compensation plans in the form of performance shares, share options and other share awards. The numbers in this note include those for Executive Directors shown in the Directors’ Remuneration Report on pages 48 to 77 and those for key management shown in note 4A on page 94. Non-Executive Directors do not participate in any of the share-based compensation plans. The charge in each of the last three years is shown below, and relates to equity-settled plans: € million 2016 € million 2015 € million 2014 Income statement charge PERFORMANCE SHARE PLANS Performance share awards are made under the Management Co-Investment Plan (MCIP) and the Global Share Incentive Plan (GSIP). The MCIP allows Unilever’s managers to invest up to 60% of their annual bonus in shares in Unilever and to receive a corresponding award of performance-related shares. Under GSIP, Unilever’s managers receive annual awards of NV and PLC shares. The awards of both plans will vest after three years between 0% and 200% of grant level, depending on the satisfaction of performance metrics. The performance metrics of both MCIP and GSIP are underlying sales growth, operating cash flow and core operating margin improvement for the Group, except for GSIP awards granted to the managers of certain business units (below the Unilever Leadership Executive) which are subject to similar performance metrics but specific to the relevant business unit. There is an additional target based on relative total shareholder return (TSR) for senior executives. A summary of the status of the Performance Share Plans as at 31 December 2016, 2015 and 2014 and changes during the years ended on these dates is presented below: 2016 Number of shares 2015 Number of shares 2014 Number of shares Unilever Annual Report and Accounts 2016 Financial Statements 99 Outstanding at 1 January Awarded Vested Forfeited Outstanding at 31 December 15,979,140 7,016,274 (6,983,053) (1,194,301) 17,468,291 18,909,204 8,890,394 9,724,186 (8,448,454) (9,347,225) (1,931,091) (1,817,874) 14,818,060 15,979,140 17,468,291 Performance share plans Other plans (185) (13) (143)(186) (7)(2) (198) (150)(188) The fair value of awards at grant date is calculated using appropriate pricing models. This value is expensed over their vesting period, with a corresponding credit to equity. The expense is reviewed and adjusted to reflect changes to the level of awards expected to vest, except where this arises from a failure to meet a market condition. Any cancellations are recognised immediately in the income statement. Company contributions to funded plans: Defined benefit Defined contributions Benefits paid by the company in respect of unfunded plans: Defined benefit Group cash flow in respect of pensions and similar benefits 355 187 157 356 386 197 115 157 151 699 710 652

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 4C. SHARE-BASED COMPENSATION PLANS CONTINUED Share award value information 2016 2015 2014 ADDITIONAL INFORMATION At 31 December 2016, shares and options in NV or PLC totalling 16,085,024 (2015: 17,363,014) were held in respect of share-based compensation plans of NV, PLC and its subsidiaries, including North American plans. To satisfy the options granted, certain NV group companies hold 16,936,797 (2015: 17,772,147) ordinary shares of NV or PLC. Shares acquired during 2016 represent 0.20% of the Group’s called up share capital. The balance of shares held in connection with share plans at 31 December 2016 represented 0.6% (2015: 0.6%) of the Group’s called up share capital. The book value of €727 million (2015: €639 million) of all shares held in respect of share-based compensation plans for both NV and PLC is eliminated on consolidation by deduction from other reserves. Their market value at 31 December 2016 was €658 million (2015: €710 million). At 31 December 2016, the exercise price of nil PLC options (2015: nil) were above the market price of the shares. Shares held to satisfy options are accounted for in accordance with IAS 32 ‘Financial Instruments: Presentation’. All differences between the purchase price of the shares held to satisfy options granted and the proceeds received for the shares, whether on exercise or lapse, are charged to reserves. The basis of the charge to operating profit for the economic value of options granted is discussed on page 99. Between 31 December 2016 and 21 February 2017 (the latest practicable date for inclusion in this report), 2,862,195 shares were granted, 4,803,965 shares were vested and 13,036 shares were forfeited related to the Performance Share Plans. 5. NET FINANCE COSTS Net finance costs Notes 2016 2015 2014 (a) ‘Interest on bonds and other loans’ includes the impact of interest rate derivatives that are part of a fair value hedge accounting relationship and the recycling of results from the cash flow hedge accounting reserve relating to derivatives that were part of a cash flow hedge accounting relation. (b) For further details of derivatives for which hedge accounting is not applied, please refer to note 16C. 100 Financial Statements Unilever Annual Report and Accounts 2016 Finance costs Bank loans and overdrafts Interest on bonds and other loans(a) Dividends paid on preference shares Net gain/(loss) on transactions for which hedge accounting is not applied(b) On foreign exchange derivatives Exchange difference on underlying items Finance income Pensions and similar obligations 4B (584) (516)(500) (67) (501) (4) (12) (56) (57) (492)(425) (4)(4) 36(14) (215) 203 (218)(655) 254 641 115 (94) 144 117 (121)(94) (563) (493)(477) Net finance costs are comprised of finance costs and finance income, including net finance costs in relation to pensions and similar obligations. Finance income includes income on cash and cash equivalents and income on other financial assets. Finance costs include interest costs in relation to financial liabilities. Borrowing costs are recognised based on the effective interest method. Fair value per share award during the year €35.43 €33.17 €27.80

6. TAXATION 6A. INCOME TAX € million 2016 € million 2015 € million 2014 Tax charge in income statement The reconciliation between the computed weighted average rate of income tax expense, which is generally applicable to Unilever companies, and the actual rate of taxation charged is as follows: % 2016% 2015% 2014 Reconciliation of effective tax rate (a) The computed tax rate used is the average of the standard rate of tax applicable in the countries in which Unilever operates, weighted by the amount of profit before taxation generated in each of those countries. For this reason the rate may vary from year to year according to the mix of profit and related tax rates. Our tax rate is reduced by incentive tax credits, the benefit from preferential tax regimes that have been legislated by the countries and provinces concerned in order to promote economic development and investment. The tax rate is increased by business expenses which are not deductible for tax, such as entertainment costs and some interest expense and by irrecoverable withholding taxes on dividends paid by subsidiary companies and on other cross-border payments such as royalties and service fees, which cannot be offset against other taxes due. In 2016 there has been a net decrease in the amount provided for uncertain tax provisions, principally as the result of favourable audit settlements (versus a net increase in 2015). The Group’s future tax charge and effective tax rate could be affected by several factors, including changes in tax laws and their interpretation and still to be determined tax reform proposals in the EU, Switzerland and the United States, as well as the impact of acquisitions, disposals and any restructuring of our businesses. Unilever Annual Report and Accounts 2016 Financial Statements 101 Computed rate of tax(a) Differences due to: Incentive tax credits Withholding tax on dividends Expenses not deductible for tax purposes Irrecoverable witholding tax Income tax reserve adjustments – current and prior year Transfer to/(from) unrecognised deferred tax assets Effective tax rate 26 (4) 3 1 1 (1) - 24 27 (5)(5) 2 2 2 1 2 1 2 1 1 1 26 28 28 Current tax Current year Over/(under) provided in prior years Deferred tax Origination and reversal of temporary differences Changes in tax rates Recognition of previously unrecognised losses brought forward (2,026) 158 (1,992)(2,111) (57)68 (1,868) (2,049)(2,043) (65) (7) 18 82 (112) (13)4 19 20 (54) 88 (88) (1,922) (1,961)(2,131) Income tax on the profit for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustments to tax payable in respect of previous years. Current tax in the consolidated income statement will differ from the income tax paid in the consolidated cash flow statement primarily because of deferred tax arising on temporary differences and payment dates for income tax occurring after the balance sheet date. Unilever is subject to taxation in the many countries in which it operates. The tax legislation of these countries differs, is often complex and is subject to interpretation by management and the government authorities. These matters of judgement give rise to the need to create provisions for tax payments that may arise in future years. Provisions are made against individual exposures and take into account the specific circumstances of each case, including the strength of technical arguments, recent case law decisions or rulings on similar issues and relevant external advice. The provision is estimated based on the individual most likely outcome approach.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 6B. DEFERRED TAX € million As at 1 January 2016 € million € million € million As at 31 December 2016 € million As at 1 January 2015 € million € million € million As at 31 December 2015 Income statement Income statement Movements in 2016 and 2015 Other Other At the balance sheet date, the Group had unused tax losses of €4,138 million (2015: €3,338 million) and tax credits amounting to €644 million (2015: €629 million) available for offset against future taxable profits. Deferred tax assets have not been recognised in respect of unused tax losses of €3,622 million (2015: €2,941 million) and tax credits of €629 million (2015: €629 million), as it is not probable that there will be future taxable profits within the entities against which the losses can be utilised. The majority of these tax losses and credits arise in tax jurisdictions where they do not expire with the exception of €2,363 million (2015: €1,790 million) comprising corporate income tax losses in the Netherlands which expire between now and 2025 and state and federal tax losses in the US which expire between now and 2036. Other deductible temporary differences of €52 million (2015: €67 million) have not been recognised as a deferred tax asset. There is no expiry date for these differences. At the balance sheet date, the aggregate amount of temporary differences associated with undistributed earnings of subsidiaries for which deferred tax liabilities have not been recognised was €1,557 million (2015: €1,505 million). No liability has been recognised in respect of these differences because the Group is in a position to control the timing of the reversal of the temporary differences, and it is probable that such differences will not reverse in the foreseeable future. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority. The following amounts, determined after appropriate offsetting, are shown in the consolidated balance sheet: € million Assets 2016 € million Assets 2015 € million Liabilities 2016 € million Liabilities 2015 € million Total 2016 € million Total 2015 Deferred tax assets and liabilities 102 Financial Statements Unilever Annual Report and Accounts 2016 Pensions and similar obligations Provisions Goodwill and intangible assets Accelerated tax depreciation Tax losses Fair value gains Fair value losses Share-based payments Other Of which deferred tax to be recovered/(settled) after more than 12 months 568 579 2 (60) 128 28 9 44 56 434 516 126 (66) 96 12 (5) 59 13 198 343 (1,930) (810) 3 (35) 20 125 25 123 192 (1,427) (686) 27 (37) 21 131 (88) 766 922 (1,928) (870) 131 (7) 29 169 81 557 708 (1,301) (752) 123 (25) 16 190 (75) 1,354 1,185 (2,061) (1,744) (707) (559) 1,157 856 (2,206) (1,811) (1,049) (955) Pensions and similar obligations Provisions Goodwill and intangible assets Accelerated tax depreciation Tax losses Fair value gains Fair value losses Share-based payments Other 557 7 202 766 708 68 146 922 (1,301) (104) (523) (1,928) (752) (85) (33) (870) 123 (6) 14 131 (25) 14 4 (7) 16 8 5 29 190 (14) (7) 169 (75) 58 98 81 874 (23)(294)557 657 144 (93)708 (1,292)8 (17)(1,301) (753) 7 (6)(752) 123 14 (14)123 (10)(2)(13) (25) 10 (62)68 16 172 (2) 20 190 (29) 4 (50) (75) (559) (54) (94) (707) (248)88 (399)(559) Deferred tax is recognised using the liability method on taxable temporary differences between the tax base and the accounting base of items included in the balance sheet of the Group. Certain temporary differences are not provided for as follows:  goodwill not deductible for tax purposes;  the initial recognition of assets or liabilities that affect neither accounting nor taxable profit; and  differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted, or substantively enacted, at the year end. A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

6C. TAX ON OTHER COMPREHENSIVE INCOME Tax effects of the components of other comprehensive income were as follows: € million € million Tax (charge)/ credit 2016 € million € million € million Tax (charge)/ credit 2015 € million Before tax 2016 After tax 2016 Before tax 2015 After tax 2015 7. COMBINED EARNINGS PER SHARE Earnings per share for total operations for the 12 months were calculated as follows: € 2016 € 2015 € 2014 Combined earnings per share Millions of share units Calculation of average number of share units 2016 2015 2014 € million 2016 € million 2015 € million 2014 Calculation of earnings € million 2016 € million 2015 € million 2014 Calculation of core earnings Notes Unilever Annual Report and Accounts 2016 Financial Statements 103 Net profit attributable to shareholders’ equity Post-tax impact of non-core items 3 Core profit attributable to shareholders’ equity 5,184 186 4,909 5,171 301 (537) 5,370 5,210 4,634 Net profit Non-controlling interests Net profit attributable to shareholders’ equity 5,547 (363) 5,259 5,515 (350)(344) 5,184 4,909 5,171 Average number of shares: NV PLC Less shares held by employee share trusts and companies Combined average number of share units Add shares issuable in 2038 Add dilutive effect of share-based compensation plans Diluted combined average number of share units 1,714.7 1,310.2 (184.7) 1,714.7 1,714.7 1,310.2 1,310.2 (184.8)(184.4) 2,840.2 - 13.7 2,840.1 2,840.5 - 26.8 15.3 15.3 2,853.9 2,855.4 2,882.6 Basic earnings per share Diluted earnings per share Core EPS 1.83 1.82 1.88 1.73 1.82 1.72 1.79 1.82 1.61 The combined earnings per share calculations are based on the average number of share units representing the combined ordinary shares of NV and PLC in issue during the period, less the average number of shares held as treasury stock. In calculating diluted earnings per share and core earnings per share, a number of adjustments are made to the number of shares, principally: (i) conversion into PLC ordinary shares in the year 2038 of shares in a group company (refer below) and (ii) the exercise of share options by employees. On 19 May 2014 Unilever PLC purchased the shares convertible to PLC ordinary shares in 2038. Due to the repurchase the average number of combined share units is not adjusted for these shares from 20 May 2014 to 31 December 2016. For 2014 the adjusted average number of share units is calculated based on the number of days the shares were dilutive during the year ended 31 December 2014. Fair value gains/(losses) on financial instruments Remeasurements of defined benefit pension plans Currency retranslation gains/(losses) (15) - (15) (1,221) 241 (980) 217 - 217 82 18 100 1,124 (240) 884 (510) 29 (481) (1,019) 241 (778) 696 (193)503 Income tax is recognised in other comprehensive income for items recognised directly in equity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 8. DIVIDENDS ON ORDINARY CAPITAL € million 2016 € million 2015 € million 2014 Dividends on ordinary capital during the year Four quarterly interim dividends were declared and paid during 2016 totalling €1.26 (2015: €1.19) per NV ordinary share and £1.04 (2015: £0.87) per PLC ordinary share. Quarterly dividends of €0.32 per NV ordinary share and £0.28 per PLC ordinary share were declared on 26 January 2017, to be paid in March 2017. See note 26 ‘Events after the balance sheet date’ on page 130. Total dividends declared in relation to 2016 were €1.28 (2015: €1.21) per NV ordinary share and £1.09 (2015: £0.88) per PLC ordinary share. 9. GOODWILL AND INTANGIBLE ASSETS 104 Financial Statements Unilever Annual Report and Accounts 2016 GOODWILL Goodwill is initially recognised based on the accounting policy for business combinations (see note 21). Goodwill is subsequently measured at cost less amounts provided for impairment. The Group’s cash generating units (CGUs) are based on the four product categories and the three geographical areas. Goodwill acquired in a business combination is allocated to the Group’s CGUs, or groups of CGUs, that are expected to benefit from the synergies of the combination. These might not always be the same as the CGUs that include the assets and liabilities of the acquired business. Each unit or group of units to which the goodwill is allocated represents the lowest level within the Group at which the goodwill is monitored for internal management purposes, and is not larger than an operating segment. INTANGIBLE ASSETS Separately purchased intangible assets are initially measured at cost, being the purchase price as at the date of acquisition. On acquisition of new interests in group companies, Unilever recognises any specifically identifiable intangible assets separately from goodwill. These intangible assets are initially measured at fair value as at the date of acquisition. Development expenditure for internally-produced intangible assets is capitalised only if the costs can be reliably measured, future economic benefits are probable, the product is technically feasible and the Group has the intent and the resources to complete the project. Research expenditure to support development of internally-produced intangible assets is recognised in profit or loss as incurred. Indefinite-life intangibles mainly comprise trademarks and brands. These assets are not amortised but are subject to a review for impairment annually, or more frequently if events or circumstances indicate this is necessary. Any impairment is charged to the income statement as it arises. Finite-life intangible assets mainly comprise software, patented and non-patented technology, know-how and customer lists. These assets are amortised on a straight-line basis in the income statement over the period of their expected useful lives, or the period of legal rights if shorter. None of the amortisation periods exceeds ten years. NV dividends PLC dividends (1,974) (1,626) (1,862)(1,757) (1,542)(1,439) (3,600) (3,404)(3,196) Dividends are recognised on the date that the shareholder’s right to receive payment is established. This is generally the date when the dividend is declared.

9. GOODWILL AND INTANGIBLE ASSETS CONTINUED € million € million Indefinite-life intangible assets € million Finite-life intangible assets € million € million Movements during 2016 Goodwill Software Total Movements during 2015 Cost 1 January 2015 Acquisitions of group companies Disposals of group companies Reclassification to held for disposal Additions Disposals Currency retranslation 31 December 2015 Accumulated amortisation and impairment 1 January 2015 Amortisation/impairment for the year Disposals Currency retranslation 31 December 2015 Net book value 31 December 2015 15,725 1,012 (5) (34) - - 6,364 842 (42) (9) 3 - 685 112 - - 3 (3) 2,136 - - - 329 (7) 24,910 1,966 (47) (43) 335 (10) 680 286 22 80 1,068 17,378 7,444 819 2,538 28,179 (1,083) - - (82) (12) - - (1) (644) (8) 3 (24) (997) (265) 7 (14) (2,736) (273) 10 (121) (1,165) (13) (673) (1,269) (3,120) 16,213 7,431 146 1,269 25,059 There are no significant carrying amounts of goodwill and intangible assets that are allocated across multiple cash generating units. IMPAIRMENT CHARGES We have tested all material goodwill and indefinite-life intangible assets for impairment. No impairments were identified. SIGNIFICANT CGUs The goodwill and indefinite-life intangible assets held in the three CGUs relating to Foods across the geographical areas and Personal Care The Americas are considered significant within the total carrying amounts of goodwill and indefinite-life intangible assets at 31 December 2016 in terms of size, headroom and sensitivity to assumptions used. No other CGUs are considered significant in this respect. The goodwill and indefinite-life intangible assets held in the significant CGUs are: € billion 2016 € billion 2016 Indefinite-life intangibles € billion 2015 € billion 2015 Indefinite-life intangibles Goodwill Goodwill Value in use has been calculated as the present value of projected cash flows. A pre-tax discount rate of 7.4% (2015: 7.4%) was used. Unilever Annual Report and Accounts 2016 Financial Statements 105 Foods Europe Foods The Americas Foods Asia/AMET/RUB Personal Care The Americas 5.8 1.6 3.9 1.6 1.8 0.5 2.8 1.7 6.0 1.6 3.7 1.6 1.6 0.5 2.1 1.6 Cost 1 January 2016 Acquisitions of group companies Disposals of group companies Reclassification to held for disposal Additions Disposals Currency retranslation 31 December 2016 Accumulated amortisation and impairment 1 January 2016 Amortisation/impairment for the year Disposals Currency retranslation 31 December 2016 Net book value 31 December 2016 17,378 7,444 819 2,538 28,179 1,140 911 236 - 2,287 (2) (83) --(85) (55) - - - (55) -2 6 225 233 --(1) (42) (43) 328 84 8 (143) 277 18,789 8,358 1,068 2,578 30,793 (1,165) (13) (673) (1,269) (3,120) --(19) (291) (310) --1 42 43 --(7) 34 27 (1,165) (13) (698) (1,484) (3,360) 17,624 8,345 370 1,094 27,433

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 9. GOODWILL AND INTANGIBLE ASSETS CONTINUED For the significant CGUs, the following key assumptions were used in the discounted cash flow projections: Foods Foods The Americas Foods Asia/ AMET/RUB Personal Care The Americas Europe The projections cover a period of five years, as we believe this to be the most appropriate timescale over which to review and consider annual performances before applying a fixed terminal value multiple to the final year cash flows. The growth rates and margins used to estimate future performance are based on the conservative end of the range of estimates from past performance, our annual forecast and three year strategic plan extended to year 4 and 5. We have performed sensitivity analyses around the base assumptions. There are no reasonably possible changes in a key assumption that would cause the carrying amount to exceed recoverable amount. 10. PROPERTY, PLANT AND EQUIPMENT € million Land and buildings € million Plant and equipment € million Movements during 2016 Total (a) Includes €249 million (2015: €270 million) of freehold land. The Group has commitments to purchase property, plant and equipment of €478 million (2015: €535 million). 106 Financial Statements Unilever Annual Report and Accounts 2016 Cost 1 January 2016 Acquisitions of group companies Disposals of group companies Additions Disposals Currency retranslation Reclassification as held for sale 31 December 2016 Accumulated amortisation and impairment 1 January 2016 Disposals of group companies Depreciation charge for the year Disposals Currency retranslation Reclassification as held for sale 31 December 2016 Net book value 31 December 2016(a) Includes payments on account and assets in course of construction 4,551 15,366 19,917 -13 13 (1) (11) (12) 358 1,553 1,911 (84) (521) (605) 23 64 87 (102) (2) (104) 4,745 16,462 21,207 (1,443) (7,416) (8,859) 1 7 8 (149) (1,005) (1,154) 56 332 388 5 (15) (10) 47 46 93 (1,483) (8,051) (9,534) 3,262 8,411 11,673 189 1,236 1,425 Property, plant and equipment is measured at cost including eligible borrowing costs less depreciation and accumulated impairment losses. Depreciation is provided on a straight-line basis over the expected average useful lives of the assets. Residual values are reviewed at least annually. Estimated useful lives by major class of assets are as follows:  Freehold buildings (no depreciation on freehold land) 40 years  Leasehold land and buildings40 years (or life of lease if less)  Plant and equipment2–20 years Property, plant and equipment is subject to review for impairment if triggering events or circumstances indicate that this is necessary. If an indication of impairment exists, the asset’s or cash generating unit’s recoverable amount is estimated and any impairment loss is charged to the income statement as it arises. Longer-term sustainable growth rates Average near-term nominal growth rates Average operating margins 0.4% 1.2% 4.3% 1.2% -1.3% 3.0% 5.6% 6.3% 16% 15% 9% 17%

10. PROPERTY, PLANT AND EQUIPMENT CONTINUED € million Land and Movements during 2015 buildings € million Plant and equipment € million Total Cost 1 January 2015 Acquisitions of group companies Disposals of group companies Additions Disposals Currency retranslation Reclassification as held for sale 31 December 2015 Accumulated depreciation 1 January 2015 Disposals of group companies Depreciation charge for the year Disposals Currency retranslation Reclassification as held for sale 31 December 2015 4,200 40 - 369 (64) 37 (31) 14,714 13 (5) 1,513 (723) (5) (141) 18,914 53 (5) 1,882 (787) 32 (172) 4,551 15,366 19,917 (1,346) - (120) 31 (29) 21 (7,096) 2 (977) 620 (29) 64 (8,442) 2 (1,097) 651 (58) 85 (1,443) (7,416) (8,859) 3,108 7,950 11,058 Net book value 31 December 2015 Includes payments on account and assets in course of construction 217 1,334 1,551 11. OTHER NON-CURRENT ASSETS € million 2016 € million 2015 (a) Mainly relate to assets held in escrow for the UK pension fund and tax assets. Unilever Annual Report and Accounts 2016 Financial Statements 107 Interest in net assets of joint ventures Interest in net assets of associates Long-term trade and other receivables Fair value of biological assets Other non-current assets(a) 36 51 421 51 159 48 59 413 48 203 718 771 Joint ventures are undertakings in which the Group has an interest and which are jointly controlled by the Group and one or more other parties. Associates are undertakings where the Group has an investment in which it does not have control or joint control but can exercise significant influence. Interests in joint ventures and associates are accounted for using the equity method and are stated in the consolidated balance sheet at cost, adjusted for the movement in the Group’s share of their net assets and liabilities. The Group’s share of the profit or loss after tax of joint ventures and associates is included in the Group’s consolidated profit before taxation. Where the Group’s share of losses exceeds its interest in the equity accounted investee, the carrying amount of the investment is reduced to zero and the recognition of further losses is discontinued, except to the extent that the Group has an obligation to make payments on behalf of the investee. Biological assets are measured at fair value less costs to sell with any changes recognised in the income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 11. OTHER NON-CURRENT ASSETS CONTINUED € million 2016 € million 2015 Movements during 2016 and 2015 (a) Our principal joint ventures are Unilever Jerónimo Martins for Portugal, the Pepsi/Lipton Partnership for the US and Pepsi Lipton International for the rest of the world. (b) Associates as at 31 December 2016 primarily comprise our investments in Langholm Capital Partners. Other Unilever Ventures assets are included under ‘Other non-current non-financial assets’. In 2015 we sold shares in an associate (carrying value zero) for consideration of €110 million. The joint ventures and associates have no significant contingent liabilities to which the Group is exposed, and the Group has no significant contingent liabilities in relation to its interests in the joint ventures and associates. The Group has no outstanding capital commitments to joint ventures. Outstanding balances with joint ventures and associates are shown in note 23 on page 129. 12. INVENTORIES € million 2016 € million 2015 Inventories Inventories with a value of €110 million (2015: €100 million) are carried at net realisable value, this being lower than cost. During 2016, €113 million (2015: €119 million) was charged to the income statement for damaged, obsolete and lost inventories. In 2016, €113 million (2015: €123 million) was utilised or released to the income statement from inventory provisions taken in earlier years. 13. TRADE AND OTHER CURRENT RECEIVABLES We do not consider the fair values of trade and other receivables to be significantly different from their carrying values. Concentrations of credit risk with respect to trade receivables are limited, due to the Group’s customer base being large and diverse. Our historical experience of collecting receivables, supported by the level of default, is that credit risk is low across territories and so trade receivables are considered to be a single class of financial assets. Balances are considered for impairment on an individual basis rather than by reference to the extent that they become overdue. 108 Financial Statements Unilever Annual Report and Accounts 2016 Trade and other receivables are initially recognised at fair value plus any directly attributable transaction costs. Subsequently these assets are held at amortised cost, using the effective interest method and net of any impairment losses. Raw materials and consumables Finished goods and goods for resale 1,385 2,893 1,381 2,954 4,278 4,335 Inventories are valued at the lower of weighted average cost and net realisable value. Cost comprises direct costs and, where appropriate, a proportion of attributable production overheads. Net realisable value is the estimated selling price less the estimated costs necessary to make the sale. Joint ventures(a) 1 January Additions Dividends received/reductions Share of net profit/(loss) Currency retranslation 31 December Associates(b) 1 January Additions Dividend received/reductions Share of net profit/(loss) Currency retranslation 31 December 48 24 (151) 130 (15) 52 4 (137) 117 12 36 48 59 7 (8) (3) (4) 42 24 - (10) 3 51 59

13. TRADE AND OTHER CURRENT RECEIVABLES CONTINUED € million 2016 € million 2015 Trade and other current receivables Other receivables comprise financial assets of €396 million (2015: €379 million), and non-financial assets of €873 million (2015: €947 million). Financial assets include supplier and customer deposits, employee advances and certain derivatives. Non-financial assets mainly consist of reclaimable sales tax. € million 2016 € million 2015 Ageing of trade receivables € million 2016 € million 2015 Impairment provision for trade and other receivables – current and non-current impairments 14. TRADE PAYABLES AND OTHER LIABILITIES We do not consider the fair values of trade payables and other liabilities to be significantly different from their carrying values. € million € million 2015 Trade payables and other liabilities 2016 Included in others is deferred consideration on acquisitions, third party royalties, certain derivatives and dividends to non-controlling interests. Unilever Annual Report and Accounts 2016 Financial Statements 109 Due within one year Trade payables Accruals Social security and sundry taxes Others Due after more than one year Accruals Others Total trade payables and other liabilities 8,591 3,655 468 1,157 8,296 3,616 559 1,317 13,871 13,788 159 508 120 273 667 393 14,538 14,181 Trade payables and other liabilities are initially recognised at fair value less any directly attributable transaction costs. Trade payables and accruals are subsequently measured at amortised cost, using the effective interest method. Other liabilities are subsequently measured either at amortised cost, using the effective interest method or at fair value, with changes being recognised in the income statement. 1 January Charged to income statement Reductions/releases Currency retranslation 31 December 155 42 (35) 4 145 38 (25) (3) 166 155 Total trade receivables Less impairment provision for trade receivables Of which: Not overdue Past due less than three months Past due more than three months but less than six months Past due more than six months but less than one year Past due more than one year Impairment provision for trade receivables 3,472 (143) 3,047 (130) 3,329 2,917 2,537 666 102 69 98 (143) 2,200 634 73 52 88 (130) 3,329 2,917 Due within one year Trade receivables Prepayments and accrued income Other receivables 3,329 504 1,269 2,917 561 1,326 5,102 4,804

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 15. CAPITAL AND FUNDING The Group’s Treasury activities are designed to:      maintain a competitive balance sheet in line with A+/A1 rating (see below); secure funding at lowest costs for the Group’s operations, M&A activity and external dividend payments (see below); protect the Group’s financial results and position from financial risks (see note 16); maintain market risks within acceptable parameters, while optimising returns (see note 16); and protect the Group’s financial investments, while maximising returns (see note 17). The Treasury department provides central deposit taking, funding and foreign exchange management services for the Group’s operations. The department is governed by standards and processes which are approved by Unilever Leadership Executive (ULE). In addition to guidelines and exposure limits, a system of authorities and extensive independent reporting covers all major areas of activity. Performance is monitored closely by senior management. Reviews are undertaken periodically by corporate audit. Key instruments used by the department are:    short-term and long-term borrowings; cash and cash equivalents; and plain vanilla derivatives, including interest rate swaps and foreign exchange contracts. The Treasury department maintains a list of approved financial instruments. The use of any new instrument must be approved by the Chief Financial Officer. The use of leveraged instruments is not permitted. 110 Financial Statements Unilever Annual Report and Accounts 2016 ORDINARY SHARES Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects. INTERNAL HOLDINGS The ordinary shares numbered 1 to 2,400 (inclusive) in NV (‘Special Shares’) and deferred stock of PLC are held as to one half of each class by N.V. Elma – a subsidiary of NV – and one half by United Holdings Limited – a subsidiary of PLC. This capital is eliminated on consolidation. SHARE-BASED COMPENSATION The Group operates a number of share-based compensation plans involving options and awards of ordinary shares of NV and PLC. Full details of these plans are given in note 4C on pages 99 to 100. OTHER RESERVES Other reserves include the fair value reserve, the foreign currency translation reserve, the capital redemption reserve and treasury stock. SHARES HELD BY EMPLOYEE SHARE TRUSTS AND GROUP COMPANIES Certain PLC trusts, NV and group companies purchase and hold NV and PLC shares to satisfy performance shares granted, share options granted and other share awards (see note 4C). The assets and liabilities of these trusts and shares held by group companies are included in the consolidated financial statements. The book value of shares held is deducted from other reserves, and trusts’ borrowings are included in the Group’s liabilities. The costs of the trusts are included in the results of the Group. These shares are excluded from the calculation of earnings per share. FINANCIAL LIABILITIES Financial liabilities are initially recognised at fair value, less any directly related transaction costs. Certain bonds are designated as being part of a fair value hedge relationship. In these cases, the bonds are carried at amortised cost, adjusted for the fair value of the risk being hedged, with changes in value shown in profit and loss. Other financial liabilities, excluding derivatives, are subsequently carried at amortised cost. DERIVATIVE FINANCIAL INSTRUMENTS The Group’s use of, and accounting for, derivative instruments is explained in note 16 on page 115 and on pages 119 to 120.

15. CAPITAL AND FUNDING CONTINUED Unilever considers the following components of its balance sheet to be managed capital:    total equity – retained profit, other reserves, share capital, share premium, non-controlling interests (notes 15A and 15B); short-term debt – current financial liabilities (note 15C); and long-term debt – non-current bank loans, bonds and other loans (note 15C). The Group manages its capital so as to safeguard its ability to continue as a going concern and to optimise returns to our shareholders through an appropriate balance of debt and equity. The capital structure of the Group is based on management’s judgement of the appropriate balance of key elements in order to meet its strategic and day-to-day needs. We consider the amount of capital in proportion to risk and manage the capital structure in light of changes in economic conditions and the risk characteristics of the underlying assets. Our current long-term credit rating is A+/A1 and our short-term credit rating is A1/P1. We aim to maintain a competitive balance sheet which we consider to be the equivalent of a credit rating of A+/A1 in the long-term. This provides us with:     appropriate access to the debt and equity markets; sufficient flexibility for acquisitions; sufficient resilience against economic and financial uncertainty while ensuring ample liquidity; and optimal weighted average cost of capital, given the above constraints. Unilever monitors the qualitative and quantitative factors utilised by the rating agencies. This information is publicly available and is updated by the credit rating agencies on a regular basis. Unilever will take appropriate steps in order to maintain, or if necessary adjust, its capital structure. Unilever is not subject to financial covenants in any of its significant financing agreements. 15A. SHARE CAPITAL Issued, called up and fully paid(b) 2016 Issued, called up and fully paid(b) 2015 Authorised(a) 2016 Authorised(a) 2015 Unilever N.V. € million € million € million € million Unilever PLC PLC ordinary shares of 31/9p each PLC deferred stock of £1 each Internal holding eliminated on consolidation (£1 stock) £ million £ million 40.8 0.1 (0.1) 40.8 € million € million Unilever Group € million € million (a) At 31 December 2016, Unilever N.V. had 3,000,000,000 (2015: 3,000,000,000) authorised ordinary shares. The requirement for a UK company to have an authorised share capital was abolished by the UK Companies Act 2006. In May 2010 Unilever PLC shareholders approved new Articles of Association to reflect this. (b) At 31 December 2016, the following quantities of shares were in issue: 1,714,727,700 of NV ordinary shares; 2,400 of NV Special Shares; 1,310,156,361 of PLC ordinary shares and 100,000 of PLC deferred stock. The same quantities were in issue at 31 December 2015. (c) Conversion rate for PLC ordinary shares nominal value to euros is £1 = €5.143 (which is calculated by dividing the nominal value of NV ordinary shares by the nominal value of PLC ordinary shares). For information on the rights of shareholders of NV and PLC and the operation of the Equalisation Agreement, see the Corporate Governance report on pages 29 to 35. A nominal dividend of 6% per annum is paid on the deferred stock of PLC. Unilever Annual Report and Accounts 2016 Financial Statements 111 Ordinary share capital of NV Ordinary share capital of PLC 274 210 274 210 484 484 Euro equivalent in millions (at £1.00 = €5.143)(c) 210 210 40.8 0.1 (0.1) 40.8 NV ordinary shares of €0.16 each NV ordinary shares of €428.57 each (shares numbered 1 to 2,400 – ‘Special Shares’) Internal holdings eliminated on consolidation (€428.57 shares) 480 274 1 1 - (1) 480 274 1 1 -(1) 481 274 481 274

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 15B. EQUITY BASIS OF CONSOLIDATION Unilever is the majority shareholder of all material subsidiaries and has control in all cases. Information in relation to group companies is provided on pages 131 to 143. SUBSIDIARIES WITH SIGNIFICANT NON-CONTROLLING INTERESTS Unilever has one subsidiary company which has a material non-controlling interest, Hindustan Unilever Limited (HUL). Summary financial information in relation to HUL is shown below. € million 2016 € million 2015 HUL Balance sheet as at 31 December HUL Comprehensive income for the year ended 31 December HUL Cash flow for the year ended 31 December HUL Non-controlling interest ANALYSIS OF RESERVES FOR THE GROUP € million Total 2016 € million Total 2015 € million Total 2014 (a) Relates to option on purchase of subsidiary for non-controlling interest. Unilever acquired 3,902,584 (2015: 3,342,212) NV ordinary shares and 2,268,600 (2015: 2,102,300) PLC shares through purchases on the stock exchanges during the year. These shares are held as treasury stock as a separate component of other reserves. The total number held at 31 December 2016 was 151,953,411 (2015: 152,638,561) NV shares and 33,241,009 (2015: 33,391,209) PLC shares. Of these, 10,392,782 NV shares and 6,544,015 PLC shares were held in connection with share-based compensation plans (see note 4C on pages 99 to 100). 112 Financial Statements Unilever Annual Report and Accounts 2016 Fair value reserves Cash flow hedges Available-for-sale financial assets Currency retranslation of group companies Adjustment on translation of PLC's ordinary capital at 31/9p = €0.16 Capital redemption reserve Book value of treasury stock Other(a) (113) (98)(198) (168) 55 (174)(234) 76 36 (3,034) (164) 32 (4,164) - (3,285)(2,901) (164)(164) 32 32 (4,119)(4,125) (182)(182) (7,443) (7,816)(7,538) 1 January Share of (profit)/loss for the year ended 31 December Other comprehensive income Dividend paid to the non-controlling interest Other changes in equity Currency translation 31 December (271) (157) (8) 157 - (3) (258) (143) (10) 152 - (12) (282) (271) Net increase/(decrease) in cash and cash-equivalents 14 (107) Turnover Profit after tax Total comprehensive income 4,084 475 484 4,212 438 484 Non-current assets Current assets Current liabilities Non-current liabilities 791 1,160 (980) (110) 649 1,265 (968) (125)

15B. EQUITY CONTINUED € million 2016 € million 2015 Treasury stock – movements during the year € million 2016 € million 2015 Currency retranslation reserve – movements during the year OTHER COMPREHENSIVE INCOME RECONCILIATION € million 2016 € million 2015 Fair value gains/(losses) on financial instruments – movement during the year Refer to the consolidated statement of comprehensive income on page 84, the consolidated statement of changes in equity on page 85, and note 6C on page 103. € million 2016 € million 2015 Remeasurement of defined benefit pension plans net of tax Refer to the consolidated statement of comprehensive income on page 84, the consolidated statement of changes in equity on page 85, note 4B from page 94 to 99 and note 6C on page 103. € million 2016 € million 2015 Currency retranslation gains/(losses) – movement during the year Unilever Annual Report and Accounts 2016 Financial Statements 113 1 January Currency retranslation during the year: Other reserves Retained profit Non-controlling interest 31 December (3,512) 189 17 11 (3,031) (377) (109) 5 (3,295) (3,512) 1 January Movement during the year 31 December (1,473) (980) (2,357) 884 (2,453) (1,473) 1 January Cash flow hedges Available for sale financial assets 31 December (98) 6 (21) (198) 60 40 (113) (98) 1 January Currency retranslation during the year Movement in net investment hedges and exchange differences in net investments in foreign operations Recycled to income statement 31 December (3,285) 599 (365) 17 (2,901) (1,001) 617 - (3,034) (3,285) 1 January Purchases and other utilisations 31 December (4,119) (45) (4,125) 6 (4,164) (4,119)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 15C. FINANCIAL LIABILITIES € million Current 2016 € million Non-current 2016 € million Total 2016 € million Current 2015 € million Non-current 2015 € million Total 2015 Financial liabilities 2016(a)(b) Notes (a) For the purposes of notes 15C and 17A, financial assets and liabilities exclude trade and other current receivables and trade payables and other liabilities which are covered in notes 13 and 14 respectively. (b) Financial liabilities include €2 million (2015: €4 million) of secured liabilities. ANALYSIS OF BONDS AND OTHER LOANS € million Total 2016 € million Total 2015 (c) Of which €3 million (2015: €1 million) relates to a fair value adjustment following the fair value hedge accounting of a fix-to-float interest rate swap. Information in relation to the derivatives used to hedge bonds and other loans within a fair value hedge relationship is shown in note 16. 114 Financial Statements Unilever Annual Report and Accounts 2016 Unilever N.V. Floating Rate Notes 2018 (€) 1.750% Bonds 2020 (€) 0.500% Notes 2022 (€) 1.125% Bonds 2028 (€) 1.000% Notes 2023 (€) 0.500% Notes 2024 (€) 0.000% Notes 2020 (€) 2.950% Notes 2017 (Renminbi) Commercial paper Total NV Unilever PLC 4.750% Bonds 2017 (£) 2.000% Notes 2018 (£) Commercial paper Total PLC 749 748 743 692 496 492 299 41 819 749 747 742 - 495 - - 42 1,551 5,079 4,326 466 542 339(c) - 294(c) 373 1,133 881 Other group companies Switzerland Other United States 4.250% Notes 2021 (US$) 5.900% Bonds 2032 (US$) 4.800% Bonds 2019 (US$) 2.200% Notes 2019 (US$) 2.000% Notes 2026 (US$) 0.850% Notes 2017 (US$) 1.375% Notes 2021 (US$) 2.100% Notes 2020 (US$) 3.100% Notes 2025 (US$) 7.250% Bonds 2026 (US$) 6.625% Bonds 2028 (US$) 5.150% Notes 2020 (US$) 7.000% Bonds 2017 (US$) 5.600% Bonds 2097 (US$) 2.750% Notes 2016 (US$) Commercial paper (US$) Other countries Total other group companies Total bonds and other loans - 29 912 904 686 681 - 502 - 454 451 265 206 145 136 84 458 1,532 51 950 942 714 711 655 524 519 474 470 276 216 149 142 87 - 1,892 120 8,841 7,496 15,053 12,703 Preference shares Bank loans and overdrafts Bonds and other loans Finance lease creditors 20 Derivatives Other financial liabilities -68 68 899 247 1,146 4,367 10,686 15,053 9 134 143 175 10 185 ----68 68 762 302 1,064 3,583 9,120 12,703 37 158 195 118 6 124 289 200 489 5,450 11,145 16,595 4,789 9,854 14,643

16. TREASURY RISK MANAGEMENT (a) Applying hedge accounting has not led to material ineffectiveness being recognised in the income statement for both 2016 and 2015. The Group is exposed to the following risks that arise from its use of financial instruments, the management of which is described in the following sections:    liquidity risk (see note 16A); market risk (see note 16B); and credit risk (see note 17B). 16A. MANAGEMENT OF LIQUIDITY RISK Liquidity risk is the risk that the Group will face in meeting its obligations associated with its financial liabilities. The Group’s approach to managing liquidity is to ensure that it will have sufficient funds to meet its liabilities when due without incurring unacceptable losses. In doing this, management considers both normal and stressed conditions. A material and sustained shortfall in our cash flow could undermine the Group’s credit rating, impair investor confidence and also restrict the Group’s ability to raise funds. The Group maintained a cautious funding strategy, with a positive cash balance throughout 2015. This was the result of cash delivery from the business, coupled with the proceeds from bond issuances. This cash has been invested conservatively with low risk counter-parties at maturities of less than six months. Cash flow from operating activities provides the funds to service the financing of financial liabilities on a day-to-day basis. The Group seeks to manage its liquidity requirements by maintaining access to global debt markets through short-term and long-term debt programmes. In addition, Unilever has committed credit facilities for general corporate use. On 31 December 2016 Unilever had undrawn revolving 364-day bilateral credit facilities in aggregate of US$6,550 million (2015: US$6,550 million) with a 364-day term out. As part of the regular annual process, the intention is that these facilities will again be renewed in 2017. Unilever Annual Report and Accounts 2016 Financial Statements 115 DERIVATIVES AND HEDGE ACCOUNTING Derivatives are measured at fair value with any related transaction costs expensed as incurred. The treatment of changes in the value of derivatives depends on their use as explained below. (I) FAIR VALUE HEDGES(a) Certain derivatives are held to hedge the risk of changes in value of a specific bond or other loan. In these situations, the Group designates the liability and related derivative to be part of a fair value hedge relationship. The carrying value of the bond is adjusted by the fair value of the risk being hedged, with changes going to the income statement. Gains and losses on the corresponding derivative are also recognised in the income statement. The amounts recognised are offset in the income statement to the extent that the hedge is effective. When the relationship no longer meets the criteria for hedge accounting, the fair value hedge adjustment made to the bond is amortised to the income statement using the effective interest method. (II) CASH FLOW HEDGES(a) Derivatives are also held to hedge the uncertainty in timing or amount of future forecast cash flows. Such derivatives are classified as being part of cash flow hedge relationships. For an effective hedge, gains and losses from changes in the fair value of derivatives are recognised in equity. Any ineffective elements of the hedge are recognised in the income statement. If the hedged cash flow relates to a non-financial asset, the amount accumulated in equity is subsequently included within the carrying value of that asset. For other cash flow hedges, amounts deferred in equity are taken to the income statement at the same time as the related cash flow. When a derivative no longer qualifies for hedge accounting, any cumulative gain or loss remains in equity until the related cash flow occurs. When the cash flow takes place, the cumulative gain or loss is taken to the income statement. If the hedged cash flow is no longer expected to occur, the cumulative gain or loss is taken to the income statement immediately. (III) NET INVESTMENT HEDGES(a) Certain derivatives are designated as hedges of the currency risk on the Group’s investment in foreign subsidiaries. The accounting policy for these arrangements is set out in note 1. (IV) DERIVATIVES FOR WHICH HEDGE ACCOUNTING IS NOT APPLIED Derivatives not classified as hedges are held in order to hedge certain balance sheet items and commodity exposures. No hedge accounting is applied to these derivatives, which are carried at fair value with changes being recognised in the income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 16A. MANAGEMENT OF LIQUIDITY RISK CONTINUED The following table shows Unilever’s contractually agreed undiscounted cash flows, including expected interest payments, which are payable under financial liabilities at the balance sheet date: € million € million € million € million € million € million € million € million Net carrying amount as shown in balance sheet Due between 1 and 2 years Due between 2 and 3 years Due between 3 and 4 years Due between 4 and 5 years Due within 1 year Due after 5 years Undiscounted cash flows Total Notes security and sundry taxes 2015 Non-derivative financial liabilities: Preference shares Bank loans and overdrafts Bonds and other loans Finance lease creditors Other financial liabilities Trade payables excluding social security and sundry taxes Deferred consideration Issued financial guarantees (4) (741) (3,912) (51) (289) (13,205) (23) (4) (337) (1,493) (25) - (235) (158) (4) - (1,331) (22) - - - (4) - (1,567) (20) - - - (4) - (1,519) (18) - - - (72) - (5,509) (166) (200) - - (92) (1,078) (15,331) (302) (489) (13,440) (181) (68) (1,064) (12,703) (195) (489) (13,442) (179) 20 14 (15) - - - - - (15) - (18,240) (2,252) (1,357) (1,591) (1,541) (5,947) (30,928) (28,141) Derivative financial liabilities: Interest rate derivatives: Derivative contracts – receipts Derivative contracts – payments Foreign exchange derivatives: Derivative contracts – receipts Derivative contracts – payments Commodity derivatives: Derivative contracts – receipts Derivative contracts – payments (255) 198 (65) 60 (125) 124 - - - - - - (445) 382 5,686 (5,817) - - - - - - - - - - 5,686 (5,817) - - - - - - – (11) - - - - - (11) (199) (5) (1) - - - (205) (194) Total (18,439) (2,257) (1,358) (1,591) (1,541) (5,947) (31,133) (28,334) 116 Financial Statements Unilever Annual Report and Accounts 2016 2016 Non-derivative financial liabilities: Preference shares Bank loans and overdrafts Bonds and other loans Finance lease creditors 20 Other financial liabilities Trade payables excluding social 14 Deferred consideration Issued financial guarantees Derivative financial liabilities: Interest rate derivatives: Derivative contracts – receipts Derivative contracts – payments Foreign exchange derivatives: Derivative contracts – receipts Derivative contracts – payments Commodity derivatives: Derivative contracts – receipts Derivative contracts – payments Total (4) (4) (4) (4) (4) (72) (92) (68) (909) (4) (243) ---(1,156) (1,146) (4,700)(1,335) (1,669) (1,882) (1,634) (6,733) (17,953) (15,053) (24)(18) (18)(17) (16) (127) (220) (143) --------(13,156) (125) ----(13,281) (13,476) (247) (18) (24) -(490) (10) (789) (594) --------(19,040) (1,504) (1,958) (1,903) (2,144) (6,942) (33,491) (30,480) 56 420 - - - - 476 (70) (429) - - - - (499) 9,263 - - - - - 9,263 (9,580) - - - - - (9,580) -------(3) - - - - - (3) (334) (9) ----(343) (331) (19,374) (1,513) (1,958) (1,903) (2,144) (6,942) (33,834) (30,811)

16A. MANAGEMENT OF LIQUIDITY RISK CONTINUED The following table shows cash flows for which cash flow hedge accounting is applied. The derivatives in the cash flow hedge relationships are expected to have an impact on profit and loss in the same periods as the cash flows occur. € million € million € million € million € million € million € million € million Net carrying amount of related derivatives(a) Due between 1 and 2 years Due between 2 and 3 years Due between 3 and 4 years Due between 4 and 5 years Due within 1 year Due after 5 years Total 2015 Foreign exchange cash inflows Foreign exchange cash outflows Interest rate cash flows Commodity contracts cash flows 2,884 (2,883) (2) (11) 6 - (1) - 348 (300) - - - - - - - - - - - - - - 3,238 (3,183) (3) (11) 41 (1) (5) (a) See note 16C. 16B. MANAGEMENT OF MARKET RISK Unilever’s size and operations result in it being exposed to the following market risks that arise from its use of financial instruments: commodity price risk; currency risk; and interest rate risk. The above risks may affect the Group’s income and expenses, or the value of its financial instruments. The objective of the Group’s management of market risk is to maintain this risk within acceptable parameters, while optimising returns. Generally, the Group applies hedge accounting to manage the volatility in profit and loss arising from market risk. The Group’s exposure to, and management of, these risks is explained below. It often includes derivative financial instruments, the uses of which are described in note 16C. 31 December 2016 would have led to a derivatives in the cash flow hedge reserve hedge reserve). A decrease of 10% in would have the equal but opposite effect. of the residual risk, with respect to financial impact of a 10% change in exchange rates. A 10% strengthening of the euro against key would have led to approximately an additional (2015: €6 million gain). A 10% weakening of led to an equal but opposite effect. Unilever Annual Report and Accounts 2016 Financial Statements 117 POTENTIAL IMPACT OF RISKMANAGEMENT POLICY ANDSENSITIVITY TO THE RISK HEDGING STRATEGY (I) COMMODITY PRICE RISK The Group is exposed to the risk of changes in commodity prices in relation to its purchase of certain raw materials. At 31 December 2016, the Group had hedged its exposure to future commodity purchases with commodity derivatives valued at €441 million (2015: €221 million). The Group uses commodity forward contracts to hedge against this risk. All commodity forward contracts hedge future purchases of raw materials and the contracts are settled either in cash or by physical delivery. Commodity derivatives are generally designated as hedging instruments in cash flow hedge accounting relations. All commodity forward contracts are done in line with approvals from the Global Commodity Executive which is chaired by the Unilever Chief Supply Chain Officer (CSCO). A 10% increase in commodity prices as at €46 million gain on the commodity (2015: €22 million gain in the cash flow commodity prices on a full-year basis (II) CURRENCY RISK Currency risk on sales, purchases and borrowings Because of Unilever’s global reach, it is subject to the risk that changes in foreign currency values impact the Group’s sales, purchases and borrowings. At 31 December 2016, the exposure to the Group from companies holding financial assets and liabilities other than in their functional currency amounted to €76 million (2015: €60 million). The Group manages currency exposures within prescribed limits, mainly through the use of forward foreign currency exchange contracts. Operating companies manage foreign exchange exposures within prescribed limits. Local compliance is monitored centrally. Exchange risks related to the principal amounts of the US$ and Swiss franc denominated debt either form part of hedging relationships themselves, or are hedged through forward contracts. The aim of the Group’s approach to management of currency risk is to leave the Group with no material residual risk. This aim has been achieved in all years presented. As an estimation of the approximate impact instruments, the Group has calculated the Impact on income statement currencies to which the Group is exposed €7 million gain in the income statement the euro against these currencies would have 2016 Foreign exchange cash inflows Foreign exchange cash outflows Interest rate cash flows Commodity contracts cash flows 2,863 - - - - - 2,863 (2,905) -----(2,905) (40) 4 (6) ----(2) - (3) -----(3) 18

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 16B. MANAGEMENT OF MARKET RISK CONTINUED the euro against other currencies would have led which €56 million (2015: €44 million) gain would hedges used to cover future trade cash flows to A 10% strengthening of the euro against other (2015: €352 million) loss on the net investment on the Group’s investments. A 10% weakening led to a €295 million (2015: €430 million) gain currency exposure on the Group’s investments. equity from derivatives in cash flow hedge percentage point decrease in floating interest additional €1 million credit in equity from (2015: €1 million debit). (a) See the weighted average amount of net debt with fixed rate interest shown in the following table. 118 Financial Statements Unilever Annual Report and Accounts 2016 POTENTIAL IMPACT OF RISKMANAGEMENT POLICY ANDSENSITIVITY TO THE RISK HEDGING STRATEGY Currency risk on the Group’s net investments The Group is also subject to exchange risk in relation to the translation of the net investments of its foreign operations into euros for inclusion in its consolidated financial statements. These net investments include Group financial loans, which are monetary items that form part of our net investment in foreign operations, of €7.9 billion (2015: €8.2 billion), of which €3.5 billion (2015: €4.1 billion) is denominated in GBP. In accordance with IAS 21, the exchange differences on these financial loans are booked through reserves. Part of the currency exposure on the Group’s investments is also managed using US$ and Swiss franc net investment hedges with a nominal value of €3.5 billion (2015: €3.9 billion) for US$ and €(0.9) billion (2015: nil) for Swiss francs. At 31 December 2016, the net exposure of the net investments in foreign currencies amounts to €11.1 billion (2015: €11.3 billion). Unilever aims to minimise this foreign investment exchange exposure by borrowing in local currency in the operating companies themselves. In some locations, however, the Group’s ability to do this is inhibited by local regulations, lack of local liquidity or by local market conditions. Where the residual risk from these countries exceeds prescribed limits, Treasury may decide on a case-by-case basis to actively hedge the exposure. This is done either through additional borrowings in the related currency, or through the use of forward foreign exchange contracts. Where local currency borrowings, or forward contracts, are used to hedge the currency risk in relation to the Group’s net investment in foreign subsidiaries, these relationships are designated as net investment hedges for accounting purposes. Impact on equity – trade-related cash flow hedges A 10% strengthening of the euro against other currencies would have led to a €17 million (2015: €22 million) loss (of which €51 million (2015: €40 million) loss would relate to strengthening against sterling) on hedges used to cover future trade cash flows to which cash flow hedge accounting is applied. A 10% weakening of to a €19 million (2015: €24 million) gain (out of relate to strengthening against sterling) on which cash flow hedge accounting is applied. Impact on equity – net investment hedges currencies would have led to a €242 million hedges used to manage the currency exposure of the euro against other currencies would have on the net investment hedges used to manage the Impact on equity – net investments in group companies A 10% strengthening of the euro against all other currencies would have led to a €1,008 million negative retranslation effect (2015: €675 million negative retranslation effect). A 10% weakening of the euro against those currencies would have led to a €1,232 million positive retranslation effect (2015: €825 million positive retranslation effect). In line with accepted hedge accounting treatment and our accounting policy for financial loans, the retranslation differences would be recognised in equity. (III) INTEREST RATE RISK(a) The Group is exposed to market interest rate fluctuations on its floating rate debt. Increases in benchmark interest rates could increase the interest cost of our floating-rate debt and increase the cost of future borrowings. The Group’s ability to manage interest costs also has an impact on reported results. Taking into account the impact of interest rate swaps, at 31 December 2016, interest rates were fixed on approximately 81% of the expected net debt for 2017, and 71% for 2018 (70% for 2016 and 61% for 2017 at 31 December 2015). For interest management purposes, transactions with a maturity shorter than six months from inception date are not included as fixed interest transactions. The average interest rate on short-term borrowings in 2016 was 0.9% (2015: 0.9%). Unilever’s interest rate management approach aims for an optimal balance between fixed and floating-rate interest rate exposures on expected net debt. The objective of this approach is to minimise annual interest costs after tax and to reduce volatility. This is achieved either by issuing fixed or floating-rate long-term debt, or by modifying interest rate exposure through the use of interest rate swaps. Furthermore, Unilever has interest rate swaps for which cash flow hedge accounting is applied. Assuming that all other variables remain constant, a 1.0 percentage point increase in floating interest rates on a full-year basis as at 31 December 2016 would have led to an additional €11 million of finance costs (2015: €21 million additional finance costs). A 1.0 percentage point decrease in floating interest rates on a full-year basis would have an equal but opposite effect. Assuming that all other variables remain constant, a 1.0 percentage point increase in floating interest rates on a full-year basis as at 31 December 2016 would have led to an additional €1 million debit in relationships (2015: €1 million credit). A 1.0 rates on a full-year basis would have led to an derivatives in cash flow hedge relationships

16B. MANAGEMENT OF MARKET RISK CONTINUED The following table shows the split in fixed and floating-rate interest exposures, taking into account the impact of interest rate swaps and cross-currency swaps: € million 2016 € million 2015 16C. DERIVATIVES AND HEDGING The Group does not use derivative financial instruments for speculative purposes. The uses of derivatives and the related values of derivatives are summarised in the following table. Derivatives used to hedge: € million € million € million Trade payables and other liabilities € million € million Non-current financial liabilities € million Trade and other receivables Current financial liabilities Financial assets Total 31 December 2016 Foreign exchange derivatives including cross currency swaps Fair value hedges Cash flow hedges Hedges of net investments in foreign operations Hedge accounting not applied Interest rate swaps Fair value hedges Cash flow hedges Hedge accounting not applied Commodity contracts Cash flow hedges Hedge accounting not applied 31 December 2015 Foreign exchange derivatives including cross currency swaps Fair value hedges Cash flow hedges Hedges of net investments in foreign operations Hedge accounting not applied Interest rate swaps Fair value hedges Cash flow hedges Hedge accounting not applied Commodity contracts Cash flow hedges Hedge accounting not applied (a) Swaps that hedge the currency risk on intra-group loans and offset €174 million (2015: €155 million) within ‘Hedges of net investments in foreign operations’ are included within ‘Hedge accounting not applied’. Unilever Annual Report and Accounts 2016 Financial Statements 119 - 1 29 45 -155(a) 39 25(a) ---- - 4 5 - -----(34)-----(26)(118)(5) -----(1) ---(10)-----1 40 155 (85) - (1) 4 (5) - 73 230 (70)(118)(6) 109 Total assets 303 Total liabilities (194) 109 --36 - - 174(a) 79 (133)(a) ---(76) --- (27) - (67) (134) - ---- - (4) -(14) (6) (3) ------ (40) 147 (255) 3 - 23 18 (1) - 3 - 4 - 43 21 - (1) - 135 91 (146) (175) (10) (105) Total assets 226 Total liabilities (331) (105) Cash and cash equivalents Current other financial assets Current financial liabilities Non-current financial liabilities Net debt Of which: Fixed rate (weighted average amount of fixing for the following year) 3,382 599 (5,450) (11,145) 2,302 836 (4,789) (9,854) (12,614) (11,539) (11,505) (9,429)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 16C. DERIVATIVES AND HEDGING CONTINUED MASTER NETTING OR SIMILAR AGREEMENTS A number of legal entities within our Group enter into derivative transactions under International Swap and Derivatives Association (ISDA) master netting agreements. In general, under such agreements the amounts owed by each counter-party on a single day in respect of all transactions outstanding in the same currency are aggregated into a single net amount that is payable by one party to the other. In certain circumstances, such as when a credit event such as a default occurs, all outstanding transactions under the agreement are terminated, the termination value is assessed and only a single net amount is payable in settlement of all transactions. The ISDA agreements do not meet the criteria for offsetting the positive and negative values in the consolidated balance sheet. This is because the Group does not have any currently legally enforceable right to offset recognised amounts, between various Group and bank affiliates, because the right to offset is enforceable only on the occurrence of future credit events such as a default. The column ‘Related amounts not set off in the balance sheet – Financial instruments’ shows the netting impact of our ISDA agreements, assuming the agreements are respected in the relevant jurisdiction. (A) FINANCIAL ASSETS The following financial assets are subject to offsetting, enforceable master netting arrangements and similar agreements. Related amounts not set off in the balance sheet € million € million Gross amounts of recognised financial liabilities set off in the balance sheet € million € million € million € million Net amounts of financial assets presented in the balance sheet Gross amounts of recognised financial assets Cash collateral received Financial instruments As at 31 December 2016 Net amount As at 31 December 2015 Derivative financial assets 458 (155) 303 (153) (30) 120 (B) FINANCIAL LIABILITIES The following financial liabilities are subject to offsetting, enforceable master netting arrangements and similar agreements. Related amounts not set off in the balance sheet € million € million Gross amounts of recognised financial liabilities set off in the balance sheet € million € million € million € million Net amounts of financial liabilities presented in the balance sheet Gross amounts of recognised financial liabilities Cash collateral pledged Financial instruments Net amount As at 31 December 2016 As at 31 December 2015 Derivative financial liabilities 349 (155) 194 (153) - 41 17. INVESTMENT AND RETURN 120 Financial Statements Unilever Annual Report and Accounts 2016 CASH AND CASH EQUIVALENTS Cash and cash equivalents in the balance sheet include deposits, investments in money market funds and highly liquid investments. To be classified as cash and cash equivalents, an asset must:  be readily convertible into cash;  have an insignificant risk of changes in value; and  have a maturity period of three months or less at acquisition. Cash and cash equivalents in the cash flow statement also include bank overdrafts and are recorded at amortised cost. OTHER FINANCIAL ASSETS Other financial assets are first recognised on the trade date. At that point, they are classified as:  held-to-maturity investments;  loans and receivables;  available-for-sale financial assets; or  financial assets at fair value through profit or loss. Derivative financial liabilities 505 (174) 331 (147) - 184 Derivative financial assets 400 (174) 226 (147) - 79

17. INVESTMENT AND RETURN CONTINUED 17A. FINANCIAL ASSETS The Group’s Treasury function aims to protect the Group’s financial investments, while maximising returns. The fair value of financial assets is the same as the carrying amount for 2016 and 2015. The Group’s cash resources and other financial assets are shown below. € million € million Non-current 2016 € million € million € million Non-current 2015 € million Current 2016 Total 2016 Current 2015 Total 2015 Financial assets(a) (a) For the purposes of notes 15C and 17A, financial assets and liabilities exclude trade and other current receivables and trade payables and other liabilities which are covered in notes 13 and 14 respectively. (b) Current loans and receivables include short-term deposits with banks with maturities of longer than three months. (c) Current available-for-sale financial assets include government securities and A-or higher rated money and capital market instruments. Non-current available-for-sale financial assets predominantly consist of investments in a number of companies and financial institutions in Europe, India and the US, including €79 million (2015: €86 million) of assets in a trust to fund benefit obligations in the US (see also note 4B). Unilever Annual Report and Accounts 2016 Financial Statements 121 Cash and cash equivalents Cash at bank and in hand Short-term deposits with maturity of less than three months Other cash equivalents Other financial assets Held-to-maturity investments Loans and receivables(b) Available-for-sale financial assets(c) Financial assets at fair value through profit or loss: Derivatives Other Total 1,779 – 1,779 1,513 – 1,513 90 – 90 1,547 – 1,547 655 – 655 100 – 100 3,382 – 3,382 2,302 – 2,302 43 99 142 208 190 398 126 383 509 91 – 91 131 1 132 38 106 144 269 34 303 179 462 641 230 – 230 120 3 123 599 673 1,272 836 605 1,441 3,981 673 4,654 3,138 605 3,743 (I) HELD-TO-MATURITY INVESTMENTS These are assets with set cash flows and fixed maturities which Unilever intends to hold to maturity. They are held at cost plus interest using the effective interest method, less any impairment. (II) LOANS AND RECEIVABLES These are assets with an established payment profile and which are not listed on a recognised stock exchange. They are initially recognised at fair value, which is usually the original invoice amount plus any directly related transaction costs. Afterwards, loans and receivables are carried at amortised cost, less any impairment. (III) AVAILABLE-FOR-SALE FINANCIAL ASSETS Any financial assets not classified as either loans and receivables or financial assets at fair value through profit or loss or held-to-maturity investments are designated as available-for-sale. They are initially recognised at fair value, usually the original invoice amount plus any directly related transaction costs. Afterwards, they are measured at fair value with changes being recognised in equity. When the investment is sold or impaired, the accumulated gains and losses are moved from equity to the income statement. Interest and dividends from these assets are recognised in the income statement. (IV) FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS These are derivatives and assets that are held for trading. Related transaction costs are expensed as incurred. Unless they form part of a hedging relationship, these assets are held at fair value, with changes being recognised in the income statement. IMPAIRMENT OF FINANCIAL ASSETS Each year, the Group assesses whether there is evidence that financial assets are impaired. A significant or prolonged fall in value below the cost of an asset generally indicates that an asset may be impaired. If impaired, financial assets are written down to their estimated recoverable amount. Impairment losses on assets classified as loans and receivables are recognised in profit and loss. When a later event causes the impairment losses to decrease, the reduction in impairment loss is also recognised in profit and loss. Impairment losses on assets classified as available-for-sale are recognised by moving the loss accumulated in equity to the income statement. Any subsequent recovery in value of an available-for-sale debt security is recognised within profit and loss. However, any subsequent recovery in value of an equity security is recognised within equity, and is recorded at amortised cost.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 17A. FINANCIAL ASSETS CONTINUED € million 2016 € million 2015 Cash and cash equivalents reconciliation to the cash flow statement Approximately €1.5 billion (or 43%) of the Group’s cash and cash equivalents are held in the parent and central finance companies, for maximum flexibility. These companies provide loans to our subsidiaries that are also funded through retained earnings and third party borrowings. We maintain access to global debt markets through an infrastructure of short and long-term debt programmes. We make use of plain vanilla derivatives, such as interest rate swaps and foreign exchange contracts, to help mitigate risks. More detail is provided in notes 16, 16A, 16B and 16C on pages 115 to 120. The remaining €1.9 billion (57%) of the Group’s cash and cash equivalents are held in foreign subsidiaries which repatriate distributable reserves on a regular basis. For most countries, this is done through dividends which are in some cases subject to withholding or distribution tax. This balance includes €240 million (2015: €284 million, 2014: €452 million) of cash that is held in a few countries where we face cross-border foreign exchange controls and/or other legal restrictions that inhibit our ability to make these balances available for general use by the wider business. The cash will generally be invested or held in the relevant country and, given the other capital resources available to the Group, does not significantly affect the ability of the Group to meet its cash obligations. 17B. CREDIT RISK Credit risk is the risk of financial loss to the Group if a customer or counter-party fails to meet its contractual obligations. Additional information in relation to credit risk on trade receivables is given in note 13. These risks are generally managed by local controllers. Credit risk related to the use of treasury instruments is managed on a Group basis. This risk arises from transactions with financial institutions involving cash and cash equivalents, deposits and derivative financial instruments. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets. To reduce this risk, Unilever has concentrated its main activities with a limited number of counter-parties which have secure credit ratings. Individual risk limits are set for each counter-party based on financial position, credit rating and past experience. Credit limits and concentration of exposures are actively monitored by the Group’s treasury department. Netting agreements are also put in place with Unilever’s principal counter-parties. In the case of a default, these arrangements would allow Unilever to net assets and liabilities across transactions with that counter-party. To further reduce the Group’s credit exposures on derivative financial instruments, Unilever has collateral agreements with Unilever’s principal counter-parties in relation to derivative financial instruments. Under these arrangements, counter-parties are required to deposit securities and/or cash as a collateral for their obligations in respect of derivative financial instruments. At 31 December 2016 the collateral held by Unilever under such arrangements amounted to €3 million (2015: €30 million), of which €nil (2015: €30 million) was in cash, and €3 million (2015: €nil) was in the form of bond securities. The non-cash collateral has not been recognised as an asset in the Group’s balance sheet. Further details in relation to the Group’s exposure to credit risk are shown in note 13 and note 16A. 18. FINANCIAL INSTRUMENTS FAIR VALUE RISK The Group is exposed to the risks of changes in fair value of its financial assets and liabilities. The following table summarises the fair values and carrying amounts of financial instruments. € million € million € million Carrying amount 2016 € million Carrying amount 2015 Fair value 2016 Fair value 2015 Fair values of financial assets and financial liabilities 122 Financial Statements Unilever Annual Report and Accounts 2016 Financial assets Cash and cash equivalents Held-to-maturity investments Loans and receivables Available-for-sale financial assets Financial assets at fair value through profit or loss: Derivatives Other Financial liabilities Preference shares Bank loans and overdrafts Bonds and other loans Finance lease creditors Derivatives Other financial liabilities 3,382 142 398 509 91 132 2,302 144 303 641 230 123 3,382 142 398 509 91 132 2,302 144 303 641 230 123 4,654 (125) (1,147) (15,844) (165) (185) - 3,743 (132) (1,067) (13,509) (217) (124) (489) 4,654 (68) (1,146) (15,053) (143) (185) - 3,743 (68) (1,064) (12,703) (195) (124) (489) (17,466) (15,538) (16,595) (14,643) Cash and cash equivalents per balance sheet Less: bank overdrafts Cash and cash equivalents per cash flow statement 3,382 (184) 2,302 (174) 3,198 2,128

18. FINANCIAL INSTRUMENTS FAIR VALUE RISK CONTINUED The fair value of trade receivables and payables is considered to be equal to the carrying amount of these items due to their short-term nature. The instruments that have a fair value that is different from the carrying amount are classified as Level 2 for both 2015 and 2016 with exception of preference shares which are classified as Level 1 for both years. FAIR VALUE HIERARCHY The fair values shown in notes 15C and 17A have been classified into three categories depending on the inputs used in the valuation technique. The categories used are as follows:    Level 1: quoted prices for identical instruments; Level 2: directly or indirectly observable market inputs, other than Level 1 inputs; and Level 3: inputs which are not based on observable market data. For assets and liabilities which are carried at fair value, the classification of fair value calculations by category is summarised below: € million € million € million € million € million € million € million Total fair value 2016 € million Total fair value 2015 Level 1 2016 Level 1 2015 Level 2 2016 Level 2 2015 Level 3 2016 Level 3 2015 Notes (a) Includes €135 million (2015: €73 million) derivatives, reported within trade receivables, that hedge trading activities. (b) Includes €(146) million (2015: €(71) million) derivatives, reported within trade payables, that hedge trading activities. There were no significant changes in classification of fair value of financial assets and financial liabilities since 31 December 2015. There were also no significant movements between the fair value hierarchy classifications since 31 December 2015. The impact in the 2016 income statement due to Level 3 instruments is a gain of €94 million (2015: loss of €45 million). Reconciliation of Level 3 fair value measurements of financial assets is given below: € million € million Reconciliation of movements in Level 3 valuations 2016 2015 SIGNIFICANT UNOBSERVABLE INPUTS USED IN LEVEL 3 FAIR VALUES The largest asset valued using Level 3 techniques is a Split-Dollar Life Insurance of €43 million (2015: €41 million). A change in one or more of the inputs to reasonably possible alternative assumptions would not change the value significantly. During the year, an asset with a carrying value of €62 million as at 31 December 2015 (2014: €189 million, 2013: €190 million) was de-recognised. The asset was previously valued using Level 3 techniques and related to an unlisted investment recognised as an available for sale financial asset. The asset was impaired in 2015 but due to unforeseen circumstances, in 2016, this impairment was reversed and the asset disposed for a total consideration of €130 million. The 2016 profit or loss impact of the reversal of the previous impairment was a gain of €63 million recognised within ‘other income/(loss) from non-current investments’. Interest income of €5m was also recognised from this asset in 2016. CALCULATION OF FAIR VALUES The fair values of the financial assets and liabilities are defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Methods and assumptions used to estimate the fair values are consistent with those used in the year ended 31 December 2015. Unilever Annual Report and Accounts 2016 Financial Statements 123 1 January Gains and losses recognised in profit and loss Gains and losses recognised in other comprehensive income Purchases and new issues Sales and settlements Transfers into Level 3 Transfers out of Level 3 31 December 346 94 (12) (247) (187) - (100) 475 (45) 120 (91) (113) - - (106) 346 Assets at fair value Other cash equivalents 17A Available-for-sale financial assets 17A Financial assets at fair value through profit or loss: Derivatives(a) 16C Other 17A Liabilities at fair value Derivatives(b) 16C Contingent consideration 21 - 138 - - - - - 14 - 120 - - 90 98 226 131 (331) - 100 180 303 - (194) - - 273 - 1 - (380) - 447 - 3 - (104) 90 509 226 132 (331) (594) 100 641 303 123 (194) (179)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 18. FINANCIAL INSTRUMENTS FAIR VALUE RISK CONTINUED ASSETS AND LIABILITIES CARRIED AT FAIR VALUE   The fair values of quoted investments falling into Level 1 are based on current bid prices. The fair values of unquoted available-for-sale financial assets are based on recent trades in liquid markets, observable market rates, discounted cash flow analysis and statistical modelling techniques such as the Monte Carlo simulation. If all significant inputs required to fair value an instrument are observable, the instrument is included in Level 2. If one or more of the significant inputs is not based on observable market data, the instrument is included in Level 3. Derivatives are valued using valuation techniques with market observable inputs. The models incorporate various inputs including the credit quality of counter-parties, foreign exchange spot and forward rates, interest rate curves and forward rate curves of the underlying commodities. For listed securities where the market is not liquid, and for unlisted securities, valuation techniques are used. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same and discounted cash flow calculations.   OTHER FINANCIAL ASSETS AND LIABILITIES (FAIR VALUES FOR DISCLOSURE PURPOSES ONLY)  Cash and cash equivalents, trade and other current receivables, bank loans and overdrafts, trade payables and other current liabilities have fair values that approximate to their carrying amounts due to their short-term nature. The fair values of preference shares and listed bonds are based on their market value. Non-listed bonds, other loans, bank loans and non-current receivables and payables are based on the net present value of the anticipated future cash flows associated with these instruments using rates currently available for debt on similar terms, credit risk and remaining maturities. Fair values for finance lease creditors have been assessed by reference to current market rates for comparable leasing arrangements.    POLICIES AND PROCESSES USED IN RELATION TO THE CALCULATION OF LEVEL 3 FAIR VALUES Assets valued using Level 3 valuation techniques are primarily made up of long-term cash receivables and unlisted investments. Valuation techniques used are specific to the circumstances involved. Unlisted investments include €172 million (2015: €192 million) of investments within Unilever Ventures companies. 19. PROVISIONS € million 2016 € million 2015 Provisions € million € million € million Disputed Legal indirect taxes € million € million Movements during 2016 Restructuring Other Total Restructuring provisions primarily include people costs such as redundancy costs and cost of compensation where manufacturing, distribution or selling agreements are to be terminated. The Group is involved from time to time in legal and arbitration proceedings arising in the ordinary course of business. As previously disclosed, along with other consumer products companies and retail customers, Unilever is involved in a number of ongoing investigations by national competition authorities. These proceedings and investigations are at various stages and concern a variety of product markets. Where specific issues arise, provisions are made to the extent appropriate. Unilever expects the issues relating to these restructuring, legal and other provisions to be substantively resolved within five years. The provision for disputed indirect taxes is primarily comprised of disputes with Brazilian authorities, in particular relating to tax credits that can be taken for the PIS and COFINS indirect taxes in Brazil. Due to the nature of these disputes, the timing of any utilisation in relation to these provisions is uncertain. 124 Financial Statements Unilever Annual Report and Accounts 2016 1 January 2016 Income Statement: Charges Releases Utilisation Currency translation 31 December 2016 188 161 570 221 1,140 258 72 154 69 553 (33) (51) (46) (41) (171) (116) (55) (38) (38) (247) (6) (2) 154 2 148 291 125 794 213 1,423 Due within one year Due after one year Total provisions 390 1,033 309 831 1,423 1,140 Provisions are recognised where a legal or constructive obligation exists at the balance sheet date, as a result of a past event, where the amount of the obligation can be reliably estimated and where the outflow of economic benefit is probable.

20. COMMITMENTS AND CONTINGENT LIABILITIES € million Future minimum lease payments 2016 € million € million € million Future minimum lease payments 2015 € million € million Finance Cost 2016 Present value 2016 Finance cost 2015 Present value 2015 Long-term finance lease commitments (a) All leased land is classified as operating leases. The table below shows the net book value of property, plant and equipment under a number of finance lease agreements. € million € million Plant and equipment € million Net book value Buildings Total Cost Accumulated depreciation 31 December 2015 239 (82) 154 (133) 393 (215) 157 21 178 The Group has sublet part of the leased properties under finance leases. Future minimum sublease payments of €31 million (2015: €41 million) are expected to be received. € million 2016 € million 2015 Long-term operating lease commitments € million Operating leases 2016 € million Operating leases 2015 € million Other commitments 2016 € million Other commitments 2015 Operating lease and other commitments fall due as follows: The Group has sublet part of the leased properties under operating leases. Future minimum sublease payments of €17 million (2015: €5 million) are expected to be received. Other commitments principally comprise commitments under contracts to purchase materials and services. They do not include commitments to purchase property, plant and equipment, which are reported in note 10 on page 106. Unilever Annual Report and Accounts 2016 Financial Statements 125 Within 1 year Later than 1 year but not later than 5 years Later than 5 years 457 1,393 991 410 1,187 857 1,204 1,231 30 919 830 35 2,841 2,454 2,465 1,784 Land and buildings Plant and machinery 2,149 692 2,024 430 2,841 2,454 Cost Accumulated depreciation 31 December 2016 211 134 345 (79) (115) (194) 132 19 151 Buildings(a) Plant and machinery The commitments fall due as follows: Within 1 year Later than 1 year but not later than 5 years Later than 5 years 202 75 127 18 2 16 284 105 179 18 2 16 220 77 143 24 15 9 69 28 41 127 34 93 302 107 195 51 14 37 85 37 48 166 56 110 220 77 143 302 107 195 Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership. All other leases are classified as operating leases. Assets held under finance leases are initially recognised at the lower of fair value at the date of commencement of the lease and the present value of the minimum lease payments. Subsequent to initial recognition, these assets are accounted for in accordance with the accounting policy relating to that specific asset. The corresponding liability is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance costs in the income statement and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Lease payments under operating leases are charged to the income statement on a straight-line basis over the term of the lease. Contingent liabilities are either possible obligations that will probably not require a transfer of economic benefits, or present obligations that may, but probably will not, require a transfer of economic benefits. It is not appropriate to make provisions for contingent liabilities, but there is a chance that they will result in an obligation in the future. Contingent liabilities are disclosed at the risk adjusted best estimate of the amount that would be required to settle the liability as at the balance sheet date. Where a risk weighting is not available, the maximum exposure is reported.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 20. COMMITMENTS AND CONTINGENT LIABILITIES CONTINUED CONTINGENT LIABILITIES Contingent liabilities are possible obligations that are not probable. They arise in respect of litigation against Group companies, investigations by competition, regulatory and fiscal authorities and obligations arising under environmental legislation. In many markets, there is a high degree of complexity involved in the local tax regimes. The majority of contingent liabilities are in respect of fiscal matters. Assessing the amount of liabilities that are not probable is highly judgemental. Our best estimate of contingent liabilities at 31 December 2016 was €2,360 million (2015: €1,310 million), the largest of which relates to the local corporate reorganisation in 2001 explained further below. There has been no material change in our total contingent liability exposure since 2015. However, in prior years the contingent liabilities in respect of fiscal matters were disclosed on a tax assessment basis whereas in 2016 the basis has been extended to include unassessed years. During 2004, and in common with many other businesses operating in Brazil, one of our Brazilian subsidiaries received a notice of infringement from the Federal Revenue Service in respect of indirect taxes. The notice alleges that a 2001 reorganisation of our local corporate structure was undertaken without valid business purpose. The 2001 reorganisation was comparable with restructurings done by many companies in Brazil. The original dispute was resolved in the courts in the Group’s favour. However, in 2013 a new assessment was raised in respect of a similar matter. Additionally, during the course of 2014 another notice of infringement was issued based on the same grounds argued in the previous assessments. The total amount of the tax assessments in respect of this matter is €1,464 million. The judicial process in Brazil is likely to take a number of years to conclude. During 2006, Unilever filed a judicial measure to obtain the right to exclude the Brazilian ICMS indirect tax from the taxable base for the Brazilian PIS and COFINS indirect taxes, and obtained a favourable decision in 2007. In November 2016, this favourable decision was reversed on appeal to a higher court. The Group intends to appeal this decision. The total amount of the tax assessments in respect of this matter is €655 million. The Group believes that the likelihood that the tax authorities will ultimately prevail is low, however there can be no guarantee of success in court. In each case we believe our position is strong so they have not been provided for and are considered to be contingent liabilities. 21. ACQUISITIONS AND DISPOSALS 126 Financial Statements Unilever Annual Report and Accounts 2016 Business combinations are accounted for using the acquisition accounting method as at the acquisition date, which is the date at which control is transferred to the Group. Goodwill is measured at the acquisition date as the fair value of consideration transferred, plus non-controlling interests and the fair value of any previously-held equity interests less the net recognised amount (which is generally fair value) of the identifiable assets and liabilities assumed. Goodwill is subject to an annual review for impairment (or more frequently if necessary) in accordance with our accounting policies. Any impairment is charged to the income statement as it arises. Contingent consideration is measured at fair value with changes being recognised in the income statement. All other deferred consideration is held at amortised cost. Consideration transferred does not include amounts related to settlement of pre-existing relationships. Such amounts are generally recognised in net profit. Transaction costs are expensed as incurred, other than those incurred in relation to the issue of debt or equity securities. Changes in ownership that do not result in a change of control are accounted for as equity transactions and therefore do not have any impact on goodwill. The difference between consideration and the non-controlling share of net assets acquired is recognised within equity.

21. ACQUISITIONS AND DISPOSALS CONTINUED 2016 In 2016, the Group completed the following business acquisitions and disposals as listed below. Total consideration for 2016 acquisitions is €2,069 million (2015: €2,011 million for acquisitions completed during that year). More information related to the 2016 acquisitions is given on page 22. part of the Everstone Group. manufacturing plant to Santiago Saenz. On 1 June 2016 the Group announced that it had signed an agreement with Coca-Cola FEMSA and The Coca-Cola Company to sell the AdeS soy beverage business in Latin America for an aggregate amount of US$575 million. Subject to regulatory approval, the transaction is expected to complete during the first quarter of 2017. On 16 December 2016 the Group announced that it had signed an agreement to purchase Living Proof Inc., an innovative premium hair care business. The transaction completed on 1 February 2017 after receiving regulatory approval. Due to the proximity of deal completion to the issuance of the financial statements, no valuation work has commenced and no provisional numbers have been disclosed in the notes to the consolidated financial statements. EFFECT ON CONSOLIDATED INCOME STATEMENT Since the acquisition dates the 2016 acquisitions above have contributed €149 million to Group revenue and €21 million loss to Group operating profit. If all the above acquisitions had taken place at the beginning of the year, Group revenue would have been €53,127 million and Group operating profit would have been €7,807 million. 2015 In 2015, the Group completed the following business acquisitions listed below. The acquisition accounting has been finalised and subsequent changes to the provisional numbers published last year were immaterial. was acquired. care brand. salons and spas. The assets acquired were principally the Dermalogica brand. Unilever Annual Report and Accounts 2016 Financial Statements 127 DEAL COMPLETION DATE ACQUIRED BUSINESS 1 May 2015 Acquired REN Skincare, a prestige Personal Care business with an iconic British skin care brand. 1 May 2015 Camay and Zest brands acquired from The Procter & Gamble Company. In addition a manufacturing site 6 May 2015 Acquired Kate Somerville Skincare, a prestige Personal Care business with a leading independent skin 1 August 2015 Acquired Dermalogica, a prestige Personal Care business with the leading skin care brand in professional 1 September 2015 Murad, the leading clinical skin care brand, part of our prestige Personal Care business. 30 September 2015 Acquired Grom, a premium Italian gelato business. DEAL COMPLETION DATE ACQUIRED/DISPOSED BUSINESS 31 March 2016 Sold the bread and bakery business under the brand ‘Modern’ in India to Nimman Foods Private Limited, 7 April 2016 Acquired Indulekha and Vayodha brands from Mosons Group. 6 May 2016 Sold local Alberto Culver brands Antiall, Farmaco, Veritas, the rights for VO5 in Argentina and a 31 July 2016 Sold the Rice Exports business in India to LT Foods Middle East DMCC, a Group company of LT Foods Limited. 10 August 2016 Acquired Dollar Shave Club, a subscription-based direct-to-consumer male grooming business. 20 October 2016 Acquired Seventh Generation, a North American home and personal care eco-friendly naturals business. 1 December 2016 Acquired Blueair, a supplier of innovative mobile indoor air purification technologies and solutions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 21. ACQUISITIONS AND DISPOSALS CONTINUED EFFECT ON CONSOLIDATED BALANCE SHEET The following table sets out the effect of the acquisitions in 2016, 2015 and 2014 on the consolidated balance sheet. The fair values currently established for all acquisitions made in 2016 are provisional. Detailed information relating to goodwill is given in note 9 on pages 104 to 106. € million 2016 € million 2015 € million 2014 Acquisitions In 2016 the net assets acquired and total consideration consist of: € million 2016 No contingent liabilities were acquired in the acquisitions described above. Deferred consideration includes future payments which are contingent on acquired businesses achieving or exceeding contractually agreed financial targets within a predetermined timescale. These payments fall due up until 2021 with the maximum possible total payment of €1,950 million. A financial liability representing the best estimate of the Group’s future cash outflows is recognised in other current liabilities and other non-current liabilities on the balance sheet. This is initially recorded at fair-value and revalued at each reporting date with movements in fair value taken to the income statement. At 31 December 2016, the balance held in deferred consideration for acquisitions is €594 million (2015: €179 million), of which contingent consideration is €380 million (2015: €104 million). Goodwill represents the future value which the Group believes it will obtain through operational synergies and the application of acquired company ideas to existing Unilever channels and businesses. The table below shows the impact of all disposals during the year on the Group. The results of disposed businesses are included in the consolidated financial statements up to their date of disposal: € million 2016 € million 2015 € million 2014 Disposals 128 Financial Statements Unilever Annual Report and Accounts 2016 Goodwill and intangible assets Other non-current assets Current assets Trade creditors and other payables Net assets sold (Gain)/loss on recycling of currency retranslation on disposal Profit/(loss) on sale attributable to Unilever Consideration Cash Cash balances of businesses sold Non-cash items and deferred consideration 85 29 5 - 47 229 2 106 23 50 (2) (5) 119 - (95) 70 380 -(76) (9)1,392 24 61 1,696 16 8 - 62 1,727 (1)(4) -(27) 24 61 1,696 Intangible assets Other non-current assets Trade and other receivables Other current assets Non-current liabilities Current liabilities Net assets acquired Cash consideration Deferred consideration Total consideration Goodwill 1,147 115 44 122 (398) (101) 929 1,640 429 2,069 1,140 Net assets acquired Goodwill arising in subsidiaries Total consideration 929 1,140 999 240 1,012 184 2,069 2,011 424

22. ASSETS AND LIABILITIES HELD FOR SALE € million 2016 € million 2015 (a) Groups of assets held for sale are primarily assets of the AdeS soy beverage business in Latin America. Refer to note 21 on pages 126 to 128. 23. RELATED PARTY TRANSACTIONS The following related party balances existed with associate or joint venture businesses at 31 December: € million 2016 € million 2015 Related party balances JOINT VENTURES Sales by Unilever group companies to Unilever Jerónimo Martins and Pepsi Lipton joint ventures were €118 million and €69 million in 2016 (2015: €121 million and €69 million) respectively. Sales from Unilever Jerónimo Martins and from Pepsi Lipton joint ventures to Unilever group companies were €66 million and €51 million in 2016 (2015: €46 million and €51 million) respectively. Balances owed by/(to) Unilever Jerónimo Martins and Pepsi Lipton joint ventures at 31 December 2016 were €119 million and €(4) million (2015: €121 million and €(5) million) respectively. ASSOCIATES Langholm Capital Partners invests in private European companies with above-average longer-term growth prospects. Langholm Capital II was launched in 2009. Unilever has invested €57 million in Langholm Capital II, with an outstanding commitment at the end of 2016 of €18 million (2015: €20 million). Unilever Annual Report and Accounts 2016 Financial Statements 129 Trading and other balances due from joint ventures Trading and other balances due from/(to) associates 115 - 116 - A related party is a person or entity that is related to the Group. These include both people and entities that have, or are subject to, the influence or control of the Group. Groups of assets held for sale(a) Goodwill and intangibles Property, plant and equipment Inventories Trade and other receivables Other Non-current assets held for sale Property, plant and equipment Liabilities held for sale Liabilities associated with assets held for sale 98 46 34 1 5 43 73 35 3 5 184 159 22 20 1 6 Non-current assets and groups of assets and liabilities which comprise disposal groups are classified as ‘held for sale’ when all of the following criteria are met: a decision has been made to sell; the assets are available for sale immediately; the assets are being actively marketed; and a sale has been agreed or is expected to be concluded within 12 months of the balance sheet date. Immediately prior to classification as held for sale, the assets or groups of assets are remeasured in accordance with the Group’s accounting policies. Subsequently, assets and disposal groups classified as held for sale are valued at the lower of book value or fair value less disposal costs. Assets held for sale are not depreciated.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 24. 2014 PURCHASE OF ESTATE SHARES CONVERTIBLE TO UNILEVER PLC SHARES IN 2038 The first Viscount Leverhulme was the founder of the company which became Unilever PLC. When he died in 1925, he left in his will a large number of PLC shares in various trusts. When the will trusts were varied in 1983, the interests of the beneficiaries of his will were also preserved. Four classes of special shares were created in Margarine Union (1930) Limited, a subsidiary of PLC. One of these classes of shares (‘Estate shares’) has rights that enable it to be converted at the end of the year 2038 to 70,875,000 Unilever PLC ordinary shares. Before this date, these shares have no rights to dividends nor do they allow early conversion. There are 20,000 Estate shares with a nominal value of £0.01 each. On 19 May 2014, Unilever PLC purchased all of the Estate shares for a cash consideration of £715 million plus transaction costs. The resulting loss of €880 million, being the difference between the nominal value and the amount paid, was recorded in retained earnings. Unilever does not intend to re-sell these shares. 25. REMUNERATION OF AUDITORS During the year the Group (including its subsidiaries) obtained the following services from the Group auditors and its associates: € million 2016 € million 2015 € million 2014 (a) Of which €1 million was payable to KPMG Accountants N.V. (2015: €1 million; 2014: €1 million) and €3 million was payable to KPMG LLP (2015: €4 million; 2014: €4 million). (b) Comprises fees payable to the KPMG network of independent member firms affiliated with KPMG International Cooperative for audit work on statutory financial statements and Group reporting returns of subsidiary companies. (c) Amount payable to KPMG in respect of services supplied to associated pension schemes was less than €1 million individually and in aggregate (2015: less than €1 million individually and in aggregate; 2014: less than €1 million individually and in aggregate). (d) Amounts paid in relation to each type of service are individually less than €1 million. In aggregate the fees paid were €1 million (2015: €1 million; 2014: less than €1 million). 26. EVENTS AFTER THE BALANCE SHEET DATE On 26 January 2017 Unilever announced a quarterly dividend with the 2016 fourth quarter results of €0.3201 per NV ordinary share and £0.2768 per PLC ordinary share. On 1 February 2017 the Group completed the acquisition of Living Proof Inc. 130 Financial Statements Unilever Annual Report and Accounts 2016 Where events occurring after the balance sheet date provide evidence of conditions that existed at the end of the reporting period, the impact of these events is adjusted within the financial statements. Otherwise, events after the balance sheet date of a material size or nature are disclosed below. Fees payable to the Group’s auditors for the audit of the consolidated and parent company accounts of Unilever N.V. and Unilever PLC(a) Fees payable to the Group’s auditors for the audit of accounts of subsidiaries of Unilever N.V. and Unilever PLC pursuant to legislation(b) Total statutory audit fees(c) Audit-related assurance services Other taxation advisory services Services relating to corporate finance transactions Other assurance services All other non-audit services 4 10 5 5 9 9 14 –(d) –(d) – –(d) –(d) 14 14 –(d)–(d) –(d)–(d) – – –(d)–(d) –(d)–(d) This note includes all amounts paid to the Group’s auditors, whether in relation to their audit of the Group or otherwise.

27. GROUP COMPANIES AS AT 31 DECEMBER 2016 In accordance with section 409 of the Companies Act 2006 a list of subsidiaries, partnerships, associates, and joint ventures as at 31 December 2016 is set out below. All subsidiary undertakings are subsidiary undertakings of their immediate parent undertaking(s) pursuant to section 1162 (2) (a) of the Companies Act 2006 unless otherwise indicated – see the notes on page 143. All subsidiary undertakings not included in the consolidation are not included because they are not material for such purposes. All associated undertakings are included in the Unilever Group’s financial statements using the equity method of accounting unless otherwise indicated – see the notes on page 143. Principal group companies are identified in bold. These companies are incorporated and principally operate in the countries under which they are shown. The aggregate percentage of capital held by the Group is shown in the first column, except where it is 100%. SUBSIDIARY UNDERTAKINGS INCLUDED IN THE CONSOLIDATION Unilever Annual Report and Accounts 2016 Financial Statements 131 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address 72.50 Algeria Unilever Algérie SPA NV 72.50 DZD1,000.00 Ordinary Zone Industrielle Hassi Ameur Oran 31000 Argentina Alimentos de Soja S.A.U. NV 64.55 PLC 35.45 ARA1.00 Ordinary Tucumán 1, Piso 4°, Cdad. de Buenos Aires Argentina Arisco S.A. NV 64.55 PLC 35.45 ARA1.00 Ordinary Tucumán 1, Piso 4°, Cdad. de Buenos Aires Argentina Helket S.A. NV 64.55 PLC 35.45 ARA1.00 Ordinary Mendoza km 7/8 – Pocitos, San Juan 98 Argentina S.A.G.R.A. S.A. NV 63.26 PLC 34.74 ARA1.00 Ordinary Tucumán 1, Piso 4°, Cdad. de Buenos Aires Argentina Unilever de Argentina S.A. NV 64.55 PLC 35.45 ARA1.00 Ordinary Tucumán 1, Piso 4°, Cdad. de Buenos Aires Australia Ben & Jerry’s Franchising Australia Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Dermalogica Holdings Pty Limited PLC 100 AUD1.00 Ordinary 111 Chandos Street, Crows Nest, NSW 2065 Australia Dermalogica Pty Limited PLC 100 AUD2.00 Ordinary 111 Chandos Street, Crows Nest, NSW 2065 Australia DSC Australia Pty Limited NV 55.40 PLC 44.60 AUD1.00 Ordinary DLA Piper Australia, Level 38, 201 Elizabeth Street, Sydney, NSW 2000 Australia Tea Too Pty Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia TIGI Australia Pty Limited PLC 100 AUD1.00 Ordinary-A Level 17, 2-26 Park Street, Sydney, NSW 2000 PLC 100 AUD1.00 Ordinary-B Australia Unilever Australia (Holdings) Pty Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Unilever Australia Group Partnership PLC 100 Partnership Interest Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Unilever Australia Group Pty Limited PLC 100 AUD2.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Unilever Australia Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Unilever Australia Supply Services Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Australia Unilever Australia Trading Limited PLC 100 AUD1.00 Ordinary Level 17, 2-26 Park Street, Sydney, NSW 2000 Austria Delico Handels GmbH NV 100 EUR36,337.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien Austria Kuner Nahrungsmittel GmbH NV 100 EUR36,336.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien Austria Intuiskin GmbH NV 100 EUR35,000.00 Ordinary Seilerstätte 13, 1010, Wien Austria TIGI Handels GmbH NV 100 EUR36,336.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien Austria ULPC Handels GmbH NV 100 EUR218,019.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien Austria Unilever Austria GmbH NV 100 EUR10,000,000.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien Austria Unilever BCS Austria GmbH NV 55.40 PLC 44.60 EUR35,000.00 Ordinary Stella-Klein-Löw Weg 13, 1023 Wien 60.75 Bangladesh Unilever Bangladesh Limited NV 0 PLC 60.75 BDT100.00 Ordinary 51 Kalurghat Heavy Industrial Area, Kalurghat, Chittagong Belgium Intuiskin SPRL NV 100 EUR185.50 Ordinary Rond-Point Schuman, 6 Box 5, 1040 Ettebeek Belgium Unilever BCS Belgium NV/SA NV 55.40 PLC 44.60 No Par Value Ordinary Humaniteitslaan 292, 1190 Brussels Belgium Unilever Belgium NV/SA NV 100 No Par Value Ordinary Humaniteitslaan 292, 1190 Brussels Belgium Unilever Belgium Services SA/NV NV 100 No Par Value Ordinary Humaniteitslaan 292, 1190 Brussels Belgium Unilever Lipton Tea NV/SA NV 100 EUR1.00 Ordinary Humaniteitslaan 292, 1190 Brussels Bolivia Unilever Andina Bolivia S.A. NV 100 BOB10.00 Ordinary Av. Blanco Galindo Km. 10.4 Cochabamba Brazil Alberto Culver Participacoes Limitada NV 55.40 PLC 44.60 BRL1.00 Quotas Rua Líbero Badaró, 293 – 27º Floor – Suite 27D, Room 18 – São Paulo/SP Brazil Alberto-Culver do Brasil Cosmeticos Limitada NV 55.40 PLC 44.60 BRL1.00 Quotas Rua Caio Prado, 267 – Room 13, São Paulo/SP Brazil Euphoria Ice Cream Comercio de Alimentos Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas São Paulo, Estado de São Paulo, na Rua Pedroso Alvarenga, 1046, sala 147, Itaim Bibi, CEP 04531-004 Brazil Cicanorte Industria de Conservas Alimenticas S.A. NV 64.55 PLC 35.45 BRL2.80 Ordinary Rod. BR 101-Norte, s/n, km. 43,6 – Room 4, Igarassu /PE Brazil RGG – Comércio E Representações De Produtos De Higiene Pessoal Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 19 – São Paulo/SP Brazil Sorvete Escola Comercio de Alimentos Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Rua Pedroso Alvarenga, 1046, Suit 146, Itaim Bibi, Sao Paulo Brazil UB 4 – Comércio de Produtos de Limpeza Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 29 – São Paulo/SP Brazil UBA 2 – Comércio e Representação de Alimentos Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 21 – São Paulo/SP Brazil UBI 2 – Comercio de Alimentos Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 24 – São Paulo/SP Brazil UBI 4 – Comércio de Alimentos Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 28 – São Paulo/SP Brazil Unilever Brasil Gelados do Nordeste S.A. NV 64.55 PLC 35.45 No Par Value Ordinary – A Rod. BR 232, s/n, km. 13 – Jaboatão dos Guararapes/PE NV 64.55 PLC 35.45 No Par Value Ordinary – B Brazil Unilever Brasil Gelados Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 23 Brazil Unilever Brasil Industrial Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –13º floor – Room 4 Brazil Unilever Brasil Limitada NV 64.55 PLC 35.45 BRL1.00 Quotas Av. Presidente Juscelino Kubitschek, 1.309 –12º floor – Room 23, part of 13º floor and 14º floor – São Paulo/SP 50 Brazil UP! Alimentos Limitada NV 32.28 PLC 17.72 BRL1.00 Quotas Av. Escola Politécnica, 760, 2º Floor – Room 6 – São Paulo/SP 99 Brazil Veritas do Brazil Limitada NV 63.90 PLC 35.10 BRL1.00 Quotas Av. Marechal Floriano, 19 – Room 1001 Part – Rio de Janeiro/RJ Bulgaria Unilever BCS Bulgaria EOOD NV 55.40 PLC 44.60 BGN1,000.00 Ordinary City of Sofia, Borough Mladost, 1, Business Park, Building 3, Floor 1

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED 132 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Bulgaria Unilever Bulgaria EOOD NV 100 BGN1,000.00 Ordinary City of Sofia, Borough Mladost, 1, Business Park, Building 3, Floor 1 Cambodia Unilever (Cambodia) Limited NV 100 KHR20,000.00 Ordinary No. 443A Street 105, Sangkat Boeung Pralit, Khan 7 Makara Phnom Penh Capital Canada Dermalogica Canada Limited PLC 100 No Par Value Class A Common 3081, 3rd Avenue, Whitehorse, Yukon Territory, Y1A 4Z7 Canada DSC Canada, Inc NV 55.40 PLC 44.60 CAD0.01 Common P.O. Box 49130, 2900 – 595 Burrard Street, Vancouver BC V7X 1J5 Canada Rexdale Property Inc. NV 55.40 PLC 44.60 No Par Value Common 195 Belfield Road, Rexdale, Toronto, Ontario M9W 1G9 Canada Seventh Generation Family & Home ULC NV 55.40 PLC 44.60 No Par Value Common 800-885 West Georgia Street, Vancouver BC V6C 3H1 Canada Unilever BCS Canada Inc. NV 55.40 PLC 44.60 No Par Value Common 195 Belfield Road, Rexdale, Toronto, Ontario M9W 1G9 Canada 4012208 Canada Inc. NV 64.54 PLC 35.46 No Par Value Common 1000 rue de la Gauchetière Ouest, Bureau 2500, Montreal H3B 0A2 Canada Unilever Canada Inc. NV 64.54 PLC 35.46 No Par Value Class A 160 Bloor Street East, Suite 1400, Toronto ON M4W 3R2 NV 64.54 PLC 35.46 No Par Value Class B PLC 100 No Par Value Class C NV 64.54 PLC 35.46 No Par Value Class II Common NV 64.54 PLC 35.46 No Par Value Class III Common Chile Unilever Chile Limitada NV 64.55 PLC 35.45 Membership Interest Av. Carrascal N°3351, Quinta Normal, Santiago Av. Carrascal N°3351, Quinta Normal, Santiago Chile Unilever Chile SCC Limitada NV 64.55 PLC 35.45 Membership Interest China Blueair Shanghai Sales Co. Limited NV 100 RMB1,000,000 Noreste de la Terminal de Contenedores Mariel, aproximadamente 1.6 km, en el Municipio Mariel, Provincia Artemisa 67.71 China Ningbo Qinyuan Marketing Services Co. Limited NV 67.71 PLC 0 CNY1.00 Ordinary 298, Seaside Avenue, Hangzhou Bay New Zone 67.71 China Ningbo Qinyuan Water Equipment Co. Limited NV 67.71 PLC 0 CNY1.00 Ordinary 358, Ci Yi Road, Hangzhou Bay New Zone 67.71 China Qinyuan Group Co. Limited NV 67.71 PLC 0 CNY1.00 Ordinary Seaside Avenue, Cixi Econimce and Technical Development Zone (Hangzhou Bay New Zone) 67.71 China Shanghai Qinyuan Environment Protection Technology Co. Limited NV 67.71 PLC 0 CNY1.00 Ordinary Room 23, Hall 5, No. 38, Lane 168, Xing Fu Li Road, Fenjing Town, Jinsham District, Shanghai 201100 China Unilever (China) Investing Company Limited NV 100 USD1.00 Ordinary No.33 North Fuquan Road, Shanghai, 200335, China Unilever (China) Limited NV 100 USD1.00 Ordinary 88 Jinxiu Avenue, Hefei Economic and Technology Development Zone, Hefei, 230601 China Unilever (Tianjin) Company Limited NV 100 USD1.00 Ordinary Jingyi Road and Weiliu Road, Tianjin Airport Economic Area, Tianjin China Unilever Foods (China) Co. Limited NV 100 USD1.00 Ordinary 1068 Ting Wei Road, Jinshanzui Industrial Region, Jinshan District, Shanghai China Unilever Services (Hefei) Co. Limited NV 100 CNY1.00 Ordinary 88 Jinxiu Avenue, Hefei Economic and Technology Development Zone, Hefei, 230601 China Unilever (Sichuan) Company Limited NV 100 USD1.00 Ordinary No. 1 Unilever Avenue, Pengshan Country, Sichuan Province 610016 China Walls (China) Co. Limited NV 100 USD1.00 Ordinary No.16 Wanyuan Road, Beijing E&T Development, Beijing 100076 67.71 China Zhejiang Qinyuan Water Treatment Technology Co. Limited NV 67.71 PLC 0 CNY1.00 Ordinary 358, Ci Yi Road, Hangzhou Bay New Zone Colombia Unilever Colombia SCC S.A.S. NV 100 COP100.00 Ordinary Av. El Dorado, No. 69B-45. Bogota Corporate Center Piso 7, Bogotá Colombia Unilever Andina Colombia Limitada NV 100 COP100.00 Ordinary Av. El Dorado, No. 69B-45. Bogota Corporate Center Piso 7, Bogotá Costa Rica Unilever de Centroamerica S.A. NV 100 CRC1.00 Ordinary La Asunción de Belén, Planta Industrial Lizano, Autopista Bernardo Soto Costa Rica Unilever Costa Rica SCC S.A. NV 100 CRC1000.00 Ordinary Provincia de Heredia, Cantón Belén, Distrito de la Asunción, de la intersección Cariari-Belén, 400 Mts. Oeste, 800 Mts., al Norte 89.98 Cote D’Ivoire Unilever-Cote D’Ivoire NV 0 PLC 89.98 XOF5,000.00 Ordinary 01 BP 1751 Abidjan 01, Boulevard de Vridi Cote D’Ivoire Unilever Afrique de l’Ouest PLC 100 CFA 10,000.00 Ordinary Abidjan-Marcory, Boulevard Valery Giscard d’Estaing, Immeuble Plein Ciel, Business Center, 26 BP 1377, Abidjan 26 Croatia Unilever Hrvatska d.o.o. NV 100 HRK1.00 Ordinary Strojarska cesta 20, 10000 Zagreb 84 Cyprus Unilever Tseriotis Cyprus Limited NV 0 PLC 84 EUR1.00 Ordinary Head Offices, 195C Old Road Nicosia Limassol, CY-2540 Idalion Industrial Zone – Nicosia Czech Republic Unilever BCS CR, spol. s r.o. NV 55.40 PLC 44.60 CZK100,000.00 Ordinary Rohanske nabrezi 670/17, Karlín, Praha 8, 186 00 Czech Republic Unilever CR, spol. s r.o. PLC 100 CZK210,000.00 Ordinary Rohanske nabrezi 670/17, Karlín, Praha 8, 186 00 Denmark Unilever BCS Danmark A/S NV 55.40 PLC 44.60 DKK1,000.00 Ordinary Ørestads Boulevard 73, 2300 København S Denmark Unilever Danmark A/S NV 100 DKK1,000.00 Ordinary Ørestads Boulevard 73, 2300 København S Denmark Unilever Production ApS NV 100 DKK100.00 Ordinary Petersmindevej 30, 5000 Odense C 73.64 Denmark Froosh ApS NV 0 PLC 73.64 DKK1,000.00 Ordinary Lindgreens Alle 12, 3 Sal, 2300 København S Dominican Republic Unilever Caribe, S.A. NV 100 DOP1,000.00 Ordinary Ave. Winston Churchill, Torre Acrópolis Piso 17, Santo Domingo Ecuador Unilever Andina Ecuador S.A. NV 100 USD1.00 Ordinary Km 25 Vía a Daule, Guayaquil Egypt Fine Tea Co (SAE) PLC 100 EGP2.00 Ordinary Bourg El-Arab City, Alexandria Egypt Unilever Mashreq – Foods (SAE) PLC 100 EGP20.00 Ordinary Bourg El-Arab City, Alexandria Egypt Unilever Mashreq – Home Care (SAE) PLC 100 EGP2.00 Ordinary 6th of October City, 4th Industrial Zone, Piece Number 68, Giza Egypt Unilever Mashreq International Company PLC 100 USD1000.00 Ordinary 14th May Bridge, Ezbet Hegazy, Alexandria 60 Egypt Unilever Mashreq Trading LLC NV 0 PLC 60 EGP10.00 Ordinary Industrial Zone – 14th May Bridge, Smouha, Alexandria Egypt Unilever Mashreq – Personal Care (SAE) PLC 100 EGP10.00 Ordinary 6th of October City, 4th Industrial Zone, Piece Number 68, Giza Egypt Unilever Mashreq – Tea (SAE) PLC 100 EGP100.00 Ordinary Bourg El-Arab City, 1st Industrial Zone, Block 11, Piece Number 5, Alexandria El Salvador Unilever El Salvador SCC S.A. de C.V. NV 100 USD1.00 Ordinary Boulevard del Ejercito Nacional, Km. 3 1/2, San Salvador El Salvador Unilever de Centro America S.A. NV 100 USD100.00 Ordinary Boulevard del Ejercito Nacional, Km. 3 1/2, San Salvador England and Wales Accantia Group Holdings (unlimited company) NV 5.61 PLC 94.39 GBP0.01 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Alberto-Culver (Europe) Limited NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY

27. GROUP COMPANIES CONTINUED Unilever Annual Report and Accounts 2016 Financial Statements 133 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address England and Wales Alberto-Culver Company (U.K.) Limited NV 5.61 PLC 94.39 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR England and Wales Alberto-Culver Group Limited NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Alberto-Culver UK Holdings Limited NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Alberto-Culver UK Products Limited NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY NV 55.40 PLC 44.60 GBP5.00 Preference England and Wales Associated Enterprises Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales BBG Investments (France) Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Brooke Bond Assam Estates Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Brooke Bond Group Limited° PLC 100 GBP0.25 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Brooke Bond South India Estates Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Redeemable Preference England and Wales CPC (UK) Pension Trust Limited PLC 100 Limited by Guarantee Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Dermalogica (UK) Limited PLC 100 GBP1.00 Ordinary The Manser Building, Thorncroft Manor, Thorncroft Drive, Dorking, KT22 8JB England and Wales Intuiskin Limited NV 100 GBP1.00 Ordinary 16 Great Queen Street, Covent Garden, London, WC2B 5AH England and Wales Margarine Union (1930) Limited° PLC 100 GBP0.01 Estate Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Ordinary PLC 100 GBP1.00 Viscountcy England and Wales MBUK Trading Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Mixhold Investments Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Murad Europe Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Ren Limited PLC 100 GBP1.00 Ordinary 1st Floor, 16 Charles II Street, London, SW1Y 4QU England and Wales Ren Skincare Limited PLC 100 GBP1.00 Ordinary The Edison, 223 – 231 Old Marylebone Road, London, NW1 5QT England and Wales T2 Tea (UK) Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales TIGI Holdings Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales TIGI International Limited PLC 100 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR England and Wales TIGI Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Toni & Guy Products Limited° PLC 100 GBP0.001 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales UAC International Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales UML Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unidis Forty Nine Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever Australia Investments Limited PLC 100 AUD10.00 Ordinary-A Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Ordinary England and Wales Unilever Australia Partnership Limited PLC 100 AUD10.00 Ordinary-A Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Ordinary England and Wales Unilever Australia Services Limited PLC 100 AUD10.00 Ordinary-A Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Ordinary England and Wales Unilever BCS Limited NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever BCS UK Limited° NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Redeemable Golden Share England and Wales Unilever BCS UK Services Limited° NV 55.40 PLC 44.60 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP1.00 Redeemable Golden Share England and Wales Unilever Company for Industrial Development Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever Company for Regional Marketing and Research Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever Corporate Holdings Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever Employee Benefit Trustees Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever General Partner (Colworth Park) Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED 134 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address England and Wales Unilever Innovations Limited PLC 100 GBP1.00 Deferred Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP0.10 Ordinary England and Wales Unilever Overseas Holdings Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever Pension Trust Limited PLC 100 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR England and Wales Unilever Superannuation Trustees Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever U.K. Central Resources Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever U.K. Holdings Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales Unilever UK & CN Holdings Limited PLC 100 GBP10.00 Class A Redeemable Preference Unilever House, 100 Victoria Embankment, London, EC4Y 0DY PLC 100 GBP10.00 Class B Redeemable Preference PLC 100 GBP1.00 Ordinary-A PLC 100 GBP1.00 Ordinary-B England and Wales Unilever UK Group Limited NV 49.86 PLC 50.14 GBP1.00 Ordinary-A Unilever House, 100 Victoria Embankment, London, EC4Y 0DY NV 1.67 PLC 98.33 GBP1.00 Ordinary-B NV 5.61 PLC 94.39 GBP1.00 Ordinary-C England and Wales Unilever UK Limited NV 5.61 PLC 94.39 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR England and Wales Unilever UK Pension Fund Trustees Limited PLC 100 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR England and Wales Unilever US Investments Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY 86.25 England and Wales Unilever Ventures III Limited Partnership NV 57.50 PLC 28.75 Partnership Interest 1st Floor, 16 Charles II Street, London, SW1Y 4QU England and Wales Unilever Ventures Limited PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY England and Wales United Holdings Limited° PLC 100 GBP1.00 Ordinary Unilever House, 100 Victoria Embankment, London, EC4Y 0DY NV 99.67 PLC 0.33 GBP500.00 Preferred England and Wales USF Nominees Limited PLC 100 GBP1.00 Ordinary Unilever House, Springfield Drive, Leatherhead, KT22 7GR Estonia Unilever Eesti AS NV 100 EUR6.30 Ordinary Kalmistu tee 28a, Tallinna linn, Harju maakond, 11216 Ethiopia Unilever Manufacturing PLC PLC 100 ETB1,000.00 Ordinary Bole Sub City, Kebele 03/05, Lidiya Building, Addis Ababa Finland Unilever Finland Oy NV 100 EUR16.82 Ordinary Post Box 254, 00101 Helsinki Finland Unilever Ingman Production Oy NV 100 EUR1.00 Ordinary Post Box 254, 00101 Helsinki Finland Unilever Spreads Finland Oy NV 55.40 PLC 44.60 EUR1,250.00 Ordinary Roineentie 10, 00510 Helsinki 73.64 Finland Froosh OY NV 0 PLC 73.64 EUR25.00 Ordinary Energiataku 3, 00180 Helsinki 99.99 France Alsa France S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Ruiel-Malmaison 99.99 France Amora Maille Societe Industrielle S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary ZI de la Norge – Chevigny Saint-Sauveur, 21800 Quetigny 99.99 France Bestfoods France Industries S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Cogesal-Miko S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Fralib Sourcing Unit S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison France Grom France S.a.r.l NV 100 EUR10,000.00 Ordinary 81 Rue De Seine, 75006 Paris France Intuiskin S.A.S. NV 100 EUR1.00 Ordinary Parc activillage des Fontaines 38926 Crolles Cedex France Pégase S.A.S. NV 64.54 PLC 35.45 EUR50.00 Ordinary 6 rue des Frères Caudron, 78 140 Velizy Villacoublay 99.99 France Relai D'or Centrale S.A.S NV 64.54 PLC 35.45 No Par Value Ordinary 7, rue Armand Peugeot 92500 Rueil-Malmaison 99.99 France Saphir S.A.S. NV 64.54 PLC 35.45 EUR1.00 Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Sfejer S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Tigi Services France S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison France Unilever BCS France S.A.S. NV 55.40 PLC 44.60 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Unilever France S.A.S. NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Unilever France Holdings S.A.S. NV 64.54 PLC 35.45 EUR1.00 Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Unilever France HPC Industries S.A.S. NV 64.54 PLC 35.45 EUR1.00 Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison 99.99 France Unilever Retail Organization France NV 64.54 PLC 35.45 No Par Value Ordinary 20, rue des Deux Gares, 92500, Rueil-Malmaison Germany Dermalogica GmbH NV 100 EUR25,000.00 Ordinary Gerresheimer Landstraße 71, 40627 Düsseldorf 99.99 Germany DU Gesellschaft für Arbeitnehmerüberlassung mbH NV 64.54 PLC 35.45 DEM50,000.00 Ordinary Am Strandkai 1, 20457 Hamburg 99.99 Germany Maizena Grundstücksverwaltung GmbH & Co. OHG NV 63.60 PLC 36.39 Partnership Interest Schultetusstraße 37, 17153 Stavenhagen 99.99 Germany Pfanni GmbH & Co. OHG NV 64.54 PLC 35.45 Partnership Interest Schultetusstraße 37, 17153 Stavenhagen Germany Rizofoor GmbH NV 96.45 PLC 3.55 EUR15,350.00 Ordinary Schultetusstraße 37, 17153 Stavenhagen NV 100 EUR138,150.00 Ordinary Germany Schafft GmbH NV 64.55 PLC 35.45 EUR63,920.00 Ordinary Schultetusstraße 37, 17153 Stavenhagen NV 64.55 PLC 35.45 EUR100,000.00 Ordinary Germany TIGI Eurologistic GmbH PLC 100 EUR100.00 Ordinary Hertzstraße 6, 71083 Herrenberg-Gülstein PLC 100 EUR24.900.00 Ordinary Germany TIGI Haircare GmbH PLC 100 EUR25,600.00 Ordinary Hertzstraße 6, 71083 Herrenberg-Gülstein Germany UBG Vermietungs GmbH NV 64.74 PLC 35.26 EUR136,377,489.00 Ordinary Schultetusstraße 37, 17153 Stavenhagen Germany Unilever BCS Deutschland GmbH NV 55.40 PLC 44.60 EUR25,000.00 Ordinary Am Strandkai 1, 20457 Hamburg Germany Unilever BCS Deutschland Immobilien Leasing GmbH & Co. OHG NV 66.22 PLC 33.78 Partnership Interest Am Strandkai 1, 20457 Hamburg

27. GROUP COMPANIES CONTINUED Unilever Annual Report and Accounts 2016 Financial Statements 135 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Germany Unilever BCS IP Deutschland GmbH & Co. OHG NV 64.45 PLC 35.55 Partnership Interest Am Strandkai 1, 20457 Hamburg Germany Unilever BCS Sourcing Deutschland GmbH & Co. OHG NV 64.45 PLC 35.55 Partnership Interest Am Strandkai 1, 20457 Hamburg Germany Unilever BCS Verwaltungs GmbH NV 55.40 PLC 44.60 EUR25.000,00 Ordinary Am Strandkai 1, 20457 Hamburg Germany Unilever Deutschland GmbH NV 64.55 PLC 35.45 EUR90,000,000.00 Ordinary Am Strandkai 1, 20457 Hamburg NV 64.55 PLC 35.45 EUR2,000,000.00 Ordinary NV 64.55 PLC 35.45 EUR1,000,000.00 Ordinary Germany Unilever Deutschland Holding GmbH NV 64.55 PLC 35.45 EUR39,000.00 Ordinary Am Strandkai 1, 20457 Hamburg NV 64.55 PLC 35.45 EUR18,000.00 Ordinary NV 64.55 PLC 35.45 EUR14,300.00 Ordinary NV 64.55 PLC 35.45 EUR5.200.00 Ordinary NV 64.55 PLC 35.45 EUR6,500.00 Ordinary Germany Unilever Deutschland Immobilien Leasing GmbH & Co. OHG NV 66.33 PLC 33.67 Partnership Interest Schultetusstraße 37, 17153 Stavenhagen Germany Unilever Deutschland IPR GmbH & Co. OHG NV 64.55 PLC 35.45 Partnership Interest Schultetusstraße 37, 17153 Stavenhagen Germany Unilever Deutschland Produktions GmbH & Co. OHG NV 64.55 PLC 35.45 Partnership Interest Am Strandkai 1, 20457 Hamburg Germany Unilever Deutschland Produktions Verwaltungs GmbH NV 64.55 PLC 35.45 EUR179,000.00 Ordinary Am Strandkai 1, 20457 Hamburg Germany Unilever Deutschland Supply Chain Services GmbH NV 64.55 PLC 35.45 EUR51,150.00 Ordinary Am Strandkai 1, 20457 Hamburg Ghana Millers Swanzy (Ghana) Limited PLC 100 GHC1.00 Ordinary Swanmill, Kwame Nkrumah Avenue, Accra 66.56 Ghana Unilever Ghana Investments Limited NV 0 PLC 66.56 GHC10.00 Ordinary Plot No. Ind/A/3A-4, Heavy Industrial Area, Tema 66.56 Ghana Unilever Ghana Limited NV 0 PLC 66.56 GHC0.0192 Ordinary Plot No. Ind/A/3A-4, Heavy Industrial Area, Tema Greece Elais Unilever Hellas SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia Greece Elanthi SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia Greece Unilever Knorr SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia Greece UL BCS Logistics Consulting SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia Greece Unilever Logistics SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia Guatemala Unilever de Centroamerica S.A. Guatemala NV 100 GTQ60.00 Ordinary Diagonal 6. 10-50 zona 10, Ciudad de Guatemala. Nivel 17 Torre Norte Ed. Interamericas World Financial Center Guatemala Unilever Guatemala SCC S.A. NV 100 GTQ100.00 Ordinary 24 Avenida , Calzada Atanacio Tzul, 35-87 Zona 12 Ciudad de Guatemala Honduras Unilever de Centroamerica S.A. Honduras NV 100 HNL10.00 Ordinary Anillo Periférico 600 metros después de la colonia, Residencial Las Uvas contigua acceso de colonia residencial, Tegucigalpa Hong Kong Blueair Asia Limited NV 100 HKD0.01 Ordinary Suite 1106-8, 11/F, Tai Yau Building, 181 Johnston Road, Wanchai Hong Kong Kate Somerville Skincare, Hong Kong Limited NV 100 HKD1.00 Ordinary Room 1505, Wheelock House, 20 Pedder Street, Central Hong Kong Unilever Hong Kong Limited NV 64.55 PLC 35.45 HKD0.10 Ordinary 6 Dai Fu Street, Tai Po Industrial Estate, N.T. Hungary Multifrozen Kereskedelmi Kft PLC 100 HUF1.00 Ordinary 1138-Budapest, Váci u. 182 Hungary Unilever BCS Hungary Kft NV 55.40 PLC 44.60 HUF1.00 Ordinary 1138-Budapest, Váci u. 182 Hungary Unilever Magyarország Kft PLC 100 HUF1.00 Ordinary 1138-Budapest, Váci u. 182 67.20 India Bhavishya Alliance Child Nutrition Initiatives NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 India Blueair Limited NV 99.98 PLC 0.02 INR10. 00 Ordinary S-327, Greater Kailash – II, New Delhi – 110048, Delhi 67.20 India Daverashola Estates Private Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Hindlever Trust Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Hindustan Unilever Limited° NV 0 PLC 67.20 INR1.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Jamnagar Properties Private Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Lakme Lever Private Limited NV 0 PLC 67.20 INR10.00 Ordinary 1st Floor, Shreeniwas House, H. Somani Marg, (behind Bombay Gymkhana) Fort, Mumbai 40001 67.20 India Levers Associated Trust Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Levindra Trust Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Pond’s Exports Limited NV 0 PLC 67.20 INR1.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 67.20 India Unilever India Exports Limited NV 0 PLC 67.20 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 India Unilever Industries Private Limited° PLC 100 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 India Unilever Ventures India Advisory Private Limited PLC 100 INR1.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 84.99 Indonesia PT Unilever Indonesia Tbk NV 54.86 PLC 30.13 IDR10.00 Ordinary Grha Unilever, Green Office Park Kav 3, Jalan BSD Boulevard Barat, BSD City, Tangerang, 15345 99.26 Indonesia PT Unilever Enterprises Indonesia NV 64.07 PLC 35.19 IDR1,000.00 Ordinary Grha Unilever, Green Office Park Kav 3, Jalan BSD Boulevard Barat, BSD City, Tangerang, 15345 Indonesia PT Unilever Oleochemical Indonesia NV 100 IDR1,000,000.00 Ordinary KEK Sei Mangkei, Nagori Sei Mangkei, Kecamatan Bosar Maligas, Kabupaten Simalungun 21183, Sumatera Utara 99.35 Iran Unilever Iran (Private Joint Stock Company) NV 99.35 PLC 0 IRR1,000,000.00 Ordinary 137 Shiraz Building, Corner of the 21st Street, Khaled Eslamboli Ave, Tehran Ireland Lipton Soft Drinks (Ireland) Limited PLC 100 EUR1.26 Ordinary 20 Riverwalk, National Digital Park, Citywest Business Campus Dublin 24

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED 136 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Ireland Unilever BCS Ireland Limited NV 55.40 PLC 44.60 EUR1.00 Ordinary 20 Riverwalk, National Digital Park, Citywest Business Campus Dublin 24 Ireland Unilever Ireland (Holdings) Limited PLC 100 EUR1.26 Ordinary 20 Riverwalk, National Digital Park, Citywest Business Campus Dublin 24 Ireland Unilever Ireland Limited PLC 100 EUR1.26 Ordinary 20 Riverwalk, National Digital Park, Citywest Business Campus Dublin 24 Ireland Unilever Superannuation (Ireland) Trust Limited PLC 100 EUR1.26 Ordinary 20 Riverwalk, National Digital Park, Citywest Business Campus Dublin 24 Isle of Man Rational International Enterprises Limited PLC 100 USD1.00 Ordinary Bridge Chambers, West Quay, Ramsey, Isle of Man, IM8 1DL Israel Beigel & Beigel Mazon (1985) Limited NV 12.8 PLC 87.2 ILS1.00 Ordinary 3 Gilboa St. Airport City, Ben Gurion Airport Israel Bestfoods TAMI Holdings Limited NV 25.11 PLC 74.89 ILS0.001 Ordinary 52 Julius Simon Street, Haifa Israel Glidat Strauss Limited PLC 100 ILS1.00 Management Haharoshet 1, PO Box 2288, Akko, 24122 PLC 100 ILS1.00 Ordinary NV 0 PLC 0 ILS1.00 Dormant† Israel Israel Vegetable Oil Company Limited NV 25.11 PLC 74.89 ILS0.0001 Ordinary 52 Julius Simon Street, Haifa Israel Lever Distribution of Personal and Cleaning Products Limited PLC 100 ILS0.0001 Ordinary 52 Julius Simon Street, Haifa Israel Unilever Israel Foods Limited NV 25.10 PLC 74.90 ILS0.10 Class A 52 Julius Simon Street, Haifa NV 25.10 PLC 74.90 ILS0.10 Class B NV 25.10 PLC 74.90 ILS0.10 Class C NV 25.10 PLC 74.90 ILS0.0002 Special Israel Unilever Israel Home and Personal Care Limited PLC 100 ILS1.00 Ordinary 52 Julius Simon Street, Haifa Israel Unilever Israel Marketing Limited NV 25.11 PLC 74.89 ILS0.0001 Ordinary 52 Julius Simon Street, Haifa Israel Unilever Shefa Israel Limited NV 25.11 PLC 74.89 ILS1.00 Ordinary 52 Julius Simon Street, Haifa Italy Gromart S.R.L. NV 100 EUR1,815,800.00 Ordinary Piazza Paleocapa 1/D, 10100, Torino 51 Italy G.L.L. S.R.L. NV 51 PLC 0 EUR40,000.00 Common Via Crea 10, 10095, Grugliasco Italy Grom-PD S.R.L. NV 100 EUR40,000.00 Common Via Roma 101, 35122, Padova Italy Intuiskin S.R.L. NV 100 EUR10,000.00 Ordinary Via Tortona 25, cap 20144 – Milano Italy Unilever BCS Italia S.R.L. NV 55.40 PLC 44.60 EUR10,000.00 Ordinary Via Paolo di Dono 3/A 00142 Roma Italy Unilever Italia Administrative Services S.R.L. NV 100 EUR70,000.00 Ordinary Piazzale Biancamano n.8, 20121, Milano Italy Unilever Italia Logistics S.R.L. NV 100 EUR600,000.00 Ordinary Via Paolo di Dono 3/A 00142 Roma Italy Unilever Italia Manufacturing S.R.L. NV 100 EUR10,000,000.00 Ordinary Via Paolo di Dono 3/A 00142 Roma Italy Unilever Italia Mkt Operations S.R.L. NV 100 EUR25,000,000.00 Ordinary Via Paolo di Dono 3/A 00142 Roma Italy Unilever Italy Holdings S.R.L. NV 100 EUR200,000,000.00 Ordinary Via Paolo di Dono 3/A 00142 Roma Japan Unilever Japan Beverage K.K. NV 100 JPY50,000.00 Ordinary 2-1-1, Kamimeguro, Meguro-ku, Tokyo 153-8578 Japan Unilever Japan Customer Marketing K.K. NV 100 JPY50,000.00 Ordinary 2-1-1, Kamimeguro, Meguro-ku, Tokyo 153-8578 Japan Unilever Japan Holdings K.K. NV 100 JPY10,000.00 Ordinary 2-1-1, Kamimeguro, Meguro-ku, Tokyo 153-8578 Japan Unilever Japan K.K. NV 100 JPY50,000.00 Ordinary 2-1-1, Kamimeguro, Meguro-ku, Tokyo 153-8578 73.64 Japan Froosh K.K. NV 0 PLC 73.64 JPY50,000.00 Ordinary 1–10–3–901 Roppongi, Minatu–ku, Tokyo 106–0032 Japan Unilever Japan Service K.K. NV 100 JPY50,000.00 Ordinary 2-1-1, Kamimeguro, Meguro-ku, Tokyo 153-8578 Jersey Unilever Chile Investments Limited NV 64.55 PLC 35.45 GBP1.00 Ordinary 13 Castle Street, St Helier, Jersey , JE4 5UT 98.19 Kenya Brooke Bond Mombasa Limited NV 0 PLC 98.19 KES1.00 Ordinary Head Office, Kericho-Nakuru Road, P.O. BOX 20, 20200, Kericho 98.19 Kenya Mabroukie Tea & Coffee Estates Limited NV 0 PLC 98.19 KES1.00 Ordinary Head Office, Kericho-Nakuru Road, P.O. BOX 20, 20200, Kericho 51.08 Kenya The Limuru Tea Company Limited NV 0 PLC 51.08 KES20.00 Ordinary Head Office, Kericho-Nakuru Road, P.O. BOX 20, 20200, Kericho Kenya Unilever Kenya Limited° PLC 100 KES20.00 Ordinary Commercial Street, Industrial Area, P.O. BOX 30062-00100, Nairobi 98.20 Kenya Unilever Tea Kenya Limited NV 0 PLC 98.20 KES1.00 Ordinary Head Office, Kericho-Nakuru Road, P.O. BOX 20, 20200, Kericho Korea Unilever Korea Chusik Hoesa NV 100 KRW10,000.00 Ordinary 443 Taeheran-ro, Samsung-dong, Kangnam-gu, Seoul NV 100 KRW10,000.00 Preference Laos Unilever Services (Lao) Sole Co Limited NV 100 LAK80,0000.00 Ordinary Viengvang Tower, 4th Floor, Room no. 402A, Boulichan Road, Dongpalan Thong Village, Sisattanak District, Vientiane Capital Latvia Unilever Baltic LLC NV 100 EUR1.00 Ordinary Kronvalda bulvaris 3-10, Riga, LV-1010 Lebanon Unilever Levant s.a.r.l. NV 100 LBP1,000,000.00 Ordinary Sin El Fil, Zakher Building, Floor 4, Beirut Lithuania UAB Unilever Lietuva distribucija NV 100 EUR3,620.25 Ordinary Skuodo st. 28, Mazeikiai, LT-89100 Lithuania UAB Unilever Lietuva ledu gamyba NV 100 EUR3,620.25 Ordinary Skuodo st. 28, Mazeikiai, LT-89100 Malawi Unilever South East Africa (Private) Limited PLC 100 MWK2.00 Ordinary Abdul Majid Motor City, Chipembere Highway, Ginnery Corner, Blantyre 70 Malaysia Unilever (Malaysia) Holdings Sdn. Bhd. NV 0 PLC 70 RM1.00 Ordinary Level 34, Menara TM, Jalan Pantai Baru, 59200 Kuala Lumpur 70 Malaysia Unilever (Malaysia) Services Sdn. Bhd. NV 0 PLC 70 RM1.00 Ordinary Level 34, Menara TM, Jalan Pantai Baru, 59200 Kuala Lumpur Malaysia Unilever Foods (Malaysia) Sdn. Bhd. PLC 100 RM75.00 Ordinary Level 34, Menara TM, Jalan Pantai Baru, 59200 Kuala Lumpur Malaysia Unilever Malaysia Aviance Sdn. Bhd. PLC 100 RM1.00 Ordinary Level 34, Menara TM, Jalan Pantai Baru, 59200 Kuala Lumpur Mexico Unilever de Mexico S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Unilever Holding Mexico S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Unilever Manufacturera S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Servicios Professionales Unilever S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Unilever Mexicana S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Unilever Real Estate Mexico S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México Mexico Unilever Servicios de Promotoria, S.de R.L. de C.V. NV 64.55 PLC 35.45 Partnership Interest Av. Tepalcapa No.2, Col. Rancho Santo Domingo, C.P. 54900 Tultitlán, Estado de México

27. GROUP COMPANIES CONTINUED Unilever Annual Report and Accounts 2016 Financial Statements 137 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address 99.98 Morocco Unilever Maghreb S.A. NV 99.98 PLC 0 MAD100.00 Ordinary Km 10, Route Cotiere, Ain Sebaa, Casablanca Mozambique Unilever Mocambique Limitada NV 100 USD0.01 Ordinary Avenida 24 de Julho, Edifício 24, nº 1097, 4º andar, Maputo Myanmar Unilever (Myanmar) Limited NV 100 MMK8,200.00 Ordinary 40,41,47, Mintheidie Kyaw Swar Street, Shwe Pyi Thar Industrial Zone (2), Yangon Myanmar Unilever (Myanmar) Services Limited NV 100 USD10.00 Ordinary 150, Kabar Aye Pagoda Road, Bahn Township, Yangon 53.76 Nepal Unilever Nepal Limited NV 0 PLC 53.76 NPR100.00 Ordinary Basamadi V.D.C. – 5, P.O. Box-11, Hetauda, Dist. Makwanpur Netherlands Alberto-Culver Netherlands B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary-A Weena 455, 3013 AL Rotterdam NV 55.40 PLC 44.60 EUR1.00 Ordinary-B Netherlands Argentina Investments B.V.* NV 64.55 PLC 35.45 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Ben en Jerry’s Hellendoorn B.V.* NV 100 EUR453.78 Ordinary Reggeweg 15, 7447 AN Hellendoorn Netherlands BFO Holdings B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands BFO TWO B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands BrazH1 B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands BrazH2 B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Brazinvest B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Brazinvestee B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Chico-invest B.V.* NV 64.55 PLC 35.45 EUR455.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Doma B.V.* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Handelmaatschappij Noorda B.V.°* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Immobilia Transhome B.V.* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Itaho B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Lever Faberge Europe-Sourcing Unit Vlaardingen B.V.* NV 100 NLG1,000.00 Ordinary Deltaweg 150, 3133 KM Vlaardingen Netherlands Lipoma B.V.°* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Marga B.V.°* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Mavibel (Maatschappij voor Internationale Beleggingen) B.V.°* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Mexinvest B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Mixhold B.V.* NV 100 EUR1.00 Ordinary-A Weena 455, 3013 AL Rotterdam PLC 100 EUR1.00 Ordinary-B NV 55.40 PLC 44.60 EUR1.00 cumulative preference shares Netherlands Naamlooze Vennootschap Elma°*† NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam NV 0.25 PLC 99.75 NLG1,000.00 5% Cumulative Preference Netherlands New Asia B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Nommexar B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Oprichting Tessa BV NV 100 EUR1.00 Ordinary Nassaukade 5, Rotterdam Netherlands Ortiz Finance B.V.* NV 64.55 PLC 35.45 NLG100.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Pabulum B.V.* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Rizofoor B.V.* PLC 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Rolf von den Baumen’s Vetsmelterij B.V.* NV 100 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Rolon B.V.* NV 64.55 PLC 35.45 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Saponia B.V.°* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands ThaiB1 B.V.* NV 64.55 PLC 35.45 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands ThaiB2 B.V. NV 64.55 PLC 35.45 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Administration Centre B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Alser B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever BCS Europe B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever BCS Holdings B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever BCS NL Holdings Two B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever BCS Nederland B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Nassaukade 5, 3071 JL Rotterdam Netherlands Unilever BCS Research and Development B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Olivier van Noortlaan 120, 3133 AT Vlaardingen Netherlands Unilever BCS Sourcing Nederland B.V.* NV 55.40 PLC 44.60 EUR1.00 Ordinary Nassaukade 3, 3071 JL Rotterdam Netherlands Unilever Berran B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Canada Investments B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Caribbean Holdings B.V.* NV 100 EUR1,800.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Employee Benefits Management B.V.* PLC 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Employment Services B.V.* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Europe Business Center B.V.* NV 100 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Finance International B.V.°* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Foodsolutions B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Global Services B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Holdings B.V.* NV 100 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Home & Personal Care Nederland B.V.* NV 100 EUR100.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Indonesia Holding B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Insurances N.V. NV 100 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Nederland B.V.* NV 100 EUR454.00 Ordinary Nassaukade 5, 3071 JL Rotterdam Netherlands Unilever Nederland Foods Factories B.V.* NV 100 EUR46.00 ordinary Nassaukade 5, 3071 JL Rotterdam Netherlands Unilever Netherlands Retail Operations B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Nederland Holdings B.V.°* NV 100 EUR454.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Nederland Services B.V.* NV 100 EUR460.00 Ordinary Nassaukade 3, 3071 JL Rotterdam

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED 138 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Netherlands Unilever Overseas Holdings B.V.* PLC 100 NLG1,000.00 Ordinary Unilever House , 100 Victoria Embankment, London, EC4Y 0DY (Registered Seat: Rotterdam) Netherlands Unilever Research and Development Vlaardingen B.V.* NV 100 EUR460.00 Ordinary Olivier van Noortlaan 120, 3133 AT Vlaardingen Netherlands Unilever Turkey Holdings B.V.* NV 64.55 PLC 35.45 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever US Investments B.V.°* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Unilever Ventures Holdings B.V. NV 100 EUR453.79 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Univest Company B.V. NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands UNUS Holding B.V.*† NV 100 EUR0.10 Ordinary-A Weena 455, 3013 AL Rotterdam PLC 100 EUR0.10 Ordinary-B NV 0 PLC 0 EUR0.10 Ordinary–B Non-voting† Netherlands Verenigde Zeepfabrieken B.V.* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam Netherlands Wemado B.V.°* NV 100 NLG1,000.00 Ordinary Weena 455, 3013 AL Rotterdam New Zealand T2 NZ Limited PLC 100 NZD1.00 Ordinary Level 4, 103 Carlton Gore Rd, Newmarket, Auckland 1023 New Zealand Unilever New Zealand Limited PLC 100 NZD2.00 Ordinary Level 4, 103 Carlton Gore Rd, Newmarket, Auckland 1023 New Zealand Unilever New Zealand Superannuation Trustee Limited PLC 100 NZD1.00 Ordinary Level 4, 103 Carlton Gore Rd, Newmarket, Auckland 1023 New Zealand Unilever New Zealand Trading Limited PLC 100 NZD1.00 Ordinary Level 4, 103 Carlton Gore Rd, Newmarket, Auckland 1023 New Zealand Ben & Jerry’s Franchising New Zealand Limited PLC 100 NZD1.00 Ordinary Level 4, 103 Carlton Gore Rd, Newmarket, Auckland 1023 Nicaragua Unilever de Centroamerica S.A. Nicaragua NV 100 NIC50.00 Ordinary Km 11.5, Carretera Vieja a León, 800 Mts Norte, 100 Mts Este, 300 Mts Norte, Managua 56.27 Niger Unilever Niger S.A. NV 0 PLC 56.27 XOF10,000.00 Ordinary BP 10272 Niamey 60.06 Nigeria Unilever Nigeria Plc NV 0 PLC 60.06 NGN0.50 Ordinary 1 Billings Way, Oregun, Ikeja, Lagos 51 Nigeria West Africa Popular Foods Nigeria Limited NV 0 PLC 51 NGN1.00 Ordinary 1 Billings Way, Oregun, Ikeja, Lagos Norway Unilever Norge AS NV 100 NOK100.00 Ordinary Martin Linges vei 25, Postbox 1, 1331 Fornebu 73.64 Norway Froosh AS NV 0 PLC 73.64 NOK100.00 Ordinary Karl Johans Gate 2, Oslo, 0154 99.09 Pakistan Lever Associated Pakistan Trust (Private) Limited PLC 99.09 PKR10.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 99.09 Pakistan Lever Chemicals (Private) Limited NV 0 PLC 99.09 PKR10.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 99.09 Pakistan Sadiq (Private) Limited NV 0 PLC 99.09 PKR10.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 Pakistan Unilever Birds Eye Foods Pakistan (Private) Limited PLC 100 PKR10.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 75.85 Pakistan Unilever Pakistan Foods Limited NV 42.02 PLC 33.83 PKR10.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 99.09 Pakistan Unilever Pakistan Limited NV 0 PLC 99.09 PKR50.00 Ordinary Avari Plaza, Fatima Jinnah Road, Karachi – 75530 70.52 NV 0 PLC 70.52 PKR100.00 Preference Palestine Unilever Market Development Company PLC 100 ILS1.00 Ordinary Ersal St. Awad Center P.O.B 3801 Al-Beireh, Ramallah Panama Unilever Regional Services Panama S.A. NV 100 USD1.00 Ordinary Punta Pacífica, Calle Isaac Hanono Missri, P.H. Torre de las Américas, Torre C, Oficina 32, corregimiento de San Francisco, Distrito y Provincia de Panamá, Panama Unilever de Centroamerica S.A. Panama NV 100 No Nominal Value Calle Isaac Hanoro, Torre de las Americas, torre C, piso 32, corregimiento de San Francisco, distrito y provincia de Panamá Paraguay Unilever de Paraguay S.A. NV 100 PYG1,000,000.00 Ordinary 4544 Roque Centurión Miranda N° 1635 casi San Martin. Edificio Aymac II, Asunción Peru Unilever Andina Perú S.A. NV 100 PEN1.00 Ordinary Av. Paseo de la Republica 5895 OF. 401, Miraflores, Lima 18 Philippines Metrolab Industries, Inc. NV 64.55 PLC 35.45 PHP1.00 Common Linares Road, Gateway Business Park, Gen. Trias, Cavite NV 64.55 PLC 35.45 PHP10.00 Preference Philippines Unilever Philippines, Inc. NV 64.55 PLC 35.45 PHP50.00 Common 7th Floor, Bonifacio Stopover Corporate Center, 31st Street corner 2nd Avenue, Bonifacio Global City, Taguig City Philippines Unilever Philippines Body Care, Inc. NV 64.55 PLC 35.45 PHP100.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City Philippines Unilever Philippines Manufacturing, Inc. NV 64.55 PLC 35.45 PHP1.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City 50 Philippines Unilever RFM Ice Cream, Inc. NV 32.28 PLC 17.72 PHP1.00 Common-B Manggahan Light Industrial Compound, A. Rodriguez Avenue, Bo. Manggahan, Pasig City Poland Unilever Polska Sp. z o.o. PLC 100 PLN50.00 Ordinary Jerozolimskie 134, 02-305, Warszawa Poland Unilever Poland Services Sp. z o.o. PLC 100 PLN50.00 Ordinary Jerozolimskie 134, 02-305, Warszawa Poland Unilever Polska S.A. PLC 100 PLN10.00 Ordinary Jerozolimskie 134, 02-305, Warszawa Poland Unilever BCS Polska Sp. z o.o. NV 55.40 PLC 44.60 PLN50.00 Ordinary Jerozolimskie 134, 02-305, Warszawa Poland Unilever BCS Polska Holding Sp. z o.o. PLC 100 PLN50.00 Ordinary Jerozolimskie 134, 02-305, Warszawa Puerto Rico Unilever de Puerto Rico, Inc° NV 100 USD100.00 Ordinary Professional Services Park 997, San Roverta St., Suite 7, San Juan 99 Romania Unilever Romania S.A. NV 99 PLC 0 ROL0.10 Ordinary Ploiesti, 291 Republicii Avenue, Prahova County Romania Unilever Distribution SRL NV 100 ROL20.00 Ordinary Ploiesti, 291 Republicii Avenue, Prahova County Romania Unilever BCS SCE SRL NV 55.40 PLC 44.60 ROL10.00 Ordinary Ploiesti, 291 Republicii Avenue, Prahova County Romania Unilever South Central Europe S.A. NV 100 ROL260.50 Ordinary Ploiesti, 291 Republicii Avenue, Prahova County Russia Concern Kalina LLC NV 7.12 PLC 92.88 Membership Interest 620138, 80, Komsomol'skaya, Ekaterinburg Russia Inmarko Trade LLC NV 7.12 PLC 92.88 Membership Interest 644031, 205, 10 let Oktyabrya, Omsk 98.29 Russia JLLC Tulskiy Khladokombinat NV 6.99 PLC 91.29 RUR1.00 Ordinary 300016, 78, Ostrovskogo Street, Tula Russia OOO Unilever Rus NV 7.12 PLC 92.88 Membership Interest 123022, 13, Sergeya Makeeva Street, Moscow 49 Saudi Arabia Binzagr Unilever Limitedx NV 0 PLC 49 SAR1,000.00 Ordinary P.O.Box 5694, Jeddah 21432 Serbia Unilever Beograd d.o.o. NV 100 Membership Interest Belgrade, Serbia, Omladinskih brigada 90b – Novi Beograd Singapore T2 Singapore PTE Limited PLC 100 SGD1.00 Ordinary 20E Pasir Panjang Road, #06-22 Mapletree Business City, 117439 Singapore Unilever Asia Private Limited NV 100 SGD1.00 Ordinary 20 Pasir Panjang Road, #06-22 Mapletree Business City, 117439 Singapore Unilever Singapore Pte. Limited PLC 100 SGD1.00 Ordinary 20 Pasir Panjang Road, #06-22 Mapletree Business City, 117439

27. GROUP COMPANIES CONTINUED Unilever Annual Report and Accounts 2016 Financial Statements 139 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Slovakia Unilever BCS Slovensko, spol. s r.o. NV 55.40 PLC 44.60 EUR1.00 Ordinary Karadzicova 10, 821 08 Bratislava Slovakia Unilever Slovensko spol. s r.o. NV 100 EUR1.00 Ordinary Karadzicova 10, 821 08 Bratislava 74.25 South Africa Nollsworth Park Properties (Pty) Limited NV 11.21 PLC 63.04 ZAR2.00 Ordinary 15 Nollsworth Crescent, Nollsworth Park, La Lucia Ridge Office Estate, La Lucia, 4051 South Africa Unilever Market Development (Pty) Limited PLC 100 ZAR1.00 Ordinary 15 Nollsworth Crescent, Nollsworth Park, La Lucia Ridge Office Estate, La Lucia, 4051 74.25 South Africa Unilever South Africa (Pty) Limited NV 11.21 PLC 63.04 ZAR2.00 Ordinary 15 Nollsworth Crescent, Nollsworth Park, La Lucia Ridge Office Estate, La Lucia, 4051 74.25 South Africa Unilever South Africa Holdings (Pty) Limited NV 11.21 PLC 63.04 ZAR1.00 Ordinary 15 Nollsworth Crescent, Nollsworth Park, La Lucia Ridge Office Estate, La Lucia, 4051 0.02 NV 0.005 PLC 0.015 ZAR1.00 Ordinary-A 0.009 NV 0.002 PLC 0.007 ZAR1.00 Ordinary-B Spain Intuiskin S.L.U. NV 100 EUR1.00 Ordinary PA / Reding, 43, Izda 1, 29016 Malaga Spain Unilever BCS Spain, S.L.U. NV 55.40 PLC 44.60 EUR1.00 Ordinary C/ Tecnología 19, 08840 Viladecans Spain Unilever Espana S.A. NV 100 EUR48.00 Ordinary C/ Tecnología 19, 08840 Viladecans Spain Unilever HPC Industrial Espana S.L.U. NV 100 EUR1.00 Ordinary C/ Fuente de la Mora, 3-5-7-Edificio A, 3ª planta, 28050 Madrid Spain Unilever Services Espana S.A. NV 100 EUR60.00 Ordinary C/ Tecnología 19, 08840 Viladecans Spain Unilever Foods Industrial Espana, S.L.U. NV 100 EUR1.00 Ordinary C/ Felipe del Río, 14 – 48940 Leioa Sri Lanka Brooke Bond Ceylon Limited PLC 100 LKR100.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Ceytea Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Lever Brothers (Exports and Marketing) Limited° PLC 100 LKR2.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Maddema Trading Co. Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Premium Exports Ceylon (Pvt) Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka R.O. Mennell & Co. (Ceylon) Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Tea Estates Ceylon Limited PLC 100 LKR100.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Unilever Ceylon Services Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Unilever Ceylon Marketing Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Unilever Lipton Ceylon Limited PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sri Lanka Unilever Sri Lanka Limited° PLC 100 LKR10.00 Ordinary 258 M Vincent Perera Mawatha, Colombo 14 Sweden Alberto Culver AB NV 55.40 PLC 44.60 SEK100.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna Sweden Blueair AB NV 100 SEK100.00 Ordinary Danderydsgatan 11, 114 26, Stockholm Sweden Blueair Cabin Air AB NV 100 SEK100.00 Ordinary Danderydsgatan 11, 114 26, Stockholm Sweden Unilever BCS Sourcing Sweden AB NV 55.40 PLC 44.60 SEK1.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna Sweden Unilever BCS Sweden AB NV 55.40 PLC 44.60 SEK1.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna Sweden Unilever Holding AB NV 100 SEK100.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna Sweden Unilever Produktion AB NV 100 SEK50.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna Sweden Unilever Sverige AB NV 100 SEK100.00 Ordinary Box 1056, Svetsarevaegen 15, 17122, Solna 74.72 Sweden Froosh AB NV 0 PLC 74.72 SEK0.10–A Hammarby Kaj 24, Stockholm, 120 62 24.90 NV 0 PLC 24.90 SEK0.10–B 73.64 Sweden Froosh Sverige AB NV 0 PLC 73.64 SEK100.00–A Hammarby Kaj 24, Stockholm, 120 62 Sweden Jonborsten AB NV 100 SEK1.00 Ordinary Karlavagen 108, 115 26, Stockholm Switzerland Intuiskin SARL NV 100 CHF100.00 Ordinary Chemin Frank-Thomas 34, 1208 Genève Switzerland Knorr-Nährmittel AG NV 100 CHF1,000.00 Ordinary Bahnhofstrasse 19, CH 8240 Thayngen Switzerland Oswald Nahrungsmittel GmbH NV 100 CHF800,000.00 Ordinary Hinterbergstr. 30, CH-6312 Steinhausen Switzerland Unilever ASCC AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200, Schaffhausen Switzerland Unilever BCS Schweiz GmbH NV 55.40 PLC 44.60 CHF100.00 Ordinary Bahnhofstrasse 19, CH-8240 , Thayngen Switzerland Unilever Business and Marketing Support AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200 Schaffhausen Switzerland Unilever Finance International AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200, Schaffhausen Switzerland Unilever Overseas Holdings AG PLC 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200, Schaffhausen Switzerland Unilever Reinsurance AG NV 100 CHF1,000.00 Ordinary Baarerstrasse 75, CH-6302 Zug Switzerland Unilever Schaffhausen Service AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200, Schaffhausen Switzerland Unilever Schweiz GmbH NV 100 CHF100,000.00 Ordinary Bahnhofstrasse 19, CH-8240 Thayngen Switzerland Unilever Supply Chain Company AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8201, Schaffhausen Switzerland Unilever Swiss Holdings AG NV 100 CHF1,000.00 Ordinary Spitalstrasse 5, 8200, Schaffhausen 99.92 Taiwan Unilever Taiwan Limited NV 64.50 PLC 35.42 TWD10.00 Ordinary 3F., No. 550, Sec. 4, Zhongxiao East Rd., Xinyi District, Taipei City Tanzania Distan Limited PLC 100 TZS20.00 Ordinary Plot No.4A Pugu Road, Dar Es Salaam Tanzania UAC of Tanzania Limited PLC 100 TZS20.00 Ordinary Plot No.4A Pugu Road, Dar Es Salaam Tanzania Uniafric Trust Tanzania Limited PLC 100 TZS20.00 Ordinary Plot No.4A Pugu Road, Dar Es Salaam Tanzania Unilever Tanzania Limited PLC 100 TZS20.00 Ordinary Plot 4A Nyerere Road, Dar Es Salaam Tanzania Unilever Tea Tanzania Limited PLC 100 TZS20.00 Ordinary P.O. Box 40, Mufindi Thailand Unilever Thai Holdings Limited NV 64.55 PLC 35.45 THB100.00 Ordinary 161 Rama 9 Road, Huay Kwang, Bangkok 10310 Thailand Unilever Thai Services Limited NV 64.55 PLC 35.45 THB100.00 Ordinary 161 Rama 9 Road, Huay Kwang, Bangkok 10310 Thailand Unilever Thai Trading Limited NV 64.55 PLC 35.45 THB100.00 Ordinary 161 Rama 9 Road, Huay Kwang, Bangkok 10310 50.01 Trinidad & Tobago Unilever Caribbean Limited NV 0 PLC 50.01 TTD1.00 Ordinary Eastern Main Road, Champs Fleurs 97.61 Tunisia Unilever Tunisia S.A. NV 97.61 PLC 0 TND6.00 Ordinary Z.I. Voie Z4-2014 Mégrine Erriadh – Tunis 97.59 Tunisia Unilever Maghreb Export S.A. NV 97.59 PLC 0 TND5.00 Ordinary Voie Z4-2014 Mégrine Erriadh – Tunis 47.82 Tunisia UTIC Distribution S.A.x NV 47.82 PLC 0 TND10.00 Ordinary Z.I. Voie Z4 , Megrine Riadh, Tunis, 2014 99.98 Turkey Unilever Gida Sanayi ve Ticaret AS° NV 0.05 PLC 99.93 TRY0.01 Ordinary Saray Mahallesi Dr. Adnan Büyükdeniz Cad. No.13 34768 Ümraniye – Istanbul 99.98 Turkey Unilever Sanayi ve Ticaret Türk AS° NV 64.54 PLC 35.44 TRY0.01 Ordinary Saray Mahallesi Dr. Adnan Büyükdeniz Cad. No.13 34768 Ümraniye – Istanbul 99.99 Turkey Besan Besin Sanayi ve Ticaret AS NV 64.55 PLC 35.44 TRY0.01 Ordinary Saray Mahallesi Dr. Adnan Büyükdeniz Cad. No.13 34768 Ümraniye – Istanbul

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED 140 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address 99.64 Turkey Dosan Konserve Sanayi ve Ticaret AS NV 64.32 PLC 35.32 TRY0.01 Ordinary Saray Mahallesi Dr. Adnan Büyükdeniz Cad. No.13 34768 Ümraniye – Istanbul Uganda Unilever Uganda Limited PLC 100 UGX20.00 Ordinary Plot 10/12 Nyondo Close, Industrial Area, P.O. Box 3515 Kampala Ukraine Pallada Ukraine LLC NV 7.12 PLC 92.88 Membership Interest 04119, 27-T, Dehtyarivska Str., Kyiv Ukraine Unilever Ukraine LLC NV 100 Membership Interest 04119, 27-T, Dehtyarivska Str., Kyiv 50 United Arab Emirates Severn Gulf FZCOx NV 50 PLC 0 AED100,000.00 Ordinary PO Box 17053, Jebel Ali, Dubai 49 United Arab Emirates Unilever General Trading LLCx NV 0 PLC 49 AED1,000.00 Ordinary Parcel ID 598633, German Emarati Business Centre, Dubai Complex for Investment First, Office BC6, Dubai United Arab Emirates Unilever Gulf FZE PLC 100 AED1,000.00 Ordinary P.O.Box 17055, Jebel Ali, Dubai 49 United Arab Emirates Unilever Trading LLCx NV 49 PLC 0 AED1,000.00 Ordinary P.O.Box 18221 European Business Center Dubai Investments Park 1 United States ACI Brazil Holdings, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States ACUSA Brazil Holdings, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Alberto Share Holdings, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Alberto-Culver Company NV 55.40 PLC 44.60 No Par Value Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Alberto-Culver International, Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Alberto-Culver (P.R.), Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Alberto-Culver USA, Inc NV 55.40 PLC 44.60 No Par Value Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Ben & Jerry’s Franchising, Inc NV 55.40 PLC 44.60 USD1.00 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Ben & Jerry’s Gift Card, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Ben & Jerry’s Homemade, Inc NV 55.40 PLC 44.60 USD0.01 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Bestfoods International (Holdings) Inc NV 55.40 PLC 44.60 USD100.00 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Blueair Inc. NV 100 No Par Value Ordinary 1013 Centre Road, City of Wilmington 19805, County of New Castle, Delaware United States Carapina LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Chesebrough-Pond’s Manufacturing Company NV 55.40 PLC 44.60 No Par Value Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Conopco, Inc NV 55.40 PLC 44.60 USD1.00 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Dermalogica, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Dollar Shave Club, Inc. NV 55.40 PLC 44.60 Membership Interest 13335 Maxella Ave. Marina del Rey, CA 90292 United States DTJJS, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Grom Columbus LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Grom Franchising LLC NV 100 Membership Interest 2711 Centerville Road, Suite 400, Wilmington, Delaware United States Grom Malibu LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Grom USA LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Hollywood LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Intuiskin Inc NV 100 No Par Value Ordinary 55 East 59th Street, New York, 10022 United States Kate Somerville Holdings, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Kate Somerville Skincare LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Lipton Industries, Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Murad LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Pantresse, Inc NV 55.40 PLC 44.60 USD120.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Personal Care Marketing & Research Inc NV 55.40 PLC 44.60 USD 1.00 Common 420 South Robertson Dr., #260, Beverly Hills, CA 90212 United States Ren USA Inc PLC 100 No Par Value Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Seventh Generation Canada, Inc. NV 55.40 PLC 44.60 No Par Value Common 60 Lake Street, Suite 3N, Burlington, VT 05401 United States Seventh Generation, Inc. NV 55.40 PLC 44.60 USD.001 Common Shares 60 Lake Street, Suite 3N, Burlington, VT 05401 United States Seventh Generation Ventures, Inc. NV 55.40 PLC 44.60 USD.001 Common Shares 60 Lake Street, Suite 3N, Burlington, VT 05401 United States Skin Health Experts, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Spatula LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States St. Ives Laboratories, Inc NV 55.40 PLC 44.60 USD0.01 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States T2 US LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Talenti Gelato, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Talenti Holdings, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States TIGI Linea Corp NV 55.40 PLC 44.60 No Par Value Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever AC Canada Holding, Inc NV 55.40 PLC 44.60 USD10.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever BCS Sourcing US Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever BCS US Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Bestfoods (Holdings) LLC NV 25.10 PLC 74.90 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Capital Corporation NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Illinois Manufacturing, LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Manufacturing (US), Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Trumbull Holdings, Inc NV 42.54 PLC 57.46 USD1.00 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Trumbull Research Services, Inc NV 55.40 PLC 44.60 USD1.00 Ordinary 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 NV 55.40 PLC 44.60 USD1.00 Cumulative Redeemable Preference United States Unilever United States Foundation, Inc NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever United States, Inc NV 55.40 PLC 44.60 USD0.3333 Common 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 United States Unilever Ventures Advisory LLC NV 55.40 PLC 44.60 Membership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 Uruguay Unilever del Uruguay S.R.L. NV 100 UYU1.00 Ordinary Camino Carrasco 5975, Montevideu Uruguay Unilever Uruguay SCC S.A. NV 100 UYU1.00 Ordinary Camino Carrasco 5976, Montevideu Uruguay Lever S.A. NV 100 UYP0.10 Ordinary Camino Carrasco 5977, Montevideu Uruguay Arisco Productos Alimenticios Uruguay S.A. NV 64.55 PLC 35.45 UYP1.00 Ordinary Camino Carrasco 5978, Montevideu

27. GROUP COMPANIES CONTINUED SUBSIDIARY UNDERTAKINGS NOT INCLUDED IN THE CONSOLIDATION Unilever Annual Report and Accounts 2016 Financial Statements 141 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Cayman Islands Personal Care Marketing & Technology Inc NV 55.40 PLC 44.60 KYD1.00 Ordinary Walker Nominees Limited, 190 Elgin Ave, Georgetown, GC KY1-9001 China Blueair Technology (Shenzen) Co. Limited NV 100 Membership Interest Unit 1A, Building B5, Zhaoshangju Guangming Science and Technology Park, Guanguang Road, Guangming New District, Shenzhen City 60 Cuba Unilever Suchel, S.A. NV 60 PLC 0 USD1,000.00 Ordinary Zona Especial de Desarrollo Mariel, Provincia Artemisa Djibouti Unilever Djibouti FZCO Limited PLC 100 USD20.00 Ordinary Haramous, BP 169 Ecuador Visanuasa S.A. NV 100 USD1.00 Ordinary Km 25 Vía a Daule, Guayaquil 67.39 England and Wales Big Sync Music Limited NV 67.39 PLC 0 GBP0.001 A Ordinary 5th Floor, 6 St Andrew Street, London, EC4A 3AE NV 100 GBP1.00 Preferred Ordinary 97.67 England and Wales Catexel Limited NV 0 PLC 97.67 GBP0.01 Ordinary-A 5th Floor, 6 St Andrew Street, London, EC4A 3AE 45.25 NV 0 PLC 45.25 GBP0.01 Ordinary-G 96.67 NV 0 PLC 96.67 GBP0.01 Preference 79.52 England and Wales Catexel Technologies Limited NV 0 PLC 79.52 GBP0.001 A Ordinary 5th Floor, 6 St Andrew Street, London, EC4A 3AE 80.27 England and Wales Catexel Cellulosics Limited NV 0 PLC 80.27 GBP0.001 A Ordinary 5th Floor, 6 St Andrew Street, London, EC4A 3AE England and Wales Unilever Ventures General Partner Limited PLC 100 GBP1.00 Ordinary 5th Floor, 6 St Andrew Street, London, EC4A 3AE Ghana United Africa Trust Limited PLC 100 GHC10.00 Ordinary Plot No. Ind/A/3A–4, Heavy Industrial Area, Tema Greece Lipoma Management Consulting SA NV 100 EUR10.00 Ordinary Kymis ave & 10, Seneka str. GR-145 64 Kifissia 67.21 India Hindustan Unilever Foundation NV 0 PLC 67.21 INR10.00 Ordinary Unilever House, B. D. Sawant Marg, Chakala, Andheri (E), Mumbai 400 099 Indonesia Unilever Trading Indonesia NV 100 IDR1,000.00 Ordinary Graha Unilever, Jalan Jenderal Gatot Subroto Kav 15, Jakarata 12930 Israel PCMR International Limited NV 55.40 PLC 44.60 NIS0.10 Ordinary 3 Daniel Fisch St., Tel Aviv, 6473104, Israel Jamaica Unilever Jamaica Limited PLC 100 JMD1.00 Ordinary White Marl Street, Spanish Town, PO Box 809, Parish Saint Catherine Jordan Unilever Jordan LLC NV 100 JOD10.00 Ordinary Amman, Jordan Kenya Union East African Trust Limited* PLC 100 KES20.00 Ordinary Commercial Street, P.O. BOX 40592-00100, Nairobi Morocco Societe Commerciale du Rif PLC 100 MAD50.00 Ordinary Km 10, Route Cotiere, Ain Sebaa, Casablanca Morocco Societe Tangeroise de Parfumerie et d’Hygiene S.A.R.L. PLC 100 MAD50.00 Ordinary Km 10, Route Cotiere, Ain Sebaa, Casablanca 79.52 Netherlands Chemsenti B.V. NV 0 PLC 79.52 EUR1.00 Ordinary Wassenaarseweg 72, 2333 AL Leiden Netherlands Unilever Europe B.V.* NV 100 EUR1.00 Ordinary Weena 455, 3013 AL Rotterdam Rwanda Unilever Tea Rwanda Limited PLC 100 RWF4270.00 Ordinary Nyarugenge,Nyarungenge, Umujyi wa Kigali, Rwanda, P O BOX 6428 KIgali Scotland Unilever Ventures (SLP) General Partner Limited PLC 100 GBP1.00 Ordinary 15 Atholl Crescent, Edinburgh, EH3 8HA 49 United Arab Emirates Unilever Home & Personal Care Products Manufacturing LLCx NV 0 PLC 49 AED1,000.00 Ordinary P.O.Box 18221 European Business Center Dubai Investments Park 1 United States DSC Distribution, Inc. NV 55.40 PLC 44.60 Membership Interest 13335 Maxella Ave. Marina del Rey, CA 90292 United States Grom WTC LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 United States Grom Century City LLC NV 100 Membership Interest 233 Bleecker Street, New York, 10014 Zimbabwe Birds Eye Foods (Private) Limited PLC 100 ZWD2.00 Ordinary Box 950 Harare Zimbabwe Hudson and Knight (Private) Limited PLC 100 ZWD2.00 Ordinary Box 950 Harare Zimbabwe Van den Berghs and Jurgens (Private) Limited PLC 100 ZWD2.00 Ordinary Box 950 Harare % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address Venezuela Unilever Andina Venezuela S.A. NV 100 VEB1,000.00 Ordinary Edificio Torre Corp Banca, Piso 15, entre Avenidas Blandín y Los Chaguaramos, Urbanización La Castellana, Caracas Vietnam Unilever Vietnam International Company Limited NV 100 Membership Interest Lot A2-3, Tay Bac Cu Chi Industry Zone, Tan An Hoi Ward, Cu Chi District, Ho Chi Minh City Zambia Unilever South East Africa Zambia Limited PLC 100 ZMK2.00 Cumulative Redeemable Preference Stand No. 7136, Mwembeshi Road, P.O.Box 31953 Lusaka PLC 100 ZMK2.00 Ordinary Zimbabwe Unilever – Zimbabwe (Pvt) Limited PLC 100 ZWD2.00 Ordinary Box 950 Harare

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNILEVER GROUP CONTINUED 27. GROUP COMPANIES CONTINUED ASSOCIATED UNDERTAKINGS 142 Financial Statements Unilever Annual Report and Accounts 2016 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address 49 Bahrain Unilever Bahrain Co. W.L.L. NV 0 PLC 49 BHD50.00 Ordinary 161, Road 328, Block 358, Zinj, Manama 50 Brazil ITB Ice Tea do Brazil Limitada NV 32.28 PLC 17.72 BRL1.00 Quotas Rod. Dom Gabriel Paulino Bueno Couto, km. 66 – Part 40 Canada A&W Root Beer Beverages Canada Inc. NV 25.82 PLC 14.18 No Par Value Class B Common 171 West Esplanade, Suite 300, North Vancouver, British Colombia V7M 3K9 49 Cyprus Unilever PMT Limited NV 0 PLC 49 EUR1.71 Ordinary-B 2 Marcou Dracou str., Engomi Industrial Estate, 2409 Nicosia 24.22 England and Wales Arecor Limited NV 0 PLC 24.22 GBP0.01 Ordinary Chesterford Research Park, Little Chesterford, Saffron, Waldon CB10 1XL 35.72 NV 0 PLC 35.72 GBP0.01 A Ordinary 30.11 England and Wales Blis Media Limited NV 30.11 PLC 0 GBP0.00001 Series A Participating Preference 3rd Floor, 101 New Cavendish Street, London W1W 6XH 49.53 England and Wales CDDM Technology Limited NV 0 PLC 49.53 GBP0.01 Preferred Ordinary First Floor, 59-61 High Street West, Glossop SK13 8AZ 46.30 England and Wales Langholm Capital II L.P. NV 46.30 PLC 0 Partnership Interest 1st Floor, Charles House, 5-11 Regent Street, London SW1Y 4LR 24.93 England and Wales Limitless Technology Limited NV 24.93 PLC 0 GBP0.001 A Ordinary Ashton, Hillbrow Road, Esher KT10 9UD 5.98 England and Wales SCA Investments Limited NV 5.98 PLC 0 GBP0.001 A Ordinary Unit 3 Morris House, Swainson Road, London W3 7UP 74.60 NV 74.60 PLC 0 GBP0.001 H Ordinary 25.19 NV 25.19 PLC 0 GBP0.001 I Ordinary 29.84 NV 29.84 PLC 0 GBP0.001 J Ordinary 64.22 England and Wales Trinny London Limited NV 64.22 PLC 0 GBP0.01 Series A Preferred Cambridge House, 16 High Street, Saffron Walden, Essex CB10 1AX 22.22 England and Wales Voltea Limited NV 0 PLC 22.22 EUR0.10 A Ordinary 5th Floor, 6 St Andrew Street, London EC4A 3AE 58.32 NV 0 PLC 58.32 EUR0.10 A Preferred 25.41 NV 0 PLC 25.41 EUR0.10 A1 Preferred 17.71 NV 0 PLC 17.71 EUR0.10 B Preferred 49.99 France Relais D’or Centrale S.A.S. NV 32.27 PLC 17.72 No Par Value Ordinary 7 rue Armand Peugeot, 92500 Rueil-Malmaison 50 Germany Hans Henglein & Sohn GmbH NV 32.78 PLC 17.22 EUR100,000.00 Ordinary Beerbachstraße 19, 91183 Abenberg 50 Germany Henglein & Co. Handels-und Beteiligungs GmbH & Co. KG NV 32 PLC 18 Partnership Interest Beerbachstraße 19, 91183 Abenberg 50 Germany Henglein Geschäftsführungs GmbH NV 32 PLC 18 DEM 50,000.00 Ordinary Beerbachstraße 19, 91183 Abenberg 50 Germany Henglein GmbH NV 32 PLC 18 DEM 50,000.00 Ordinary Bad Bribaer Straße, 06647 Klosterhäseler 50 Germany Hochreiter Frischteigwaren GmbH NV 32.78 PLC 17.22 DEM250,000.00 Ordinary Beerbachstruße 37, 17153 Stavenhagen 50 Germany Nürnberger Kloßteig NK GmbH & Co. KG NV 32 PLC 18 Partnership Interest Beerbachstraße 19, 91183 Abenberg 33.61 India Kimberly Clark Lever Private Limited NV 0 PLC 33.61 INR10.00 Ordinary GAT No. 934-937, Village Sanaswadi 40 Indonesia PT Anugrah Mutu Bersama NV 26.22 PLC 13.78 IDR1,000,000.00 Ordinary Wisma Bango Lt.05, Jl.Sulaiman No.32, Jakarta Barat 11540 51.78 Ireland Brandtone Holdings Limited NV 51.78 PLC 0 EUR0.001 A Ordinary 51-54 Pearse Street, Dublin 2 70.38 NV 70.38 PLC 0 EUR0.001 Preferred Ordinary 21.58 NV 21.58 PLC 0 EUR0.001 Series 2 Preferred 19.99 NV 19.99 PLC 0 EUR0.001 Series 3 Preferred 23.70 Ireland Clavis Technology Limited NV 23.70 PLC 0 EUR0.0025 Series A2 Convertible Redeemable Preference 7th Floor, O'Connell Bridge House, D'Olier Street, Dublin 2 9.95 NV 9.95 PLC 0 EUR0.0025 Series Convertible Redeemable Preference Ireland Pepsi Lipton International Limited NV 100 EUR1.00 B Ordinary 70 Sir John Rogersons Quay, Dublin 2 NV 100 EUR1.00 C Preferred NV 100 EUR1.00 E Ordinary NV 100 EUR1.00 G Preferred 99.74 Israel Iluminage Beauty Limited NV 99.74 PLC 0 ILS1.00 Preference Kochav Yokneam Building, 4th Floor, P.O Box 14, Yokneam Illit 20692 34 Japan Grom Japan K.K NV 34 PLC 0 JPY50,000.00 Ordinary #308, 5–4–1, Minami Azabu, Tokyo 40.40 Mauritius Capvent Asia Consumer Fund Limited NV 40.40 PLC 0 USD0.01 Class A 3rd Floor, Harbour Front Building, President John Kennedy Street, Port Louis 49 Oman Towell Unilever LLC NV 0 PLC 49 OMR10.00 Ordinary Po Box 1711, Ruwi, Postal code 112 Philippines Sto Tomas Paco Land Corp NV 64.55 PLC 35.45 PHP1.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City, M.M Philippines WS Holdings Inc. NV 64.55 PLC 35.45 PHP1.00 Common B Manggahan Light Industrial Compound, A. Rodriguez Avenue, Bo. Manggahan, Pasig City Philippines Selecta Walls Land Corp NV 64.55 PLC 35.45 PHP10.00 Common B Manggahan Light Industrial Compound, A. Rodriguez Avenue, Bo. Manggahan, Pasig City Philippines Paco Platform 7.5 Inc. NV 64.55 PLC 35.45 PHP1.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City, M.M 35.10 Philippines Cavite Horizons Land, Inc. NV 22.66 PLC 12.44 PHP1.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City NV 64.55 PLC 35.45 PHP10,000.00 Preference 45.40 Philippines Industrial Realties, Inc. NV 29.30 PLC 16.1 PHP1.00 Common 11th Avenue corner 39th Street, Bonifacio Triangle, Bonifacio Global City, Taguig City 55 Portugal Fima Ola – Produtos Alimentares, S.A. NV 0 PLC 55 EUR500.00 Ordinary Largo Monterroio Mascarenhas, 1,1099–081 Lisboa 55 Portugal Gallo Worldwide, Limitada NV 0 PLC 55 EUR1,000,000.00 Quotas Largo Monterroio Mascarenhas, 1,1099–081 Lisboa 54 Portugal Transportadora Central do Infante, Limitada NV 0 PLC 54 EUR1.00 Ordinary Largo Monterroio Mascarenhas, 1,1099–081 Lisboa 55 Portugal Unilever Jerónimo Martins, Limitada NV 0 PLC 55 EUR26,295,157.00 Quotas Largo Monterroio Mascarenhas, 1,1099–081 Lisboa 55 Portugal Victor Guedes – Industria e Comercio, S.A. NV 0 PLC 55 EUR5.00 Ordinary Largo Monterroio Mascarenhas, 1,1070-184 Lisboa

27. GROUP COMPANIES CONTINUED Notes: * Indicates an undertaking for which Unilever N.V. has issued a declaration of assumption of liability in accordance with section 403, Book 2, Dutch Civil Code. o Indicates an undertaking directly held by N.V. or PLC. All other undertakings are indirectly held. In the case of Hindustan Unilever Limited 51.50% is directly held and the remainder of 15.70% is indirectly held. In the case of Unilever Kenya Limited 39.13% is directly held and the remainder of 60.87% is indirectly held. In the case of Unilever Sri Lanka Limited 5.49% is directly held and the remainder of 94.51% is indirectly held. In the cases of each of Unilever BCS UK Services Limited and Unilever BCS UK Limited the ordinary shares are indirectly held and the redeemable golden share is directly held. In the case of Mixhold B.V. 27.71% is directly held and the remainder of 72.29% is indirectly held. In the cases of each of Unilever Gida Sarayi ve Ticaret A.S. and Unilever Sarayi ve Ticaret Turk A.S. a fractional amount is directly held and the remainder is indirectly held. In the case of United Holdings Limited, the ordinary shares are directly held and the preferred shares are indirectly held. In the case of Mixhold N.V., 55.37% of the ordinary – A shares are directly held, the remainder of 44.63% are indirectly held and the other share classes are indirectly held. In the case of Naamlooze Vernootschap Elma the ordinary shares are directly held and the cumulative preference shares are indirectly held. † Shares the undertaking holds in itself.  Denotes an undertaking where other classes of shares are held by a third party. X Unilever Trading LLC, Binzagr Unilever Limited, Unilever Home and Personal Care Products Manufacturing LLC and UTIC Distribution S.A. are subsidiary undertakings pursuant to section 1162(2)(b) Companies Act 2006. Servern Gulf FZCO is a subsidiary undertaking pursuant to section 1162(4)(a) Companies Act 2006. The Unilever Group is entitled to 50% of the profits made by Binzagr Unilever Limited. The Unilever Group is entitled to 80% of the profits made by Unilever Trading LLC, Unilever Home and Personal Care Products Manufacturing LLC and Unilever General Trading LLC.  Accounted for as non-current investments within non-current financial assets. Exemption pursuant to Section 264b German Commercial Code. Further to the above disclosures (1) due to the unified board of Unilever N.V. and Unilever PLC, Unilever N.V. and Unilever PLC are each considered to be a subsidiary undertaking of the other in accordance with section 1162 (4) (b) of the Companies Act 2006 and (2) details of holdings of subsidiary undertakings in the share capitals of Unilever N.V. and Unilever PLC are given under the heading Our Shares on pages 30 to 32. In addition, we have revenues either from our own operations or otherwise in the following locations: Afghanistan, Albania, Andorra, Angola, Antartica, Antigua, Armenia, Azerbaijan, Bahamas, Barbados, Belarus, Belize, Benin, Bhutan, Botswana, Brunei Darussalam, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Congo, Democratic Republic of Congo, Dominica, Equatorial Guinea, Eritrea, Fiji, French Guiana, Gabon, Gambia, Georgia, Grenada, Guadeloupe, Guinea, Guinea-Bissau, Guyana, Haiti, Iceland, Iraq, Kiribati, Kuwait, Kyrgyzstan, Lesotho, Liberia, Libya, Liechtenstein, Luxembourg, Macao, Macedonia, Madagascar, Maldives, Mali, Malta, Marshall Islands, Martinique, Mauritania, Mauritius, Micronesia (federated states of), Moldova (Republic of), Monaco, Mongolia, Montenegro, Namibia, Nauru, Palau, Papua New Guinea, Qatar, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Samoa, San Marino, Senegal, Seychelles, Sierra Leone, Solomon Islands, Somalia, South Sudan, Sudan, Suriname, Swaziland, Syrian Arab Republic, Tajikistan, Timor Leste, Togo, Tonga, Turkmenistan, Tuvalu, Uzbekistan, Vanuatu and Yemen. The Group has established branches in Argentina, Azerbaijan, Cuba, the Dominican Republic, Kazakhstan, Moldova, the Netherlands, the Philippines, Rwanda, Russia, Saudi Arabia, Slovenia and Turkey. Unilever Annual Report and Accounts 2016 Financial Statements 143 % Country of Incorporation Name of Undertaking % holding as between NV/PLC Class of share held in subsidiary undertaking Registered address 99.50 Sweden SachaJuan Haircare AB NV 99.50 PLC 0 SEK1.00 Class B Shares No 18 Office & Lounge, Briger Jarlsgatan 18,114 34 Stockholm 49 United Arab Emirates Al Gurg Unilever LLC NV 0 PLC 49 AED1,000.00 Ordinary P.O.Box 49, Dubai 49 United Arab Emirates Al Gurg Unilever LLC NV 0 PLC 49 AED1,000.00 Ordinary P.O.Box 49, Dubai 49 United Arab Emirates Thani Murshid Unilever LLC NV 49 PLC 0 AED1,000.00 Ordinary Po Box 49, Abu Dhabi 8.30 United States Discuss.io Inc NV 8.30 PLC 0 USD0.0001 Common Stock C/O National Registered Agents, Inc.160 Green Tree Drive, Suite 101, Dover, Delaware 19904 15.36 NV 15.36 PLC 0 USD0.0001 Series Seed 50 United States Pepsi Lipton Tea Partnership NV 27.70 PLC 22.30 Partnership Interest 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632-3201 57.27 United States Physic Ventures L.P. NV 57.27 PLC 0 Partnership Interest 2711 Centerville Road, Suite 400, Wilmington, Delaware

COMPANY ACCOUNTS UNILEVER N.V. INCOME STATEMENT for the year ended 31 December € million 2016 € million 2015 Notes STATEMENT OF COMPREHENSIVE INCOME for the year ended 31 December € million 2016 € million 2015 STATEMENT OF CHANGES IN EQUITY € million Called up share capital € million Share premium account € million € million € million € million Other reserves Retained profit Legal reserves Total equity 31 December 2014 Profit or loss for the period Other comprehensive income net of tax: Remeasurement of defined benefit pension plans net of tax Other Total comprehensive income Dividends on ordinary capital Movements in treasury stock Share-based payment credit 275 20 16 (3,325) 11,525 8,511 - - - - 2,659 2,659 - - - - 11 11 - - - - (1) (1) - - - - - - - - - - - - - - (14) - 2,669 (1,862) - 25 2,669 (1,862) (14) 25 144 Financial Statements Unilever Annual Report and Accounts 2016 31 December 2015 Profit or loss for the period Other comprehensive income net of tax: Remeasurement of defined benefit pension plans net of tax Other Total comprehensive income Dividends on ordinary capital Movements in treasury stock Share-based payment credit 31 December 2016 275 20 16 (3,339) 12,357 9,329 ----2,354 2,354 ----(11) (11) ----20 20 ----2,363 2,363 ----(1,973) (1,973) ---(25) - (25) ----35 35 275 20 16 (3,364) 12,782 9,729 Net profit Other comprehensive income Items that will not be reclassified to profit or loss: Remeasurement of defined benefit pension plans net of tax Other Total comprehensive income 2,354 (11) 20 2,659 11 (1) 2,363 2,669 Turnover 1 Operating profit/(loss) 1 Net finance costs Finance costs Pensions and similar obligations Income from shares in group undertakings 2 Profit/(loss) on disposal of fixed assets 3 Profit before taxation Taxation 4 Net profit 3,310 298 (29) 3,869 674 (39) (26) (3) (36) (3) 2,213 - 1,751 439 2,482 (128) 2,825 (166) 2,354 2,659

BALANCE SHEET as at 31 December € million 2016 € million 2015 Notes For the information required by Article 2:392 of the Dutch Civil Code, refer to pages 79 to 83. Pages 146 to 150 are part of the notes to the Unilever N.V. company accounts. Unilever Annual Report and Accounts 2016 Financial Statements 145 Assets Non-current assets Intangible assets 5 Investments in subsidiaries 6 Other non-current assets 7 Current assets Trade and other current receivables 8 Cash and cash equivalents 9 Total assets 1,968 29,546 4,211 2,031 29,260 2,766 35,725 34,057 2,413 6 2,479 3 2,419 2,482 38,144 36,539 Liabilities Current liabilities Trade payables and other current liabilities 10 Provisions 13 Non-current liabilities Financial liabilities 11 Pensions and similar obligations 12 Provisions 13 Deferred tax liabilities 13 Total liabilities Equity Shareholders’ equity Called up share capital 15 Share premium 16 Legal reserves 17 Other reserves 18 Retained profit 19 14 Total liabilities and equity 23,903 4 24,161 5 23,907 24,166 4,291 102 - 115 2,850 99 3 92 4,508 3,044 28,415 27,210 275 20 16 (3,364) 12,782 275 20 16 (3,339) 12,357 9,729 9,329 38,144 36,539

NOTES TO THE COMPANY ACCOUNTS UNILEVER N.V. ACCOUNTING INFORMATION AND POLICIES BASIS OF PREPARATION The company accounts of Unilever N.V. (the Company) were prepared on the going concern basis and comply in all material respects with legislation in the Netherlands. As allowed by Article 2:362.1 of the Dutch Civil Code, the company accounts are prepared in accordance with Financial Reporting Standard 101 ‘Reduced Disclosure Framework’ (FRS 101), unless such standards conflict with the Civil Code in the Netherlands which would in such case prevail. The accounts are prepared under the historical cost convention, except for the revaluation of financial assets classified as ‘available-for-sale’ or ‘fair value through profit or loss’, pension assets, as well as derivative financial instruments, which are reported in accordance with the accounting policies set out below. These have been consistently applied to all periods presented. Unilever N.V. is included within the consolidated financial statements of the Group. The consolidated financial statements of the Group are prepared in accordance with International Financial Reporting Standards as issued by the IASB and as adopted by the European Union. As permitted by FRS 101, the Company has taken advantage of the disclosure exemptions available under that standard in relation to share-based payments, financial instruments, capital management, presentation of comparative information in respect of certain assets, presentation of a cash flow statement, impairment of assets, non-current assets held for sale, discontinued operations, business combinations, related-party transactions and standards not yet effective. Where required equivalent disclosures are given in the group accounts of Unilever, which are available within this report. TAXATION Unilever N.V., together with certain of its subsidiaries, is part of a tax grouping for Dutch corporate income tax purposes. Unilever N.V. is the head of the fiscal unity. The members of the fiscal unity are jointly and severally liable for any taxes payable by the Dutch tax grouping. INTANGIBLE ASSETS Finite life intangible assets mainly comprise patented and non-patented technology, licences and software including intangible assets acquired from the Group companies. These assets are capitalised and amortised on a straight-line basis in the income statement over the period of their expected useful lives, or the period of legal rights if shorter. None of the amortisation periods exceeds 15 years. Indefinite-life intangibles mainly comprise trademarks and brands. These assets are capitalised at cost but not amortised. They are subject to a review for impairment annually, or more frequently if events or circumstances indicate this is necessary. Any impairment is charged to the income statement as it arises. INVESTMENTS IN SUBSIDIARIES Shares in group companies are stated at amortised cost less any amounts written off to reflect a permanent impairment. Any impairment is charged to the profit and loss account as it arises. CASH AND CASH EQUIVALENTS Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours. Cash equivalents are highly liquid investments that mature in no more than three months from the date of acquisition and that are readily convertible to known amounts of cash with insignificant risk of change in value. FINANCIAL INSTRUMENTS The Company’s accounting policies are the same as the Unilever Group’s and comply with International Accounting Standard 32 ‘Financial Instruments: Presentation’ (IAS 32), IAS 39 ‘Financial Instruments: Recognition and Measurement’ and IFRS 7 ‘Financial Instruments: Disclosures’. The policies are set out under the heading ‘Capital and funding’ in note 15 to the consolidated accounts on pages 110 to 114. Unilever N.V. is taking the exemption for financial instruments disclosures, because IFRS 7 disclosures are given in notes 15 to 18 to the consolidated accounts on pages 110 to 124. NON-DERIVATIVE FINANCIAL INSTRUMENTS Non-derivative financial instruments comprise investments in equity and debt securities, trade and other receivables, cash and cash equivalents, loans and borrowings, and trade and other payables. Trade and other receivables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method, less any impairment losses. Trade and other payables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method. DEFERRED TAXATION Deferred tax is recognised using the liability method on taxable temporary differences between the tax base and the accounting base of items included in the balance sheet of the Company. Certain temporary differences are not provided for as follows: ACCOUNTING POLICIES The principal accounting policies are as follows: FOREIGN CURRENCY The Company's functional and presentational currency is the euro. Transactions in foreign currencies are translated to the Company’s functional currency at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on translation are recognised in the profit and loss account (except for differences arising on the retranslation of qualifying cash flow hedges, which are recognised in other comprehensive income). TURNOVER Turnover excludes value added tax and comprises royalties and service fees received from Group companies. Unilever N.V. recognises turnover based on the criteria of a full performance of a contract or delivery of services. OPERATING PROFIT/(LOSS) The operating profit/(loss) is stated after deducting the costs that are mainly related to the royalties and delivered services. Expenses are allocated to the period in which they relate. NET FINANCE COSTS Net finance costs are comprised of finance costs and finance income, including net finance costs in relation to pensions and similar obligations.  the initial recognition of assets or liabilities that affect neither accounting nor taxable profit; and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future.  146 Financial Statements Unilever Annual Report and Accounts 2016

The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted, or substantively enacted, at the year end. A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised. SHARES HELD BY EMPLOYEE SHARE TRUSTS Shares held to satisfy options are accounted for in accordance with IAS 32 ‘Financial Instruments: Presentation’ and IFRS 10 ‘Consolidated Financial Statements’. All differences between the purchase price of the shares held to satisfy options granted and the proceeds received for the shares, whether on exercise or lapse, are charged to reserves. RETIREMENT BENEFITS Unilever N.V. is the sponsoring employer to a number of pension schemes. There are formal agreements in place for how the contributions to be paid are split between participating companies. In line with this stated policy, Unilever N.V. recognises the assets and liabilities of the schemes of which it is a sponsoring employer in full on the NV balance sheet. The recovery of contributions from other employing entities is in line with the existing agreements that are already in place. Unilever N.V. has accounted for pensions and similar benefits under IAS 19 ‘Employee Benefits’. The operating and financing costs of defined benefit plans are recognised separately in the profit and loss account; service costs are systematically spread over the service lives of employees; and financing costs are recognised in the periods in which they arise. Variations from expected costs, arising from the experience of the plans or changes in actuarial assumptions, are recognised immediately in other comprehensive income. The costs of individual events such as past benefits, enhancements, settlements and curtailments are recognised immediately in the profit and loss account. The liabilities and, where applicable, the assets of defined benefit plans are recognised at fair value in the balance sheet. The charges to the profit and loss account for defined contribution plans are Unilever N.V. contributions payable and the assets of such plans are not included in Unilever N.V.’s balance sheet. PROVISIONS Provisions are recognised where a legal or constructive obligation exists at the balance sheet date, as a result of a past event, where the amount of the obligation can be readily estimated and where the outflow of economic benefit is probable. DIVIDENDS Under IAS 10 ‘Events after the Balance Sheet Date’, proposed dividends do not meet the definition of a liability until such time as they have been approved by shareholders at the Annual General Meeting. Therefore, we do not recognise a liability in any period for dividends that have been proposed but will not be approved until after the balance sheet date. This holds for external dividends as well as intra-group dividends paid to the parent company. FINANCIAL GUARANTEES Where the Company enters into financial guarantee contracts to guarantee the indebtedness of other companies within its group, the Company considers these to be insurance arrangements and accounts for them as such. In this respect, the Company treats the guarantee contract as a contingent liability until such time as it becomes probable that the Company will be required to make a payment under the guarantee. 1. OPERATING PROFIT/(LOSS) € million 2016 € million 2015 2. INCOME FROM SHARES IN GROUP UNDERTAKINGS € million 2016 € million 2015 3. PROFIT/(LOSS) ON DISPOSAL OF INVESTMENTS € million 2016 € million 2015 4. TAXATION € million 2016 € million 2015 Tax charge in income statement € million 2016 € million 2015 Reconciliation of tax expense Unilever Annual Report and Accounts 2016 Financial Statements 147 Profit/(loss) for the year Tax using the Dutch statutory corporate income tax rate of 25% (2015: 25%) Tax effeccts of: Income not subject to tax (primarily tax exempt dividends) Non recoverable withholding tax (Under)/over provided in prior years Other Total tax expense 2,482 2,825 (621) 553 (48) (27) 15 (706) 548 (49) 22 19 (128) (166) Current tax Current year Adjustments in respect of prior years Deferred tax Origination and reversal of temporary differences Adjustments in respect of prior years Total tax expense (109) 3 (150) 10 (106) 8 (30) (140) (38) 12 (22) (26) (128) (166) Profit on transfer of Group companies - 439 - 439 Dividends received from shares in Group undertakings 2,213 1,751 2,213 1,751 Turnover Royalties and services charged out to Group companies Administrative expenses Incurred costs and royalties paid Amortisation of finite-life intangible assets and software Other administrative expenses Operating profit 3,310 3,869 3,310 3,869 (3,012) (3,195) (2,796) (93) (123) (3,014) (78) (103) 298 674

NOTES TO THE COMPANY ACCOUNTS UNILEVER N.V. CONTINUED 5. INTANGIBLE ASSETS 8. TRADE AND OTHER CURRENT RECEIVABLES € million 2016 € million Indefinite-life intangible assets € million € million € million € million 2015 Finite-life intangible assets Software Total (b) Loans to group companies and amounts owed from group companies include balances with several group companies which are interest bearing at market rates and are unsecured and repayable on demand. 9. CASH AND CASH EQUIVALENTS There was no cash at bank and in hand for which payment notice was required at either 31 December 2016 or 31 December 2015. 10. TRADE PAYABLES AND OTHER CURRENT LIABILITIES € million 2016 € million 2015 6. INVESTMENTS IN SUBSIDIARIES € million (c) Amounts owed to group companies include balances with several group companies which are interest bearing at market rates. They are unsecured and repayable on demand. 11. FINANCIAL LIABILITIES € million 2016 € million 2015 7 Details of the company’s subsidiary undertakings are given in note 27 to the consolidated financial statements. Creditors due after five years amount to €2,486 million (2015: €68 million). 7. OTHER NON-CURRENT ASSETS € million 2016 € million 2015 12. PENSIONS AND SIMILAR OBLIGATIONS € million 2016 € million 2015 (a) Loans to group companies include balances with several group companies which are interest bearing at market rates and are unsecured and repayable on demand. In respect of the key assumptions for the Netherlands, disclosures are given in note 4B to the consolidated accounts on pages 94 to 99. 148 Financial Statements Unilever Annual Report and Accounts 2016 Funded retirement (benefit)/liability Unfunded retirement liability 5 97 2 97 102 99 Loans to group companies(a) 4,211 2,766 Bonds and other loans Accruals and deferred income Preference shares 4,219 4 68 2,775 68 4,291 2,850 Cost At 1 January 2016 Additions Disposals At 31 December 2016 Impairment losses At 1 January 2016 At 31 December 2016 Carrying amount at 31 December 2016 Carrying amount at 31 December 2015 29,260 286 - 29,546 - - 29,546 29,260 Other amounts owed to group companies(c) Loans from group companies(c) Bonds and other loans Other 20,357 2,507 860 179 19,935 2,481 1,551 194 23,903 24,161 Cost At 1 January 2016 Additions At 31 December 2016 Amortisation and Impairment At 1 January 2016 Amortisation for the year At 31 December 2016 Carrying amount at 31 December 2016 Carrying amount at 31 December 2015 926 1,284 137 2,347 11 - - 11 937 1,284 137 2,358 -(188) (128) (316) -(68) (6) (74) -(256) (134) (390) 937 1,028 3 1,968 926 1,096 9 2,031 Loans to group companies(b) Amounts due from group companies(b) Taxation Other 374 1,939 30 70 1,579 804 28 68 2,413 2,479

13. PROVISIONS AND SIMILAR OBLIGATIONS € million 17. LEGAL RESERVES In 2006 the Unilever N.V. ordinary shares were split in the ratio 3 to 1 and at the same time the share capital, previously denominated in Dutch guilders, was converted into euros. Due to rounding the new nominal value per share differs from the value expressed in Dutch guilders. As a result, the reported share capital issued at 31 December 2006 was €16 million lower than in 2005. € million Deferred Tax Provisions 18. OTHER RESERVES € million 2016 € million 2015 At the balance sheet date, Unilever N.V. has unused tax credits amounting to €384 million (2015: €324 million) available for offset against future tax profits. Deferred tax assets have not been recognised for an amount of €369 million (2015: €324 million) as it is not probable that there will be future taxable profits against which the credits will be utilised. Unilever N.V. holds 151,935,895 (2015: 152,637,026) of its own ordinary shares. These are included in other reserves. 19. RETAINED PROFIT € million 2016 € million 2015 14. CAPITAL AND RESERVES € million 2016 € million 2015 15,439 The equity of the Unilever Group €16,354 million (2015: €15,439 million) includes the equity of Unilever N.V. €9,729 million (2015: €9,329 million), and the equity of Unilever PLC £5,045 million (2015: £4,714 million). The remaining difference arises from recognising investments in subsidiaries in the Unilever N.V. accounts at cost less any amounts written off to reflect a permanent impairment, not eliminating intra-group balances and transactions and not performing other consolidation procedures which are performed for the Unilever Group financial statements. 20. PROFIT FOR THE YEAR € million 2016 € million 2015 The net profit of Unilever Group of €5,184 million (2015: €4,909 million) includes the net profit of parent Unilever N.V. €2,354 million (2015: €2,659 million) and the net profit of parent Unilever PLC £1,671 million (2015: £4,583 million). The remaining difference arises from the recognition in Unilever N.V.’s accounts of investments in subsidiaries at cost less any amounts written off to reflect a permanent impairment, intra-group balances and transactions are not eliminated and other consolidated procedures are not performed. 15. CALLED UP SHARE CAPITAL The called up share capital amounting to €275 million consists of 1,714,727,700 Unilever N.V. ordinary shares and 2,400 Unilever N.V. ordinary special shares. These special shares numbered 1 to 2,400 are held by a subsidiary of Unilever N.V. and a subsidiary of Unilever PLC, each holding 50%. Further details are given in note 15A to the consolidated accounts on page 111. 151,935,895 (2015: 152,637,026) of the ordinary shares are held by Unilever N.V. (see note 18) and 17,516 (2015: 1,535) ordinary shares are held by other group companies. 16. SHARE PREMIUM The share premium shown in the balance sheet is not available for the issue of bonus shares or for repayment without incurring withholding tax payable by Unilever N.V. Unilever Annual Report and Accounts 2016 Financial Statements 149 Company accounts Unilever N.V. Unilever Group excluding non-controlling interest 2,354 5,184 2,659 4,909 Company accounts Unilever N.V. Unilever Group: shareholders’ equity 9,729 16,354 9,329 1 January Profit for the year Dividends Realised profit on shares/certificates held to meet employee share options. Other charges 31 December 12,357 2,354 (1,973) 35 9 11,525 2,659 (1,862) 25 10 12,782 12,357 1 January Change during the year 31 December (3,339) (25) (3,325) (14) (3,364) (3,339) At 1 January 2016 Income statement: Charges Releases Utilisation At 31 December 2016 Due within one year Due after one year 8 92 - 23 (3) - (1) - 4 115 4 - - 115

NOTES TO THE COMPANY ACCOUNTS UNILEVER N.V. CONTINUED 21. CONTINGENT LIABILITIES AND FINANCIAL COMMITMENTS Unilever N.V. has issued joint and several liability undertakings, as defined in Article 403 of Book 2 of the Civil Code in the Netherlands, for almost all Dutch group companies. These written undertakings have been filed with the office of the Company Registry in whose area of jurisdiction the group company concerned has its registered office. The total amount of guarantees, is €10,825 million (2015: €9,292 million). This consists mainly of joint guarantees with Unilever PLC and Unilever United States, Inc. relating to the long-term debt and commercial paper issued by Unilever PLC and/or Unilever Capital Corporation Inc. Unilever N.V. also guarantees some borrowings of other group companies and some contingent consideration of Group companies relating to past business acquisitions. Other joint guarantees with Unilever PLC relate to derivatives taken out by Group companies. Additionally Unilever N.V. has guarantees and financial commitments including indemnities arising from past business disposals and for certain global service contracts. No value can be attributed to these financial commitments at this time. The likelihood of these guarantees, financial commitments and contingencies being called is considered to be remote and so accordingly the fair value is deemed to be immaterial. 25. THE RULES FOR PROFIT APPROPRIATION IN THE ARTICLES OF ASSOCIATION (SUMMARY OF ARTICLE 38) The profit for the year is applied firstly to the reserves required by law or by the Equalisation Agreement, secondly to cover losses of previous years, if any, and thirdly to the reserves deemed necessary by the Board of Directors. Dividends due to the holders of the Cumulative Preference Shares, including any arrears in such dividends, are then paid; if the profit is insufficient for this purpose, the amount available is distributed to them in proportion to the dividend percentages of their shares. Any profit remaining thereafter shall be distributed to the holders of ordinary shares in proportion to the nominal value of their respective holdings of ordinary shares. The General Meeting can only decide to make distributions from reserves on the basis of a proposal by the Board and in compliance with the law and the Equalisation Agreement. 26. PROPOSED PROFIT APPROPRIATION € million 2016 € million 2015 22. REMUNERATION OF AUDITORS For details of the remuneration of the auditors please refer to note 25 on page 130. 27. POST-BALANCE SHEET EVENT On 26 January 2017 the Directors announced a dividend of €0.3201 per Unilever N.V. ordinary share. The dividend is payable from 15 March 2017 to shareholders registered at the close of business on 10 February 2017. 23. DIRECTORS’ REMUNERATION Information about the remuneration of Directors is given in the tables noted as audited in the Directors’ Remuneration Report on pages 48 to 77, incorporated and repeated here by reference. Information on key management compensation is provided in note 4A to the consolidated group financial statements on page 94. 28. SPECIAL CONTROLLING RIGHTS UNDER THE ARTICLES OF ASSOCIATION See note 15 to the consolidated accounts on pages 110 to 114. 29. INDEPENDENT AUDITORS A resolution will be proposed at the Annual General Meeting on 26 April 2017 for the reappointment of KPMG Accountants N.V. as auditors of Unilever N.V. 24. EMPLOYEE INFORMATION During 2016, the average number of employees employed by Unilever N.V. was 15, of whom 14 worked abroad. CORPORATE CENTRE Unilever N.V. Weena 455 PO Box 760 3000 DK Rotterdam The Netherlands THE BOARD OF DIRECTORS 24 February 2017 150 Financial Statements Unilever Annual Report and Accounts 2016 Profit for the year (available for distribution) Dividend To profit retained 2,354 (1,501) 2,220 (1,417) 853 803

COMPANY ACCOUNTS UNILEVER PLC BALANCE SHEET as at 31 December £ million 2016 £ million 2015 Notes STATEMENT OF CHANGES IN EQUITY £ million Called up share capital £ million Share premium account £ million £ million £ million £ million Legal reserves Other reserves Retained profit Total equity Statement of changes in equity 31 December 2014 Profit or loss for the period Dividends on ordinary capital Other movements in equity 41 94 11 (394) 1,497 1,249 - - - - - - - - - - - 28 4,583 (1,120) (26) 4,583 (1,120) 2 The total profit for 2016 was £1,671 million (2015: £4,583 million). The financial statements on pages 151 to 154 were approved by the Board of Directors on 24 February 2017 and signed on its behalf by M Dekkers and P Polman. On behalf of the Board of Directors M Dekkers Chairman P Polman Chief Executive Officer 24 February 2017 Unilever Annual Report and Accounts 2016 Financial Statements 151 31 December 2015 Profit or loss for the period Dividends on ordinary capital Other movements in equity 31 December 2016 41 94 11 (366) 4,934 4,714 ----1,671 1,671 ----(1,333) (1,333) ----(6) (6) 41 94 11 (366) 5,266 5,046 Assets Non-current assets Intangible assets 1 Investments in subsidiaries 2 Other non-current assets 3 Current assets Trade and other current receivables 4 Total assets 160 8,365 307 171 8,365 - 8,832 8,536 268 445 268 445 9,100 8,981 Liabilities Current liabilities Trade payables and other current liabilities 5 Financial liabilities 6 Non-current liabilities Financial liabilities 6 Deferred tax liabilities 7 Provisions Total liabilities Equity Shareholders’ equity Called up share capital 8 Share premium Capital redemption reserve Other reserves 9 Retained profit 10 Total liabilities and equity 3,081 719 3,617 - 3,800 3,617 249 3 2 648 2 - 254 650 4,054 4,267 41 94 11 (366) 5,266 41 94 11 (366) 4,934 5,046 4,714 9,100 8,981

NOTES TO THE COMPANY ACCOUNTS UNILEVER PLC ACCOUNTING INFORMATION AND POLICIES BASIS OF PREPARATION These financial statements were prepared on the going concern basis and in accordance with Financial Reporting Standard 101 ‘Reduced Disclosure Framework’ (FRS 101) and the UK Companies Act 2006. The Companies, Partnership and Groups (Accounts and Reports) Regulations 2015 have been adopted from 1 January 2015. No profit and loss account is presented by Unilever PLC (the Company) as permitted by Section s408 of the Companies Act 2006. The accounts are prepared under the historical cost convention, except for the revaluation of financial assets classified as ‘available-for-sale’ or ‘fair value through profit or loss’, as well as derivative financial instruments, which are reported in accordance with the accounting policies set out below. These have been consistently applied to all periods presented. Unilever PLC is included within the consolidated financial statements of the Group. The consolidated financial statements of the Group are prepared in accordance with International Financial Reporting Standards as issued by the IASB and as adopted by the European Union. As permitted by FRS 101, the Company has taken advantage of the disclosure exemptions available under that standard in relation to share based payments, financial instruments, capital management, presentation of comparative information in respect of certain assets, presentation of a cash flow statement, impairment of assets, non-current assets for sale, discontinued operations, business combinations, related party transactions and standards not yet effective. Where required equivalent disclosures are given in the group accounts of Unilever, which are publicly available. FINANCIAL INSTRUMENTS The Company’s accounting policies are the same as the Unilever Group’s and comply with International Accounting Standard 32 ‘Financial Instruments: Presentation’ (IAS 32), IAS 39 ‘Financial Instruments: Recognition and Measurement’ and IFRS 7 ‘Financial Instruments: Disclosures’. The policies are set out under the heading ‘Capital and funding’ in note 15 to the consolidated accounts on pages 110 to 114. Unilever PLC is taking the exemption for financial instruments disclosures, because IFRS 7 disclosures are given in notes 15 to 18 to the consolidated accounts on pages 110 to 124. NON-DERIVATIVE FINANCIAL INSTRUMENTS Non-derivative financial instruments comprise investments in equity and debt securities, trade and other receivables, cash and cash equivalents, loans and borrowings, and trade and other payables. Trade and other receivables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method, less any impairment losses. Trade and other payables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method. DEFERRED TAXATION Deferred tax is recognised using the liability method on taxable temporary differences between the tax base and the accounting base of items included in the balance sheet of the Company. Certain temporary differences are not provided for as follows:  The initial recognition of assets or liabilities that affect neither accounting nor taxable profit; and Differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future.  The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted, or substantively enacted, at the year end. A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised. SHARES HELD BY EMPLOYEE SHARE TRUSTS Shares held to satisfy options are accounted for in accordance with IAS 32 ‘Financial Instruments: Presentation’ and IFRS 10 Consolidated Financial Statements. All differences between the purchase price of the shares held to satisfy options granted and the proceeds received for the shares, whether on exercise or lapse, are charged to reserves. PROVISIONS Provisions are recognised where a legal or constructive obligation exists at the balance sheet date, as a result of a past event, where the amount of the obligation can be readily estimated and where the outflow of economic benefit is probable. DIVIDENDS Under IAS 10 ‘Events after the Balance Sheet Date’, proposed dividends do not meet the definition of a liability until such time as they have been approved by shareholders at the Annual General Meeting. Therefore, we do not recognise a liability in any period for dividends that have been proposed but will not be approved until after the balance sheet date. This holds for external dividends as well as intra-group dividends paid to the parent company. FINANCIAL GUARANTEES Where the Company enters in financial guarantee contracts to guarantee the indebtedness of other companies within its group, the Company considers these to be insurance arrangements and accounts for them as such. In this respect, the Company treats the guarantee contract as a contingent liability until such time as it becomes probable that the Company will be required to make a payment under the guarantee. ACCOUNTING POLICIES The principal accounting policies are as follows: FOREIGN CURRENCY The Company's functional and presentational currency is Pound Sterling. Transactions in foreign currencies are translated to the Company’s functional currency at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on translation are recognised in the profit and loss account. TAXATION Current tax is the expected tax payable on the taxable income for the period, using the tax rates enacted or substantively enacted at the balance sheet date, and any adjustments to tax payable in respect of previous periods. INTANGIBLE ASSETS Finite-life intangible assets mainly comprise licenses. These assets are capitalised and amortised on a straight-line basis in the income statement over the period of their expected useful lives, or the period of legal rights if shorter. None of the amortisation periods exceeds 15 years. Indefinite-life intangible assets mainly comprise trademarks and brands. These assets are capitalised at cost but not amortised. They are subject to a review for impairment annually, or more frequently if events or circumstances indicate this is necessary. Any impairment is charged to the income statement as it arises. INVESTMENTS IN SUBSIDIARIES Shares in group companies are stated at amortised cost less any amounts written off to reflect a permanent impairment. Any impairment is charged to the profit and loss account as it arises. 152 Financial Statements Unilever Annual Report and Accounts 2016

1. INTANGIBLE ASSETS 4. TRADE AND OTHER CURRENT RECEIVABLES £ million 2016 £ million Indefinite-life intangible assets £ million £ million £ million 2015 Finite-life intangible assets Total (c) Amounts due from group companies include balances with several group companies which are interest bearing at market rates and are unsecured and repayable on demand if this is the case. 5. TRADE PAYABLES AND OTHER CURRENT LIABILITIES £ million 2016 £ million 2015 11 2. INVESTMENTS IN SUBSIDIARIES (d) Amounts due to group companies include balances with several group companies which are interest bearing at market rates and are unsecured and repayable on demand if this is the case. £ million 6. FINANCIAL LIABILITIES £ million 2016 £ million 2015 Fixed asset investments comprise equity shares of group companies and include the subsidiary company Hindustan Unilever Limited, with a cost of £2,197 million (2015: £2,197 million). These are listed on the Bombay Stock Exchange and have a market value of £11,048 million (2015: £9,764 million) as 31 December 2016. The carrying value of the investments is supported by their underlying net assets. Details of the company’s subsidiary undertakings are given in note 27 to the consolidated financial statements. (e) This includes £400 million 4.75% note issued in 2009 maturing June 2017 (year-end value amortised cost £398 million) and commercial paper. (f) This represents a £250 million 2% note issued in 2014 maturing in December 2018 (year-end amortised cost £249 million). 7. DEFERRED TAX LIABILITIES £ million 2016 £ million 2015 3. OTHER NON CURRENT ASSETS 8. CALLED UP SHARE CAPITAL The called up share capital amounting to £41 million at 31 December 2016 (31 December 2015: £41 million) consists of 1,310,156,361 (2015: 1,310,156,361) Unilever PLC ordinary shares and 100,000 (2015: 100,000) Unilever PLC deferred stock. 50% of the deferred stock of Unilever PLC is held by N.V. Elma – a subsidiary of Unilever N.V. and 50% owned the deferred stock of Unilever PLC is held by United Holdings Limited – a subsidiary of Unilever PLC. £ million 2016 £ million 2015 (a) Amounts due from group companies include balances with several group companies which are interest bearing at market rates and are unsecured and repayable on demand if this is the case. (b) Other non-current assets relate to £58m paid in to an escrow account relating to the main UK pension fund (see note 4B on pages 94 to 99). Unilever Annual Report and Accounts 2016 Financial Statements 153 Loans to group companies(a) Other(b) 249 58 - - 307 - Deferred tax liabilities 3 2 Bonds and other loans Current(e) Non-current(f) 719 249 - 648 968 648 Cost At 1 January 2016 At 31 December 2016 Impairment losses At 1 January 2016 At 31 December 2016 Carrying amount at 31 December 2016 Carrying amount at 31 December 2015 8,370 8,370 (5) (5) 8,365 8,365 Loans from group companies(d) Other amounts owed to group companies(d) Accruals and deferred income 3,017 53 11 3,477 129 3,081 3,617 Cost At 1 January 2016 At 31 December 2016 Amortisation & Impairment At 1 January 2016 Amortisation for the year At 31 December 2016 Carrying amount at 31 December 2016 Carrying amount at 31 December 2015 45 166 211 45 166 211 -(40) (40) -(11) (11) -(51) (51) 45 115 160 45 126 171 Amounts due from group companies(c) Taxation and social security Other 195 73 - 392 52 1 268 445

NOTES TO THE COMPANY ACCOUNTS UNILEVER PLC CONTINUED 9. OTHER RESERVES The own ordinary shares held by Unilever PLC amount to 26,696,994 as at 31 December 2016 (31 December 2015: 26,696,994) and are included in Other reserves. 12. CONTINGENT LIABILITIES AND FINANCIAL COMMITMENTS The total amount of guarantees is £14,414 million (2015: £11,232 million). This mainly consists of guarantees relating to the long-term debt and commercial paper issued by Unilever N.V. and/or Group companies such as Unilever Capital Corporation Inc., some of which are joint with Unilever N.V. and Unilever United States Inc. Other joint guarantees with Unilever N.V. relate to derivatives taken out by Group companies. There is also a guarantee to the pension fund in respect of the UK pension scheme. Additionally Unilever PLC has financial commitments including indemnities arising from past business disposals and trademarks used by joint ventures. No value can be attributed to these financial commitments at this time. The likelihood of these guarantees, financial commitments and contingencies being called is considered to be remote and so accordingly the fair value is deemed to be immaterial. £ million 2016 £ million 2015 10. RETAINED PROFIT £ million 2016 £ million 2015 13. REMUNERATION OF AUDITORS The parent company accounts of Unilever PLC are required to comply with The Companies (Disclosure of Auditor Remuneration and Liability Limitation Agreements) Regulations 2008. Auditor’s remuneration in respect of Unilever PLC is included within the disclosures in note 25 on page 130. (g) Further details are given in note 8 to the consolidated accounts on page 104. 11. PROFIT APPROPRIATION £ million 2016 £ million 2015 14. POST BALANCE SHEET EVENT On 26 January 2017 the Directors announced a dividend of £0.2768 per Unilever PLC ordinary share. The dividend is payable from 15 March 2017 to shareholders registered at the close of business on 10 February 2017. (h) The dividend to be paid in March 2017 (see note 14) is not included in the 2016 dividend amount. 154 Financial Statements Unilever Annual Report and Accounts 2016 Profit for the year (available for distribution) Dividends(h) To profit retained 1,671 (1,039) 4,586 (836) 632 3,750 1 January Profit for the year Other movements Dividends paid(g) 31 December 4,934 1,671 (6) (1,333) 1,497 4,583 (26) (1,120) 5,266 4,934 1 January Change during the year 31 December (366) - (394) 28 (366) (366)

Schedule 4                                                     Unaudited condensed consolidated interim financial information for the first half of the financial year 2017

The following pages are the unaudited condensed consolidated interim financial information of the Unilever Group, which is Unilever N.V., Unilever PLC and the entities they controlled, for the first half of the financial year 2017.

The unaudited consolidated interim results of Unilever in respect of the first half of the financial year 2017 are also available on Unilever’s website at www.unilever.com/Images/ir-q2-2017-full-announcement_tcm244-508751_en.pdf.

2017 FIRST HALF YEAR RESULTS Performance highlights Strong progress against the strategic objectives set out for 2020 Turnover increased 5.5%, including a positive currency impact of 1.7% Underlying sales growth 3.0%, ahead of our markets, with price up 3.0% and flat volumes Excluding spreads, underlying sales growth of 3.4% with volume up 0.3% Underlying operating margin up 180bps, reflecting faster savings delivery and phasing of investment Underlying earnings per share up 14%, constant underlying EPS up 12% Net profit increased 22% “Our first half results show continued growth well ahead of our markets and a substantial step-up in profitability despite the persisting volatile global trading environment. It once more shows the validity of Unilever’s long-term compounding growth model. Our change programme ‘Connected 4 Growth’ (‘C4G’), which started in the autumn of 2016, is delivering ahead of plan. The transformation of Unilever into a more resilient, more competitive and more profitable business is accelerating. C4G is making our business even more agile, less complex and increasingly responsive to fast-changing consumer trends. The resulting increase in innovation speed and effectiveness will allow us to grow ahead of market. We see this as a proven way of delivering long-term shareholder value. C4G also enables a further step-change in margin expansion and cash flow delivery as we secure efficiencies from the roll-out of our savings programmes and benefit from the investments we have made over the last few years. The actions we are taking keep us on track for another year of underlying sales growth ahead of our markets, in the 3 – 5% range. We anticipate accelerating growth in the second half of the year driven by the phasing of our innovation plans and a step-up in brand and marketing investment. We now expect an improvement in underlying operating margin this year of at least 100 basis points and strong cash flow.” 20 July 2017 Underlying sales growth (USG), underlying volume growth (UVG), underlying price growth (UPG), underlying operating profit (UOP), underlying operating margin (UOM), underlying earnings per share (underlying EPS), constant underlying EPS, underlying effective tax rate, free cash flow (FCF) and net debt are non-GAAP measures (see pages 6 to 9) Paul Polman: Chief Executive Officer statement Underlying performance GAAP measures vs 2016 vs 2016 First Half Underlying sales growth (USG) USG excluding spreads Underlying operating margin Underlying earnings per share 17.8% €1.13 3.0% 3.4% 180bps 14.4% Turnover Turnover excluding spreads Operating margin Earnings per share Net profit €27.7bn €26.2bn 17.5% €1.09 €3.3bn 5.5% 6.0% 310bps 24.1% 22.4% Second quarter Underlying sales growth 3.0% Turnover €14.4bn 4.9% Quarterly dividend payable in September 2017€0.3585 per share PROFITABLE GROWTH AHEAD OF OUR MARKETS, DRIVEN BY ‘CONNECTED 4 GROWTH’ (‘C4G’)

operating As part of our strategic review we announced on 6 April 2017 our intention to either sell or demerge our spreads business. The table below provides information on our second quarter 2017 and first half 2017 performance excluding sales related to spreads. Our markets: Market conditions have remained challenging. In the markets in which we operate volumes were virtually flat in aggregate. The economic crisis in Brazil continued to present a significant headwind. In India, trade stock levels thinned in the second quarter ahead of the implementation of the Goods and Services Tax, while markets in Indonesia were adversely impacted by fewer trading days due to public holidays. Unilever overall performance: Underlying sales grew 3.0%, ahead of our markets, with growth in all our categories and sub-categories except for spreads. Turnover increased 5.5% to €27.7 billion, which included a positive currency impact of 1.7% and 0.8% from acquisitions net of disposals. Gross margin improved by 40bps to 43.1% driven by margin-accretive innovations and acquisitions as well as our discipline in driving savings programmes. Brand and marketing investment contributed 130bps to margin progression. This reflects: 1) a recalibration of advertising spend in the overall market; 2) strong savings delivery from our zero based budgeting programme; and 3) innovation and support plans which are weighted towards the second half of the year, particularly in Personal Care. For the year as a whole, we expect our brand and marketing investment to be maintained at last year’s level in absolute terms. Overheads were reduced by 10bps, driven by a further reduction in the underlying cost base partially offset by investment in new business models including retail-led brands and e-commerce. Underlying operating margin improved by 180bps to 17.8%. Operating margin was 17.5%. ‘Connected 4 Growth’ (‘C4G’): We are making good progress against the objectives we have set out: The new Country Category Business Teams (‘CCBTs’) are fully in place and helping to make our innovation pipeline stronger. CCBTs enable us to roll out global innovations faster, and be more agile in responding to local trends. The savings programmes which are an integral part of C4G are delivering faster than expected, with savings of more than €1 billion in the first half year. This puts us well on track towards our savings target of €6 billion, and a targeted underlying operating margin of 20% by 2020. The faster delivery seen in the first half of the year enables a step-up in the level of reinvestment behind growth in the remainder of this year and beyond. The holistic ‘5-S’ gross margin improvement programme is being rolled out from Home Care into all categories and realising savings across the supply chain. Zero based budgeting (‘ZBB’) is improving our productivity in brand and marketing investment as we reduce the cost of advertising production. ZBB is also eliminating waste in those areas where we have over-saturated traditional channels, as well as reducing low-added value costs in overheads. The new organisation is simpler and more agile and we are progressing plans for the integration of Foods and Refreshment into a single business. At the same time we have been active in managing our portfolio to ensure we have the platforms in place for long-term growth. In the first half year we announced the acquisitions of Hourglass in prestige Personal Care in the United States, the Quala home and personal care brands in Latin America, and a joint venture with Europe & Asia Commercial Company Ltd to build our operations in Myanmar. 2 USG, UVG, UPG, UOP, UOM, underlying EPS, constant underlying EPS, underlying effective tax rate, FCF and net debt are non-GAAP measures (see pages 6 to 9) (unaudited) Second Quarter 2017 First Half 2017 Turnover USG UVG UPG Turnover USG UVG UPG €bn % % % €bn % % % Unilever excluding spreads 13.7 3.3 0.3 3.1 26.2 3.4 0.3 3.1 Foods and Refreshment excluding spreads 5.6 4.8 0.8 3.9 10.4 4.2 0.3 3.9 Foods excluding spreads 2.4 2.3 (0.4) 2.8 4.8 2.0 (0.7) 2.7 (unaudited) Second Quarter 2017 First Half 2017 Turnover USG UVG UPG Turnover USG UVG UPG Change in underlying margin €bn % % % €bn % % % bps Unilever 14.4 3.0 - 3.0 27.7 3.0 - 3.0 180 Personal Care Home Care 5.3 2.7 2.2 2.5 (0.3) 0.1 2.5 2.4 10.5 5.4 2.6 3.3 - 0.8 2.6 2.5 240 110 Home Care and Personal Care 8.0 2.3 (0.1) 2.5 15.9 2.8 0.3 2.6 180 Foods Refreshment 3.2 3.2 1.2 6.7 (1.3) 1.8 2.5 4.8 6.3 5.5 0.6 6.1 (1.7) 1.2 2.4 4.9 100 230 Foods and Refreshment 6.4 3.9 0.2 3.7 11.8 3.1 (0.4) 3.5 160 FIRST HALF OPERATIONAL REVIEW: CATEGORIES

The preparation for the exit from spreads via a sale or de-merger is well underway. The review of the dual-headed legal structure is also progressing well and we expect the Board to decide the outcome before the end of the year. In the first half of the year we have bought back shares to the value of €1.4 billion, putting us on track to complete the announced €5 billion programme by the end of the year. Personal Care Personal Care continued to grow the core while expanding in high-growth segments and building in premium positions. Challenging market conditions in some of the key markets, such as India, Brazil and Indonesia weighed on the overall growth rate. Oral care performed well, supported by innovations in premium segments such as the new Signal Enamel Repair and Signal White Now Care Correction range with blue light technology in France. In skin, Baby Dove has now been introduced to 19 markets, while the new Lifebuoy with Activ Silver formula for enhanced germ-protection was rolled out across Asia. In Indonesia we are launching Hijab Fresh, a new brand, that provides a solution to the specific needs of the Muslim population. Continued growth in deodorants was driven by new variants of dry sprays in North America and Dove antiperspirants with an improved, particularly skin-friendly formulation that have been rolled out to 65 countries. In hair, growth was driven by Sunsilk, helped by the expansion into natural propositions that has driven increased penetration among millennials. Dermalogica performed well and our recent acquisitions Dollar Shave Club and Living Proof, which will contribute to underlying sales growth from next quarter and next year respectively, continued to grow strongly. Underlying operating margin was up 240bps reflecting both brand and marketing efficiencies from zero based budgeting and the phasing of brand and marketing investment. Home Care Home Care delivered good growth despite a strong comparator, enabled by continued market development and benefit-led innovations that address emerging needs, including the growing trend towards natural products. In laundry, growth was driven by strong performances of the fabric conditioner Comfort in our Asian markets and the value brand Brilhante in Latin America. The roll-out of Surf into Central and Eastern Europe continued to perform well, while in the United Kingdom Persil Powergems, the laundry detergent with 100% active ingredients delivering superior stain-removal as well as care and intense freshness, were introduced. In household care, Domestos grew strongly helped by the successful roll-out of toilet blocks, which have reached 25 countries, and by Cif’s premium sprays with improved formulation now in more than 20 countries. The air purification brand Blue Air grew strongly in China, while Seventh Generation with its naturals proposition, was introduced to the United Kingdom. Underlying operating margin improved by 110bps driven by higher gross margin and brand and marketing efficiencies. Foods Foods continued to modernise the portfolio while building its presence in emerging markets and sustaining a strong performance in the food service channels. However the overall growth was adversely affected by declines of some of our non-core brands in Europe. Knorr, our largest brand, performed well by responding to key needs such as nutrition deficiency or time-saving cooking products. The successful Knorr Mealmakers with 100% natural ingredients have now been extended into 100% natural seasonings. In dressings, Hellmann’s relaunched the brand with strengthened naturalness claims while the organic variants have been rolled out from North America into Europe. In spreads, the new margarines with specialty oils and the roll-out of the dairy-free variants are performing well. The rate of decline in spreads has slowed to 3.7% as sales growth in emerging markets partially offset the continued market contraction in developed countries. Underlying operating margin was up 100bps mainly due to brand and marketing efficiencies. Refreshment Ice cream delivered strong growth driven by margin-accretive innovations behind our premium brands, such as Ben & Jerry’s pint range ‘Topped’, that takes ice cream indulgence to a new level, and the ‘Wich sandwich. Magnum grew at double-digit rates, helped by the new Magnum pints that deliver the ultimate chocolate and ice cream experience in a tub, as well as the coconut and raspberry variants. We have extended our less than 50 calories offering under Solero and launched vegan and gluten-free variants under Cornetto. Leaf tea showed good growth as we are increasingly seeing the benefits of our innovations in specialty and premium tea segments. Lipton was launched in Brazil and Argentina, and is successfully extending its presence in the faster-growing green and matcha segments, while T2 continued to show strong growth. Underlying operating margin was up 230bps primarily driven by higher gross margins in both ice cream and tea, reflecting the premiumisation of the portfolio and savings delivery. 3 USG, UVG, UPG, UOP, UOM, underlying EPS, constant underlying EPS, underlying effective tax rate, FCF and net debt are non-GAAP measures (see pages 6 to 9)

operating The table below provides information on our second quarter 2017 and first half 2017 performance excluding sales related to spreads. Asia/AMET/RUB Underlying sales growth was 5.5% in the first half as pricing has increased in Asia in response to rising commodity costs. Volumes in the second quarter were adversely affected by some trade destocking ahead of the Goods and Services Tax implementaton in India and by fewer trading days in Indonesia. China demonstrated a good first half performance, driven by rapid e-commerce sales and modest growth in other channels, while Australia returned to volume-led growth. Underlying operating margin was up 260bps driven by increased gross margin and brand and marketing efficiencies. The Americas Latin America grew underlying sales by 5.0% with volumes returning to growth in the second quarter. Mexico demonstrated strong volume-driven growth and Argentina delivered positive volume growth. Sales continued to decline in our largest market, Brazil, as consumers and retailers reacted to the impact of the harsh economic environment. Underlying sales improved in North America driven by a strong delivery of our innovations in deodorants, hair care and skin cleansing which helped offset continued soft market conditions. Sales in spreads were lower due to continued market declines in the first half. Underlying operating margin improved by 180bps reflecting higher gross margin in North America as well as ZBB savings and phasing of brand and marketing investment. Europe In Europe consumer demand remained weak and the retail environment challenging. Refreshment delivered strong volume-driven growth, while the competitive intensity remained particularly high in Home Care. The margarine market contraction continued to weigh on the overall growth, particularly in the United Kingdom and Germany. We saw strong momentum in Central and Eastern Europe and Spain, following on from good growth in prior years. Underlying operating margin was up 20bps primarily due to brand and marketing efficiencies. 4 USG, UVG, UPG, UOP, UOM, underlying EPS, constant underlying EPS, underlying effective tax rate, FCF and net debt are non-GAAP measures (see pages 6 to 9) (unaudited) Second Quarter 2017 First Half 2017 Turnover USG UVG UPG Turnover USG UVG UPG €bn % % % €bn % % % Developed markets excluding spreads 5.6 1.2 0.8 0.5 10.5 0.3 0.2 0.1 Europe excluding spreads 3.2 1.0 0.9 0.1 5.8 0.1 0.2 (0.1) North America excluding spreads 2.4 1.8 0.8 0.9 4.5 0.9 0.3 0.6 (unaudited) Second Quarter 2017 First Half 2017 Turnover USG UVG UPG Turnover USG UVG UPG €bn % % % €bn % % % Developed markets Emerging markets 6.1 8.3 0.7 4.8 0.2 (0.1) 0.4 5.0 11.5 16.2 (0.4) 5.5 (0.4) 0.3 0.1 5.1 North America Latin America 2.5 2.2 1.4 6.3 0.6 1.2 0.9 5.1 4.8 4.2 0.3 5.0 (0.2) (1.0) 0.5 6.0 (unaudited) Second Quarter 2017 First Half 2017 Turnover USG UVG UPG Turnover USG UVG UPG Change in underlying margin €bn % % % €bn % % % bps Unilever 14.4 3.0 - 3.0 27.7 3.0 - 3.0 180 Asia/AMET/RUB The Americas Europe 6.2 4.7 3.5 4.3 3.7 0.3 (0.6) 0.9 0.1 4.9 2.8 0.1 12.1 9.0 6.6 5.5 2.5 (0.8) 0.8 (0.6) (0.6) 4.8 3.1 (0.1) 260 180 20 FIRST HALF OPERATIONAL REVIEW: GEOGRAPHICAL AREA

Finance costs and tax Net finance costs increased by €6 million to €290 million in the first half of 2017. This included a slightly higher cost of financing net borrowings at €241 million, which was driven by the increase in net debt while the average interest rate on net debt was 3.1% versus 3.3% in 2016. Pensions financing was a charge of €49 million compared to €47 million in the prior year. The effective tax rate was 28.9% versus 26.0% in the same period last year. The change was mainly driven by the tax impact of the AdeS disposal in 2017 and favourable tax audit settlements in 2016. The effective tax rate on underlying profit was 27.9% compared to 26.2% in the prior year which included favourable tax audit settlements. Joint ventures, associates and other income from non-current investments Net profit from joint ventures and associates contributed €75 million compared with €72 million in the first half of 2016 mainly due to growth in profits from the Pepsi Lipton joint venture. Other income from non-current investments was zero versus €61 million in the prior year which included a gain of €68 million from the revaluation of a financial asset. Earnings per share Underlying earnings per share in the first half increased by 14.4% to €1.13, including a positive currency impact of 2.6%. Constant underlying earnings per share increased by 11.8% primarily driven by underlying sales growth and improved underlying operating margin, and partially offset by a higher tax rate. These underlying measures exclude the post-tax impact of business disposals, acquisition and disposal-related costs, restructuring costs, impairments, one-off items within operating profit and any other significant unusual items within net profit but not operating profit. Diluted earnings per share for the first half was up 24.1% at €1.09. We recorded a gain on disposal of €0.3 billion for the AdeS soy beverage business in Latin America. Free cash flow Free cash flow in the first half of 2017, which included the usual seasonal increase in inventory and receivables, improved by €0.6 billion to €1.4 billion despite a one-off injection of €0.6 billion to our pension funds. The step-up was primarily driven by the higher underlying operating profit and further improvements in both working capital and net capital expenditure. Net debt Closing net debt was €13.8 billion compared with €12.6 billion as at 31 December 2016, mainly reflecting the share buy-backs of €1.4 billion we have undertaken so far in May and June 2017. Total financial liabilities amounted to €19.6 billion compared to €16.6 billion at the year-end. Cash and other current financial assets increased by €1.8 billion to €5.8 billion compared to 31 December 2016. Pensions The pension liability net of assets reduced to €1.6 billion at the end of June 2017 versus €3.2 billion as at 31 December 2016. The decrease in the net pension liability was driven by strong investment returns and cash contributions that included a one-off cash injection of €0.6 billion. Finance and liquidity On 30 January 2017, we announced the issuance of £350 million 1.125% fixed rate notes due February 2022. On 9 February 2017, we issued €1.2 billion in bonds, equally split between 0.375% fixed rate notes due February 2023 and 1.0% fixed rate notes due February 2027. On 2 May 2017, we issued a quadruple-tranche $3.15 billion bond, comprising of $800 million 1.8% fixed rate notes due May 2020, $850 million 2.2% fixed rate notes due May 2022, $500 million 2.6% fixed rate notes due May 2024 and $1 billion 2.9% fixed rate notes due May 2027. The following bonds matured and were repaid: (i) February 2017 Renminbi 300 million 2.95% fixed rates notes and (ii) June 2017 £400 million 4.75% bonds. Reporting of spreads business Our spreads business is not reported as a discontinued operation or held for sale as it does not meet the relevant accounting criteria at 30 June 2017. 5 USG, UVG, UPG, UOP, UOM, underlying EPS, constant underlying EPS, underlying effective tax rate, FCF and net debt are non-GAAP measures (see pages 6 to 9) ADDITIONAL COMMENTARY ON THE FINANCIAL STATEMENTS – FIRST HALF 2017

Following the 6 April 2017 announcement of our plans to accelerate sustainable shareholder value creation and the introduction of new performance metrics, the targets of the long-term incentive plans have been adjusted. Further information can be found at www.unilever.com/Images/compensation-committee-statement-alignment-performance-measures-for-incentives-2017_tcm244-508726_en.pdf. As previously disclosed, along with other consumer products companies and retail customers, Unilever is involved in a number of ongoing investigations by national competition authorities, including those within Italy and South Africa. These proceedings and investigations are at various stages and concern a variety of product markets. Where appropriate, provisions are made and contingent liabilities disclosed in relation to such matters. Ongoing compliance with competition laws is of key importance to Unilever. It is Unilever’s policy to co-operate fully with competition authorities whenever questions or issues arise. In addition the Group continues to reinforce and enhance its internal competition law training and compliance programme on an ongoing basis. In common with many other businesses operating in Brazil, Unilever has a number of open legal proceedings related to indirect taxes. In Q4 2016, we noted that there had been an adverse court judgment in respect of a Brazilian PIS and COFINS indirect tax case, which we had included in our contingent liabilities, and that we were likely to make a judicial deposit equating to the potential amount owing during 2017. In Q1 2017, the Brazilian Supreme Court ruled in favour of the taxpayer in the leading case on this matter and we now expect this ruling to be applied to our case. As a result, we have not made a judicial deposit. Since this matter was considered to be a contingent liability, there is no impact on profit as a result of this development. Certain discussions and analyses set out in this announcement include measures which are not defined by generally accepted accounting principles (GAAP) such as IFRS. We believe this information, along with comparable GAAP measurements, is useful to investors because it provides a basis for measuring our operating performance, ability to retire debt and invest in new business opportunities. Our management uses these financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance and value creation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Wherever appropriate and practical, we provide reconciliations to relevant GAAP measures. Unilever uses ‘constant rate’, and ‘underlying’ measures primarily for internal performance analysis and targeting purposes. We present certain items, percentages and movements, using constant exchange rates, which exclude the impact of fluctuations in foreign currency exchange rates. We calculate constant currency values by translating both the current and the prior period local currency amounts using the prior period average exchange rates into euro. The table below shows exchange rate movements in our key markets. 6 First half average rate in 2017 First half average rate in 2016 Brazilian Real (€1 = BRL) Chinese Yuan (€1 = CNY) Indian Rupee (€1 = INR) Indonesia Rupiah (€1 = IDR) UK Pound Sterling (€1 = GBP) US Dollar (€1 = US $) 3.429 7.433 71.111 14409 0.860 1.081 4.203 7.295 75.011 14990 0.778 1.116 NON-GAAP MEASURES BRAZIL TAX LITIGATION COMPETITION INVESTIGATIONS CHANGES TO THE LONG-TERM INCENTIVE PLAN TARGETS

Underlying sales growth (USG) Underlying Sales Growth or “USG” refers to the increase in turnover for the period, excluding any change in turnover resulting from acquisitions, disposals and changes in currency. The impact of acquisitions and disposals is excluded from USG for a period of 12 calendar months from the applicable closing date. Turnover from acquired brands that are launched in countries where they were not previously sold is included in USG as such turnover is more attributable to our existing sales and distribution network than the acquisition itself. We believe this measure provides valuable additional information on the underlying sales performance of the business and is a key measure used internally. The reconciliation of changes in the GAAP measure turnover to USG is provided in notes 3 and 4. Underlying volume growth (UVG) Underlying Volume Growth or “UVG” is part of USG and means, for the applicable period, the increase in turnover in such period calculated as the sum of (1) the increase in turnover attributable to the volume of products sold; and (2) the increase in turnover attributable to the composition of products sold during such period. UVG therefore excludes any impact to USG due to changes in prices. The measures and the related turnover GAAP measure are set out in notes 3 and 4. Underlying price growth (UPG) Underlying price growth or “UPG” is part of USG, and means, for the applicable period, the increase in turnover attributable to changes in prices during the period. UPG therefore excludes the impact to USG due to (1) the volume of products sold; and (2) the composition of products sold during the period. The measures and the related turnover GAAP measure are set out in notes 3 and 4. Free cash flow (FCF) Within the Unilever Group, free cash flow (FCF) is defined as cash flow from operating activities, less income taxes paid, net capital expenditures and net interest payments and preference dividends paid. It does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from FCF. Free cash flow reflects an additional way of viewing our liquidity that we believe is useful to investors because it represents cash flows that could be used for distribution of dividends, repayment of debt or to fund our strategic initiatives, including acquisitions, if any. The reconciliation of net profit to FCF is as follows: 7 € million (unaudited) First Half 2017 2016 Net profit Taxation Share of net profit of joint ventures/associates and other income from non-current investments Net finance costs Operating profit Depreciation, amortisation and impairment Changes in working capital Pensions and similar obligations less payments Provisions less payments Elimination of (profits)/losses on disposals Non-cash charge for share-based compensation Other adjustments Cash flow from operating activities Income tax paid Net capital expenditure Net interest and preference dividends paid 3,317 1,315 (75) 290 2,710 928 (133) 284 4,847 3,789 763 (1,436) (794) 68 (299) 158 - 681 (1,554) (223) 32 117 105 8 3,307 2,955 (1,122) (672) (148) (1,136) (759) (235) Free cash flow 1,365 825 Total net cash flow (used in)/from investing activities Total net cash flow (used in)/from financing activities (460) 138 (644) (518) NON-GAAP MEASURES (continued)

Underlying operating profit (UOP), underlying operating margin (UOM) and non-underlying items Underlying operating profit and underlying operating margin mean operating profit and operating margin before the impact of business disposals, acquisition and disposal related costs, restructuring costs, impairments and other one-off items, which we collectively term non-underlying items, due to their nature and/or frequency of occurrence. Underlying operating profit represents our measure of segment profit or loss as it is the primary measure used for making decisions about allocating resources and assessing performance of the segments. The reconciliation of operating profit to underlying operating profit is as follows: Underlying EPS Underlying earnings per share (underlying EPS) is calculated as underlying profit attributable to shareholders’ equity divided by the diluted combined average number of share units. In calculating underlying profit attributable to shareholders’ equity, net profit attributable to shareholders’ equity is adjusted to eliminate the post-tax impact of non-underlying items in operating profit and any other significant unusual items within net profit but not operating profit. This measure reflects the underlying earnings for each share unit of the Group. Refer to note 2 on page 16 for reconciliation of underlying profit to net profit attributable to shareholders’ equity. Underlying effective tax rate Underlying effective tax rate is calculated by dividing taxation excluding the tax impact of non-underlying items in operating profit and any other significant unusual items by profit before tax excluding non-underlying items in operating profit, other significant unusual items and share of net profit/(loss) of joint ventures and associates. This measure reflects the underlying tax rate in relation to profit before tax, non-underlying items, other significant unusual items within net profit but not operating profit and share of net profit/(loss) of joint ventures and associates. Tax impact on non-underlying items is calculated as the sum of each non-underlying item multiplied by the corporate tax rate of the respective jurisdictions in which tax on that item is payable. The reconciliation of taxation to taxation before non-underlying items and other significant unusual items is as follows: 8 € million (unaudited) First Half 2017 2016 Taxation Tax impact of non-underlying items 1,315 (21) 928 114 Taxation before non-underlying items and other significant unusual items 1,294 1,042 Profit before taxation Non-underlying items before tax Share of net profit /loss of joint ventures and associates 4,632 79 (75) 3,638 418 (72) Profit before tax, non-underlying items, other significant unusual items and joint ventures and associates 4,636 3,984 Underlying effective tax rate 27.9% 26.2% € million (unaudited) First Half 2017 2016 Operating profit Non-underlying items (see note 2) 4,847 79 3,789 418 Underlying operating profit 4,926 4,207 Turnover Operating margin (%) Underlying operating margin (%) 27,725 17.5 17.8 26,283 14.4 16.0 NON-GAAP MEASURES (continued)

Constant underlying EPS Constant underlying earnings per share (constant underlying EPS) is calculated as underlying profit attributable to shareholders’ equity at constant exchange rates and excluding the impact of translational hedges divided by the diluted combined average number of share units. This measure reflects the underlying earnings for each share unit of the Group in constant exchange rates. The reconciliation of underlying profit attributable to shareholders’ equity to constant underlying earnings attributable to shareholders’ equity and the calculation of constant underlying EPS is as follows: In calculating the movement in constant underlying EPS, the constant underlying EPS for 2017 is compared to the underlying EPS for 2016 as adjusted for the impact of translational hedges, which was €1.00. Net debt Net debt is defined as the excess of total financial liabilities, excluding trade payables and other current liabilities, over cash, cash equivalents and other current financial assets, excluding trade and other current receivables. It is a measure that provides valuable additional information on the summary presentation of the Group’s net financial liabilities and is a measure in common use elsewhere. The reconciliation of total financial liabilities to net debt is as follows: 9 € million (unaudited) As at 30 June As at 31 December As at 30 June 2017 2016 2016 Total financial liabilities Current financial liabilities Non-current financial liabilities Cash and cash equivalents as per balance sheet Cash and cash equivalents as per cash flow statement Add bank overdrafts deducted therein Other current financial assets (19,633) (5,081) (14,552) 5,016 4,860 156 825 (16,595) (5,450) (11,145) 3,382 3,198 184 599 (16,371) (5,759) (10,612) 3,119 2,937 182 678 Net debt (13,792) (12,614) (12,574) € million (unaudited) First Half 2017 2016 Underlying profit attributable to shareholders' equity (see note 2) Impact of translation of earnings between constant and current exchange rates and translational hedges 3,206 (41) 2,812 156 Constant underlying earnings attributable to shareholders' equity 3,165 2,968 Diluted combined average number of share units (millions of units) 2,845.7 2,853.5 Constant underlying EPS (€) 1.11 1.04 NON-GAAP MEASURES (continued)

On pages 37 to 41 of our 2016 Report and Accounts we set out our assessment of the principal risk issues that would face the business through 2017 under the headings: brand preference; portfolio management; sustainability; climate change; customer relationships; talent & organisation; supply chain; safe and high quality products; systems and information; business transformation; economic and political instability; treasury and pensions; ethical; and legal and regulatory. In our view, the nature and potential impact of such risks remain essentially unchanged as regards our performance over the second half of 2017. This document represents Unilever’s half-yearly report for the purposes of the Disclosure and Transparency Rules (DTR) issued by the UK Financial Conduct Authority (DTR 4.2) and the Dutch Act on Financial Supervision, section 5:25d (8)/(9) (Half-yearly financial reports). In this context: (i) the condensed set of financial statements can be found on pages 11 to 21; (ii) pages 2 to 10 comprise the interim management report; and (iii) the Directors’ responsibility statement can be found on page 22. No material related parties transactions have taken place in the first six months of the year. This announcement may contain forward-looking statements, including ‘forward-looking statements’ within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements related to underlying sales growth and underlying operating margin. Words such as ‘will’, ‘aim’, ‘expects’, ‘anticipates’, ‘intends’, ‘looks’, ‘believes’, ‘vision’, or the negative of these terms and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. These forward-looking statements are based upon current expectations and assumptions regarding anticipated developments and other factors affecting the Unilever Group (the “Group”). They are not historical facts, nor are they guarantees of future performance. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Among other risks and uncertainties, the material or principal factors which could cause actual results to differ materially are: Unilever's global brands not meeting consumer preferences; Unilever's ability to innovate and remain competitive; Unilever's investment choices in its portfolio management; inability to find sustainable solutions to support long-term growth; customer relationships; the recruitment and retention of talented employees; disruptions in our supply chain; the cost of raw materials and commodities; the production of safe and high quality products; secure and reliable IT infrastructure; successful execution of acquisitions, divestitures and business transformation projects; economic and political risks and natural disasters; the effect of climate change on Unilever's business; financial risks; failure to meet high and ethical standards; and managing regulatory, tax and legal matters. These forward-looking statements speak only as of the date of this announcement. Except as required by any applicable law or regulation, the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Group's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Further details of potential risks and uncertainties affecting the Group are described in the Group's filings with the London Stock Exchange, Euronext Amsterdam and the US Securities and Exchange Commission, including in the Annual Report on Form 20-F 2016 and the Unilever Annual Report and Accounts 2016. Media: Media Relations Team Investors: Investor Relations Team UK or NL or +44 79 1727 1819 +44 78 2504 9151 +31 10 217 4844 +32 494 60 4906 treeva.fenwick@unilever.com louise.phillips@unilever.com els-de.bruin@unilever.com freek.bracke@unilever.com +44 20 7822 6830 investor.relations@unilever.com There will be a web cast of the results presentation available at: www.unilever.com/investor-relations/results-and-publications/latest-results/ 10 ENQUIRIES CAUTIONARY STATEMENT OTHER INFORMATION PRINCIPAL RISK FACTORS

(unaudited) (unaudited) 11 € million First Half 2017 2016 Net profit Other comprehensive income Items that will not be reclassified to profit or loss: Remeasurements of defined benefit pension plans net of tax Items that may be reclassified subsequently to profit or loss: Currency retranslation gains/(losses) net of tax Fair value gains/(losses) on financial instruments net of tax 3,317 641 (694) 51 2,710 (1,356) (140) (18) Total comprehensive income 3,315 1,196 Attributable to: Non-controlling interests Shareholders’ equity 170 3,145 177 1,019 STATEMENT OF COMPREHENSIVE INCOME Combined earnings per share Basic earnings per share (euros) Diluted earnings per share (euros) 1.10 1.09 0.88 0.88 24.1% 24.1% 19.9% 19.9% € million First Half 2017 2016 Increase/ (Decrease) Current rates Constant Rates Turnover Operating profit After (charging)/crediting non-underlying items Net finance costs Finance income Finance costs Pensions and similar obligations Share of net profit/(loss) of joint ventures and associates Other income/(loss) from non-current investments and associates Profit before taxation Taxation Net profit Attributable to: 27,725 4,847 (79) (290) 90 (331) (49) 75 - 4,632 (1,315) 3,317 26,283 3,789 (418) (284) 66 (303) (47) 72 61 3,638 (928) 2,710 5.5% 27.9% 27.3% 22.4% 3.8% 24.7% 24.2% 18.3% Non-controlling interests Shareholders’ equity 207 3,110 198 2,512 23.8% 19.6% INCOME STATEMENT

(unaudited) equity (a) Repurchase of shares reflects the cost of acquiring ordinary shares as part of the share buyback programme announced on 6 April 2017. At 30 June 2017 these shares have not been cancelled and are recognised as treasury shares (see note 8). (b) Includes purchases and sales of treasury stock, and transfer from treasury stock to retained profit of share-settled schemes arising from prior years and differences between exercise and grant price of share options. (c) The share-based payment credit relates to the non-cash charge recorded against operating profit in respect of the fair value of share options and awards granted to employees. 12 First half - 2016 1 January 2016 484 152 (7,816) 22,619 15,439 643 16,082 Profit or loss for the period Other comprehensive income net of tax: Fair value gains/(losses) on financial instruments Remeasurements of defined benefit pension plans net of tax Currency retranslation gains/(losses) - - - - - - - - - (18) - (141) 2,512 - (1,356) 22 2,512 (18) (1,356) (119) 198 - - (21) 2,710 (18) (1,356) (140) Total comprehensive income Dividends on ordinary capital Movements in treasury stock(b) Share-based payment credit(c) Dividends paid to non-controlling interests Currency retranslation gains/(losses) net of tax Other movements in equity - - - - - - - - - - - - (14) - (159) - (73) - - - (16) 1,178 (1,775) (182) 105 - - (19) 1,019 (1,775) (255) 105 - (14) (35) 177 - (4) (1) (195) - 2 1,196 (1,775) (259) 104 (195) (14) (33) 30 June 2016 484 138 (8,064) 21,926 14,484 622 15,106 € million Called up share capital Share premium account Other reserves Retained profit Total Non-controlling interest Total First half - 2017 1 January 2017 484 134 (7,443) 23,179 16,354 626 16,980 Profit or loss for the period Other comprehensive income net of tax: Fair value gains/(losses) on financial instruments Remeasurements of defined benefit pension plans net of tax Currency retranslation gains/(losses) - - - - - - - - - 52 - (633) 3,110 - 641 (25) 3,110 52 641 (658) 207 (1) - (36) 3,317 51 641 (694) Total comprehensive income Dividends on ordinary capital Repurchase of shares(a) Movements in treasury stock(b) Share-based payment credit(c) Dividends paid to non-controlling interests Currency retranslation gains/(losses) net of tax Other movements in equity - - - - - - - - - - - - (3) - (581) (1,368) (54) - - - 31 3,726 (1,925) - (146) 158 - - 11 3,145 (1,925) (1,368) (200) 158 - (3) 42 170 - - - - (184) - 3 3,315 (1,925) (1,368) (200) 158 (184) (3) 45 30 June 2017 484 131 (9,415) 25,003 16,203 615 16,818 STATEMENT OF CHANGES IN EQUITY

(unaudited) 13 € million As at 30 June 2017 As at 31 December 2016 As at 30 June 2016 Non-current assets Goodwill Intangible assets Property, plant and equipment Pension asset for funded schemes in surplus Deferred tax assets Financial assets Other non-current assets Current assets Inventories Trade and other current receivables Current tax assets Cash and cash equivalents Other financial assets Non-current assets held for sale 16,974 9,481 11,063 1,334 1,255 685 615 17,624 9,809 11,673 694 1,354 673 718 15,977 8,531 11,048 408 1,458 602 898 41,407 42,545 38,922 4,162 6,215 328 5,016 825 52 4,278 5,102 317 3,382 599 206 4,649 6,291 319 3,119 678 197 16,598 13,884 15,253 Total assets 58,005 56,429 54,175 Current liabilities Financial liabilities Trade payables and other current liabilities Current tax liabilities Provisions Current liabilities held for sale Non-current liabilities Financial liabilities Non-current tax liabilities Pensions and post-retirement healthcare liabilities: Funded schemes in deficit Unfunded schemes Provisions Deferred tax liabilities Other non-current liabilities Total liabilities Equity Shareholders’ equity Non-controlling interests Total equity 5,081 13,322 992 424 1 5,450 13,871 844 390 1 5,759 14,216 974 360 1 19,820 20,556 21,310 14,552 116 1,277 1,619 1,001 2,053 749 11,145 120 2,163 1,704 1,033 2,061 667 10,612 114 2,563 1,677 951 1,542 300 21,367 18,893 17,759 41,187 39,449 39,069 16,203 615 16,354 626 14,484 622 16,818 16,980 15,106 Total liabilities and equity 58,005 56,429 54,175 BALANCE SHEET

(unaudited) 14 € million First Half 2017 2016 Net profit Taxation Share of net profit of joint ventures/associates and other income from non-current investments and associates Net finance costs Operating profit Depreciation, amortisation and impairment Changes in working capital Pensions and similar obligations less payments Provisions less payments Elimination of (profits)/losses on disposals Non-cash charge for share-based compensation Other adjustments Cash flow from operating activities Income tax paid 3,317 1,315 (75) 290 2,710 928 (133) 284 4,847 3,789 763 (1,436) (794) 68 (299) 158 - 681 (1,554) (223) 32 117 105 8 3,307 2,955 (1,122) (1,136) Net cash flow from operating activities 2,185 1,819 Interest received Net capital expenditure Other acquisitions and disposals Other investing activities 104 (672) 154 (46) 55 (759) (92) 152 Net cash flow (used in)/from investing activities (460) (644) Dividends paid on ordinary share capital Interest and preference dividends paid Change in financial liabilities Repurchase of shares Other movements on treasury stock Other financing activities (1,911) (252) 3,613 (1,071) (199) (42) (1,768) (290) 1,859 - (260) (59) Net cash flow (used in)/from financing activities 138 (518) Net increase/(decrease) in cash and cash equivalents 1,863 657 Cash and cash equivalents at the beginning of the period Effect of foreign exchange rate changes 3,198 (201) 2,128 152 Cash and cash equivalents at the end of the period 4,860 2,937 CASH FLOW STATEMENT

(unaudited) The accounting policies and methods of computation are in compliance with IAS 34 ‘Interim Financial Reporting’ as issued by the International Accounting Standard Board (IASB) and as adopted by the EU; and except as set out below are consistent with the year ended 31 December 2016. The condensed interim financial statements are based on International Financial Reporting Standards (IFRS) as adopted by the EU and IFRS as issued by the IASB. With effect from 1 January 2017 we have implemented amendments to IAS 7 ‘Statement of Cash Flows’. The impact on the Group is not material. After making appropriate enquiries, the Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the half year financial statements. The condensed interim financial statements are shown at current exchange rates, while percentage year-on-year changes are shown at both current and constant exchange rates to facilitate comparison. The income statement on page 11, the statement of comprehensive income on page 11, the statement of changes in equity on page 12 and the cash flow statement on page 14 are translated at exchange rates current in each period. The balance sheet on page 13 is translated at period-end rates of exchange. The condensed interim financial statements attached do not constitute the full financial statements within the meaning of section 434 of the UK Companies Act 2006. The comparative figures for the financial year ended 31 December 2016 are not Unilever PLC’s statutory accounts for that financial year. Those accounts of Unilever for the year ended 31 December 2016 have been reported on by the Group’s auditor and delivered to the Registrar of Companies. The report of the auditor on these accounts was (i) unqualified, (ii) did not include a reference to any matters to which the auditor drew attention by way of emphasis without qualifying their report, and (iii) did not contain a statement under section 498 (2) or (3) of the UK Companies Act 2006. Change in reporting of performance measures Following our strategic review earlier this year, we announced that we would be accelerating savings programmes and being mor e active in the development of our portfolio, including exiting from our spreads business. This will mean spending significant funds on restructuring costs. In order to provide a clear picture of our performance against the objectives set out in the announcement of the outcome of the review, where relevant, our non-GAAP measures will now exclude restructuring costs as well as any other significant unusual items within net profit but not operating profit. Our non-GAAP measures have therefore changed from ‘core operating profit’, ‘core operating margin’, ‘core earnings per share’, ‘core effective tax rate’ and ‘constant core earnings per share’ to ‘underlying operating profit’, ‘underlying operating margin’, ‘underlying earnings per share’, ‘underlying effective tax rate’ and ‘constant underlying earnings per share’ respectively. Underlying operating profit and underlying operating margin exclude the impact of business disposals, acquisition and disposal-related costs, restructuring costs, impairments and other one-off items, which we collectively term non-underlying items. Underlying earnings per share, underlying effective tax rate and constant underlying earnings per share exclude post-tax impact of non-underlying items and post-tax impact of other significant unusual items within net profit but not operating profit. The definitions of underlying operating profit, underlying operating margin, underlying earnings per share, underlying effective tax rate and constant underlying earnings per share are provided on pages 8 and 9. Note 2 explains non-underlying items for the first half year 2017 and 2016. 15 1 ACCOUNTING INFORMATION AND POLICIES NOTES TO THE FINANCIAL STATEMENTS

(unaudited) In our income statement reporting we disclose the total value of non-underlying items that arise within operating profit. These are costs and revenues relating to business disposals, acquisition and disposal related costs, restructuring costs, impairments and other one-off items, which we collectively term non-underlying items, due to their nature and/or frequency of occurrence. (a) 2016 relates to foreign exchange losses arising from remeasurement of our Argentinian business at a rate of 14 pesos per US dollar. The following table shows the impact of non-underlying items on profit attributable to shareholders. 16 € million First Half 2017 2016 Net profit attributable to shareholders’ equity 3,110 2,512 Post tax impact of non-underlying items 96 300 Underlying profit attributable to shareholders’ equity 3,206 2,812 € million First Half 2017 2016 Acquisition and disposal related costs Gain/(loss) on disposal of group companies Restructuring costs Impairments and other one-off items(a) Non-underlying items before tax Tax impact of non-underlying items (69) 308 (318) - (43) (101) (258) (16) (79) (21) (418) 114 Non-underlying items after tax Attributable to: (100) (304) Non-controlling interests Shareholders’ equity (4) (96) (4) (300) 2 SIGNIFICANT ITEMS WITHIN THE INCOME STATEMENT NOTES TO THE FINANCIAL STATEMENTS

(unaudited) Turnover growth is made up of distinct individual growth components namely underlying sales, currency impact, acquisitions and disposals. Turnover growth is arrived at by multiplying these individual components on a compounded basis as there is a currency impact on each of the other components. Accordingly, turnover growth is more than just the sum of the individual components. Underlying operating profit represents our measure of segment profit or loss as it is the primary measure used for the purpose of making decisions about allocating resources and assessing performance of segments. Underlying operating margin is calculated as underlying operating profit divided by turnover. 17 First Half Personal Care Home Care Home Care and Personal Care Foods Refreshment Foods and Refreshment Total Turnover (€ million) 2016 2017 Change (%) Impact of: Exchange rates (%) Acquisitions (%) Disposals (%) Underlying sales growth (%) 9,822 10,481 6.7 2.5 1.6 (0.1) 2.6 4,950 5,398 9.1 3.0 2.9 (0.4) 3.3 14,772 15,879 7.5 2.7 2.0 (0.2) 2.8 6,169 6,297 2.1 1.6 - (0.2) 0.6 5,342 5,549 3.9 (1.1) - (1.0) 6.1 11,511 11,846 2.9 0.3 - (0.6) 3.1 26,283 27,725 5.5 1.7 1.1 (0.4) 3.0 Price (%) Volume (%) 2.6 - 2.5 0.8 2.6 0.3 2.4 (1.7) 4.9 1.2 3.5 (0.4) 3.0 - Operating profit (€ million) 2016 2017 Underlying operating profit (€ million) 2016 2017 Operating margin (%) 2016 2017 Underlying operating margin (%) 2016 2017 1,640 2,068 1,840 2,207 16.7 19.7 18.7 21.1 476 573 533 643 9.6 10.6 10.8 11.9 2,116 2,641 1,048 1,167 1,154 1,242 17.0 18.5 18.7 19.7 625 1,039 680 834 11.7 18.7 12.7 15.0 1,673 2,206 3,789 4,847 4,207 4,926 14.4 17.5 16.0 17.8 2,373 2,850 14.3 16.6 16.1 17.9 1,834 2,076 14.5 18.6 15.9 17.5 Second Quarter Personal Care Home Care Home Care and Personal Care Foods Refreshment Foods and Refreshment Total Turnover (€ million) 2016 2017 Change (%) Impact of: Exchange rates (%) Acquisitions (%) Disposals (%) Underlying sales growth (%) 5,027 5,340 6.3 2.0 2.0 (0.1) 2.2 2,501 2,688 7.5 2.3 3.0 (0.4) 2.5 7,528 8,028 6.7 2.1 2.3 (0.2) 2.3 3,073 3,148 2.4 1.2 0.1 - 1.2 3,134 3,230 3.0 (1.7) - (1.7) 6.7 6,207 6,378 2.8 (0.3) 0.0 (0.9) 3.9 13,735 14,406 4.9 1.0 1.3 (0.5) 3.0 Price (%) Volume (%) 2.5 (0.3) 2.4 0.1 2.5 (0.1) 2.5 (1.3) 4.8 1.8 3.7 0.2 3.0 - 3 SEGMENT INFORMATION - CATEGORIES NOTES TO THE FINANCIAL STATEMENTS

(unaudited) 18 First Half Asia / AMET / RUB The Americas Europe Total Turnover (€ million) 2016 2017 Change (%) Impact of: Exchange rate (%) Acquisitions (%) Disposals (%) Underlying sales growth (%) 11,281 12,085 7.1 1.2 0.5 (0.3) 5.5 8,278 9,077 9.7 5.0 2.7 (0.8) 2.5 6,724 6,563 (2.4) (1.9) 0.3 (0.0) (0.8) 26,283 27,725 5.5 1.7 1.1 (0.4) 3.0 Price (%) Volume (%) 4.8 0.8 3.1 (0.6) (0.1) (0.6) 3.0 - Operating profit (€ million) 2016 2017 Underlying operating profit (€ million) 2016 2017 Operating margin (%) 2016 2017 Underlying operating margin (%) 2016 2017 1,668 2,070 1,766 2,211 14.8 17.1 15.7 18.3 999 1,704 1,252 1,538 12.1 18.8 15.1 16.9 1,122 1,073 1,189 1,177 16.7 16.3 17.7 17.9 3,789 4,847 4,207 4,926 14.4 17.5 16.0 17.8 Second Quarter Asia / AMET / RUB The Americas Europe Total Turnover (€ million) 2016 2017 Change (%) Impact of: Exchange rates (%) Acquisitions (%) Disposals (%) Underlying sales growth (%) 5,817 6,163 5.9 0.9 1.0 (0.3) 4.3 4,302 4,707 9.4 3.3 3.4 (1.2) 3.7 3,616 3,536 (2.2) (1.7) (0.9) - 0.3 13,735 14,406 4.9 1.0 1.3 (0.5) 3.0 Price (%) Volume (%) 4.9 (0.6) 2.8 0.9 0.1 0.1 3.0 - 4 SEGMENT INFORMATION – GEOGRAPHICAL AREA NOTES TO THE FINANCIAL STATEMENTS

(unaudited) The effective tax rate for the first half was 28.9% compared to 26.0% in 2016. The tax rate is calculated by dividing the tax charge by pre-tax profit excluding the contribution of joint ventures and associates. Tax effects of components of other comprehensive income were as follows: (charge)/ tax tax The combined earnings per share calculations are based on the average number of share units representing the combined ordinary shares of NV and PLC in issue during the period, less the average number of shares held as treasury stock. In calculating diluted earnings per share and underlying earnings per share, a number of adjustments are made to the number of shares which principally includes the exercise of share options by employees. Earnings per share for total operations for the six months were calculated as follows: In calculating underlying earnings per share, net profit attributable to shareholders’ equity is adjusted to eliminate the post-tax impact of non-underlying items in operating profit and any other significant unusual items within net profit but not operating profit. During the period the following movements in shares have taken place: 19 Millions Number of shares at 31 December 2016 (net of treasury stock) 2,839.7 Shares repurchased under the share buyback programme (27.5) Net movement in shares under incentive schemes 0.3 Number of shares at 30 June 2017 2,812.5 Underlying EPS Underlying profit attributable to shareholders’ equity (see note 2) (€ million) Adjusted average number of combined share units (millions of units) Underlying EPS – diluted (€) 3,206 2,845.7 1.13 2,812 2,853.5 0.99 Combined EPS – Diluted Net profit attributable to shareholders’ equity (€ million) Adjusted average number of combined share units (millions of units) Combined EPS – diluted (€) 3,110 2,845.7 1.09 2,512 2,853.5 0.88 2017 2016 Combined EPS – Basic Net profit attributable to shareholders’ equity (€ million) Average number of combined share units (millions of units) Combined EPS – basic (€) 3,110 2,834.4 1.10 2,512 2,841.1 0.88 6 COMBINED EARNINGS PER SHARE € million First Half 2017 First Half 2016 Before Tax After tax(charge)/tax credit Before TaxAfter credit Fair value gains/(losses) on financial instruments Remeasurements of defined benefit pension plans Currency retranslation gains/(losses) 63 751 (723) (12) (110) 29 51 641 (694) (76) (1,814) (140) 58 458 - (18) (1,356) (140) Other comprehensive income 91 (93) (2) (2,030) 516 (1,514) 5 TAXATION NOTES TO THE FINANCIAL STATEMENTS

(unaudited) The Group completed the following business acquisitions and disposals in the first six months of 2017. The total consideration for acquisitions completed in the first half of 2017 was €304 million (first half of 2016: €40 million). On 6 April 2017 Unilever announced a share buyback programme of €5 billion in 2017. At 30 June 2017 the group has repurchased 27,537,570 ordinary shares as part of the programme for €1,368 million. Cash paid for the repurchase of shares was €1,071 million and €297 million is shown within current financial liabilities. These shares have not been cancelled and are recognised as treasury shares with the cost reported within other reserves. The Group is exposed to the risks of changes in fair value of its financial assets and liabilities. The following tables summarise the fair values and carrying amounts of financial instruments and the fair value calculations by category. 20 € million Fair value Carrying amount As at 30 June 2017 As at 31 December 2016 As at 30 June 2016 As at 30 June 2017 As at 31 December 2016 As at 30 June 2016 Financial assets Cash and cash equivalents Held-to-maturity investments Loans and receivables Available-for-sale financial assets Financial assets at fair value through profit and loss: Derivatives Other 5,016 152 304 655 293 106 3,382 142 398 509 91 132 3,119 138 344 544 130 124 5,016 152 304 655 293 106 3,382 142 398 509 91 132 3,119 138 344 544 130 124 Financial liabilities Preference shares Bank loans and overdrafts Bonds and other loans Finance lease creditors Derivatives Other financial liabilities 6,526 (125) (829) (19,031) (153) (253) - 4,654 (125) (1,147) (15,844) (165) (185) - 4,399 (129) (1,181) (15,475) (175) (144) (523) 6,526 (68) (825) (18,353) (134) (253) - 4,654 (68) (1,146) (15,053) (143) (185) - 4,399 (68) (1,179) (14,308) (149) (144) (523) (20,391) (17,466) (17,627) (19,633) (16,595) (16,371) 9 FINANCIAL INSTRUMENTS 8 SHARE BUYBACK PROGRAMME Deal completion dateAcquired/Disposed business 1 February 2017 Acquired Living Proof Inc., an innovative premium hair care business. 28 March 2017 Sold AdeS soy beverage business in Latin America to Coca Cola FEMSA and The Coca Cola Company. 1 May 2017 Acquired Sir Kensington, a premium condiments business. 7 ACQUISITIONS AND DISPOSALS NOTES TO THE FINANCIAL STATEMENTS

(unaudited) (a) Includes €83 million (December 2016: €135 million) derivatives, reported within trade receivables, that hedge trading activities. (b) Includes €(139) million (December 2016: €(146) million) derivatives, reported within trade payables, that hedge trading activities. There were no significant changes in classification of fair value of financial assets and financial liabilities since 31 December 2016. There were also no significant movements between the fair value hierarchy classifications since 31 December 2016. The fair value of trade receivables and payables is considered to be equal to the carrying amount of these items due to their short-term nature. The instruments that have a fair value that is different from the carrying amount are classified as Level 2. Calculation of fair values The fair values of the financial assets and liabilities are defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Methods and assumptions used to estimate the fair values are consistent with those used in the year ended 31 December 2016. The Boards have determined to pay a quarterly interim dividend for Q2 2017 at the following rates which are equivalent in value between the two companies at the rate of exchange applied under the terms of the Equalisation Agreement: Per Unilever N.V. ordinary share: Per Unilever PLC ordinary share: Per Unilever N.V. New York share: Per Unilever PLC American Depositary Receipt: € 0.3585 £ 0.3183 US$ 0.4140 US$ 0.4140 The quarterly interim dividends have been determined in euros and converted into equivalent sterling and US dollar amounts using exchange rates issued by WM/Reuters on 18 July 2017. US dollar cheques for the quarterly interim dividend will be mailed on 6 September 2017 to holders of record at the close of business on 4 August 2017. In the case of the NV New York shares, Netherlands withholding tax will be deducted. The quarterly dividend calendar for the remainder of 2017 will be as follows: There were no material post balance sheet events other than those mentioned elsewhere in this report. 21 11 EVENTS AFTER THE BALANCE SHEET DATE Announcement Date NV NY and PLC ADR ex-Dividend Date NV and PLC ex-Dividend Date Record Date Payment Date Quarterly dividend – for Q2 2017 Quarterly dividend – for Q3 2017 20 July 2017 19 October 2017 2 August 2017 1 November 2017 3 August 2017 2 November 2017 4 August 2017 3 November 2017 6 September 2017 13 December 2017 10 DIVIDENDS € million Level 1 Level 2 Level 3 Level 1 Level 2 Level 3 Level 1 Level 2 Level 3 As at 30 June 2017 As at 31 December 2016 As at 30 June 2016 Assets at fair value Other cash equivalents Available-for-sale financial assets Financial assets at fair value through profit or loss: Derivatives(a) Other Liabilities at fair value Derivatives(b) Contingent Consideration - 277 - - - - 724 8 376 104 (392) - - 370 - 2 - (413) - 138 - - - - 90 98 226 131 (331) - - 273 - 1 - (380) - 93 - - - - 211 1 349 121 (394) - - 450 - 3 - (102) 9 FINANCIAL INSTRUMENTS (continued) NOTES TO THE FINANCIAL STATEMENTS

The Directors declare that, to the best of their knowledge: this condensed set of interim financial statements, which have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’, as issued by the International Accounting Standard Board and endorsed and adopted by the EU gives a true and fair view of the assets, liabilities, financial position and profit or loss of Unilever; and the interim management report gives a fair review of the information required pursuant to regulations 4.2.7 and 4.2.8 of the Disclosure and Transparency Rules (DTR) issued by the UK Financial Conduct Authority and section 5:25d (8)/(9) of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). Unilever’s Directors are listed in the Annual Report and Accounts for 2016, with the exception of Professor Louise Fresco who retired as a Non-Executive Director following the Unilever N.V. and Unilever PLC 2017 AGMs. Details of all current Directors are available on our website at www.unilever.com. By order of the Board Paul Polman Chief Executive Officer Graeme Pitkethly Chief Financial Officer 20 July 2017 22 DIRECTORS’ RESPONSIBILITY STATEMENT

Schedule 5                                                     Independent auditor’s review report in respect of the unaudited condensed consolidated interim financial information for the first half of the financial year 2017

Review report

To: the Board of Directors of Unilever N.V.

Introduction

The Unilever Group consists of Unilever PLC, Unilever N.V, and the entities they controlled during the period under review. We have reviewed the accompanying condensed consolidated interim financial information as at 30 June 2017 of Unilever Group, which comprises the condensed consolidated balance sheet as at 30 June 2017, the condensed consolidated statements of income, comprehensive income, changes in equity, and cash flows for six-month period ended 30 June 2017, and the notes. The Board of Directors of the Company is responsible for the preparation and presentation of this condensed consolidated interim financial information in accordance with IAS 34 ‘Interim Financial Reporting’ as adopted by the European Union. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope

We conducted our review in accordance with Dutch law including standard 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with auditing standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying condensed consolidated interim financial information as at 30 June 2017 is not prepared, in all material respects, in accordance with IAS 34 ‘Interim Financial Reporting’ as adopted by the European Union.

Amstelveen, 22 August 2017
KPMG Accountants N.V.

/s/ E.J.L. van Leeuwen RA
E.J.L. van Leeuwen RA

KPMG Accountants N.V., registered with the trade register in the Netherlands under number 33263683, is a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (‘KPMG International’), a Swiss entity.